UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MetLife, Inc.

(Name of Registrant as Specified In Its Charter)

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Notice of 2017 Annual Meeting and Proxy Statement

MetLife

Navigating life together

MetLife, Inc.

200 Park Avenue, New York, NY 10166

April 27, 2017

Dear Shareholder:

You are invited to attend MetLife, Inc.’s 2017 annual meeting of shareholders, which will be held on Tuesday, June 13, 2017 beginning at 2:30 p.m., Eastern Time, at 200 Park Avenue, New York, New York.

At the meeting you will vote on a number of important matters described in the attached Proxy Statement. You will also act on such other matters as may properly come before the meeting.

The vote of every shareholder is important. You can ensure that your shares will be represented and voted at the meeting by voting online or by telephone or by signing and returning a proxy card. Detailed instructions on how to vote on the Internet or by telephone may be found in the attached Proxy Statement on page 1. If you received printed proxy materials and choose to vote by mail, you may use the postage-paid, pre-addressed envelope provided with the materials.

Sincerely yours,

Steven A. Kandarian

Chairman of the Board,

President and Chief Executive Officer

MetLife, Inc.

200 Park Avenue, New York, NY 10166

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2017 annual meeting of the shareholders of MetLife, Inc. will be held at 200 Park Avenue, New York, New York on Tuesday, June 13, 2017 at 2:30 p.m., Eastern Time. At the meeting, shareholders will consider and vote on the following matters:

1.	the election of 11 Directors, each for a one-year term;
2.	the ratification of the appointment of Deloitte & Touche LLP as MetLife, Inc.’s independent auditor for 2017;
3.	an advisory (non-binding) vote to approve the compensation paid to MetLife, Inc.’s Named Executive Officers;
4.	an advisory (non-binding) vote on the frequency of future advisory votes to approve the compensation paid to the MetLife, Inc.’s Named Executive Officers;
5.	a shareholder proposal to reduce the ownership required for shareholders to call a special meeting; and
6.	such other matters as may properly come before the meeting.

Information about the matters to be acted upon at the meeting is contained in the accompanying Proxy Statement.

Shareholders of record of MetLife, Inc. common stock at the close of business on April 14, 2017 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Timothy J. Ring

Senior Vice President and Secretary

New York, New York

April 27, 2017

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on June 13, 2017

The accompanying Proxy Statement, the MetLife, Inc. 2016 Annual Report to Shareholders, the Chairman’s Letter, and directions to the location of the 2017 annual meeting of shareholders are available at http://investor.metlife.com by selecting the appropriate link under “Related Links.”

PROXY STATEMENT

This Proxy Statement contains information about the 2017 annual meeting of shareholders (Annual Meeting) of MetLife, Inc. (MetLife or the Company). We are providing proxy materials to solicit proxies on behalf of the MetLife Board of Directors. We are sending certain of our shareholders a Notice of Internet Availability of Proxy Materials (Notice) on or about April 27, 2017. The Notice includes instructions on how to access our Proxy Statement, 2016 Annual Report to Shareholders, and Chairman’s Letter online. Shareholders who have previously requested a printed or electronic copy of the proxy materials will continue to receive such a copy of the proxy materials, which will be sent on or about April 27, 2017. Please see “Accessing your proxy materials” on page 100 for additional information.

Cover image:

MetLife’s principal executive

offices, 200 Park Avenue in

New York City.

2017 Proxy Statement	i

A NOTE ABOUT NON-GAAP MEASURES

In this Proxy Statement, MetLife presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). Non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

($ in millions, except per Share data and as otherwise indicated)	2016	2015	2014	2013	2012

Net income (loss) available to MetLife, Inc.’s common shareholders	$697	$5,152	$6,187	$3,246	$1,202
Net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share	$0.63	$4.57
Asia – Operating earnings available to common shareholders	$1,242	$1,380
Premiums, fees and other revenues	$50,118	$50,035
Return on MetLife, Inc.’s common stockholder equity	1.0%	7.5%
Book value per common share	$59.56	$60.00
MetLife, Inc.’s stockholders’ equity	$67,309	$67,949
MetLife, Inc.’s net cash provided by (used in) operating activities ($ in billions)	$3.7	$1.6	$2.6	$1.9	$2.6

For more information, see Appendix B – Non-GAAP and Other Financial Disclosures.

2017 Proxy Statement	ii

Proxy Summary

PROXY SUMMARY

This summary provides highlights of information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

Voting Your Shares

Record date	April 14, 2017

Voting	Shareholders as of the record date are entitled to vote. Each share of MetLife common stock (a Share) is entitled to one vote for each Director nominee and one vote for each of the other proposals.

Your vote is important. Shareholders of record may vote their Shares in person at the Annual Meeting or by using any of the following methods. Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions received from such nominee. Participants in retirement and savings plans should refer to voting instructions on pages 100-01.

Internet	Telephone	Mail
www.investorvote.com/MET no later than 11:59 p.m. Eastern Time, June 12, 2017.	1-800-652-8683 until 11:59 p.m., Eastern Time, June 12, 2017.	Complete, sign and return your proxy card by mail (if you received printed copies of the proxy materials) so that it is received by MetLife c/o Computershare prior to the Annual Meeting.

Proposals for Your Vote

Proposal	Directors’ Recommendation	Vote Required	Page Reference

Proposal 1 Election of 11 Directors to one-year terms	FOR each nominee	Majority of Shares voted	11
Proposal 2 Ratification of appointment of Deloitte & Touche LLP as MetLife’s independent auditor for 2017	FOR	Majority of Shares voted	35
Proposal 3 Advisory vote to approve compensation paid to the Company’s Named Executive Officers	FOR	Majority of Shares voted	39
Proposal 4 Advisory Vote on the frequency of future advisory votes to approve the compensation paid to the Company’s Named Executive Officers	ONE YEAR	Plurality of Shares voted	95
Proposal 5 Shareholder proposal to reduce the ownership required for shareholders to call a special meeting	AGAINST	Majority of Shares voted	106

2017 Proxy Statement	1

Proxy Summary

Company Strategy and Initiatives

The Company has taken, and continues to take, numerous actions to maximize shareholder value. MetLife is transforming itself to drive superior shareholder returns in a range of economic conditions.

Free Cash Flow as a Percentage of Operating Earnings

1	The 2015 Free Cash Flow as a Percentage of Operating Earnings, has been adjusted to exclude a non-cash charge of $792 million, net of income tax, related to an uncertain tax position. Unadjusted, the Free Cash Flow as a Percentage of Operating Earnings would be approximately 73%.
2	The 2016 Free Cash Flow as a Percentage of Operating Earnings, has been adjusted to exclude $2.3 billion, net of income tax, of items related to the anticipated separation of Brighthouse Financial (the Separation), which reduced the holding companies’ liquid assets as well as MetLife Free Cash Flow. These Separation-related items consisted of Separation-related outflows comprised of an incremental capital contribution to Brighthouse Life Insurance Company (formerly MetLife Insurance Company USA) (Brighthouse Insurance), capital contributions to intended Brighthouse Financial subsidiaries and Separation-related costs, forgone subsidiary dividends from Brighthouse Insurance and forgone incremental debt at MetLife, net of Separation-related inflows comprised of incremental subsidiary dividends from New England Life Insurance Company and Brighthouse Insurance. In addition, the 2016 Free Cash Flow as a Percentage of Operating Earnings also excludes total Notable Items (as defined below), primarily related to the actuarial assumption review and other insurance adjustments, of $1.0 billion, net of income tax, and Separation-related costs of $15 million, net of income tax, both of which negatively impacted Operating Earnings. Unadjusted, the Free Cash Flow as a Percentage of Operating Earnings would be 48%.

Notable Items are identified in the Company’s Quarterly Financial Supplements as: “(1) variable investment income, as compared to Business Plan; (2) catastrophe experience and prior year development, net; (3) actuarial assumption review and other insurance adjustments; (4) litigation reserves & settlement costs; (5) tax adjustments; and (6) expense initiative costs.” Notable Items reflect the unexpected impact of events that affect the Company’s results, but that were unknown and that the Company could not anticipate when it devised its Business Plan. Notable Items include the unexpected impact of events such as a high or low effect of catastrophes, certain beneficial or detrimental tax items, certain litigation, high or low returns on alternative asset investment portfolios, and charges or benefits for actuarial assumptions and other insurance adjustments that the Company could not recognize until sufficient and credible data were available. Notable Items can affect Company results either positively or negatively. The Company reports Notable Items quarterly so investors have a better understanding of Company results and can evaluate and forecast that performance.

2017 Proxy Statement	2

Proxy Summary

Refreshed Enterprise Strategy

Optimize value and risk
–	Focus on in-force and new business opportunities using Accelerating Value analysis
–	Optimize cash and value
–	Balance risk across MetLife

Drive operational excellence
–	Become a more efficient, high performance organization
–	Focus on the customer with a disciplined approach to unit cost improvement

Deliver the right solutions for the right customers
–	Use customer insights to deliver differentiated value propositions - products, services and experiences to win the right customers and earn their loyalty

Strengthen distribution advantage
–	Transform our distribution channels to drive productivity and efficiency through digital enablement, improved customer persistency and deeper customer relationships

“One MetLife,” “Simplify,” and “Digital” are the key enablers of our strategy

2017 Proxy Statement	3

Proxy Summary

Anticipated Separation of Brighthouse Financial, which MetLife expects to:

•	allow MetLife to operate with greater focus

•	increase MetLife’s predictability of distributable cash flows, and reduce its balance sheet and income statement volatility, by lowering exposure to market-sensitive products

•	move MetLife’s mix of U.S. business towards shorter-tail liabilities

•	diversify MetLife’s Operating Earnings across multiple markets

•	contribute to improved operating return on equity, after the costs of the Separation are eliminated

•	reduce MetLife’s cost of capital

•	maintain common dividend despite the Separation

Resumption of Share Repurchases, which:

•	reaffirmed MetLife’s philosophy that excess capital belongs to shareholders

•	is facilitated by a new $3 billion authorization in November 2016, which is MetLife’s largest ever buyback authorization

•	shows, together with a common stock dividend that has grown by a 16% compound annual growth rate over the past 3 years, that MetLife’s strategy of generating higher, sustainable Free Cash Flow is gaining momentum

$800 Million Net Savings by 2020

MetLife intends:

•	to invest $1 billion by 2020 to generate $800 million in pre-tax annual run rate savings, net of stranded overhead

•	to reduce overall costs to meet this goal and eliminate the estimated $250 million of stranded overhead

•	to benchmark its unit cost improvement; if peers improve expense ratios, savings targets move higher

2017 Proxy Statement	4

Proxy Summary

Executive Pay for Performance

The Company maintained its pay for performance practices in 2016. Most of the Named Executive Officers’ Total Compensation for 2016 performance was variable and depended on performance. In addition, the Compensation Committee allocated a greater portion of variable compensation to stock-based long-term incentives than to annual cash incentives. These long-term incentives align executive and shareholder interests and encourage future contributions to performance. Ultimately, the value of long-term incentives depends on future Company performance and stock price performance.

Chief Executive Officer Compensation

for 2016 Performance

Other Named Executive Officers’

Compensation for 2016 Performance as a Whole

For more information, see the Compensation Discussion and Analysis beginning on page 41.

2017 Proxy Statement	5

Proxy Summary

Track Record of Best Practices in Corporate Governance

The Company has a proven track record of best practices in corporate governance.

Independent Lead Director	✓
Independent Board Committees	✓
World-Class, Experienced Board	✓
Annually Elected Directors	✓
Independent Directors Meet Regularly in Executive Session Without Management	✓
Comprehensive Annual Board and Committee Assessment Process	✓
Majority Vote Standard	✓
No “Poison Pill”	✓
Publicly Disclosed Political Contributions	✓
Share Ownership Requirements for Executives and Directors	✓
Policy Prohibiting Hedging or Pledging Company Securities	✓
Performance-Based Compensation Recoupment Policy	✓
Shareholder Proxy Access	✓
Shareholder Right to Call Special Meeting	✓

Board Oversight of Risk Management

The Company’s Board of Directors has active and robust practices in oversight of risk management:

•	Finance and Risk Committee oversees assessment, management, and mitigation of material risks, as well as capital and liquidity management practices.

•	Other committees also have significant risk management oversight:

✓	Audit: legal and regulatory compliance and internal controls;

✓	Governance and Corporate Responsibility: ethics, compliance programs and sales practices;

✓	Investment: investment portfolio risks; and

✓	Compensation: compensation plan risks, e.g. avoiding incentives to take excessive risk.

2017 Proxy Statement	6

Proxy Summary

Say-on-Pay Vote Results

Shareholder feedback, including the outcome of say-on-pay vote results, continues to inform compensation decisions.

2017 Proxy Statement	7

Proxy Summary

Director Nominees

The Company has nominated highly-qualified, independent leaders to continue to serve on its Board of Directors.

Board Independence	• Independent Lead Director • 10 of 11 Directors are independent • All Board committees composed entirely of Independent Directors (except Executive Committee)

Leadership Experience

•  Directors include current or former chief executive officers, chief operating officers, chief financial officers, presidents, and directors of other world-class public companies, including AIG, American Express, Campbell Soup Company, Gillette, Kellogg, NYSE, Pfizer, and Visa

•  All Independent Directors have served on other public company boards

Financial Services and Investment Experience	• Board comprised of Directors with current and former leadership positions at leading financial institutions, including AIG, American Express, Carlyle Group, Citigroup, and Visa

Ongoing Board Refreshment and Diversity

•  Three new Directors since 2014

•  Directors come from various industries and bring diverse experience

•  Three of 11 Directors, including the current Lead Director who is also Chair of the Governance and Corporate Responsibility Committee, are women

2017 Proxy Statement	8

Proxy Summary

The following table provides summary information about each Director nominee. The designations below will be effective June 13, 2017 immediately following the Annual Meeting, provided that each Director is re-elected. Notes describe any differences from current designations.

Committee Membership
Nominee	Experience and Qualifications Highlights	Independent	Audit	Compensation	Executive	Finance and Risk	Governance and Corporate Responsibility	Investment

Cheryl W. Grisé(1) Former Executive Vice President, Northeast Utilities	- Corporate Governance - Executive Leadership - Global Business Experience - Business Operations	Û	Û	Û	Û		CHAIR

Carlos M. Gutierrez Co-Chair, The Albright Stonebridge Group	- Executive Leadership - Global Business Experience - Business Operations - Government Service - Public Policy - Civic Leadership	Û					Û	Û

David L. Herzog(2) Former Chief Financial Officer and Executive Vice President, American International Group	- Executive Leadership - Insurance Expertise - Risk Management - Accounting/Auditing	Û	CHAIR	Û	Û	Û

R. Glenn Hubbard, Ph.D.(3) Lead Director Dean and Russell L. Carson Professor of Economics and Finance, Graduate School of Business, Columbia University	- Public Policy - Academic Experience - Investments - Civic Leadership - Executive Leadership	Û			Û		Û	Û

Steven A. Kandarian Chairman of the Board, President and Chief Executive Officer, MetLife, Inc.	- Knowledge of MetLife’s Business and Operations - Executive Leadership - Global Business Experience - Business Operations				CHAIR

Alfred F. Kelly, Jr.(4) Chief Executive Officer, Visa Inc.	- Executive Leadership - Global Business Experience - Business Operations	Û	Û			Û

Edward J. Kelly, III(5) Former Chairman, Institutional Clients Group, Citigroup Inc.	- Executive Leadership - Global Business Experience - Financial Expertise - Business Operations	Û	Û	Û	Û	CHAIR

2017 Proxy Statement	9

Proxy Summary

Committee Membership
Nominee	Experience and Qualifications Highlights	Independent	Audit	Compensation	Executive	Finance and Risk	Governance and Corporate Responsibility	Investment

William E. Kennard(6) Former U.S. Ambassador to the European Union	- Government Service - Public Policy - Global Business Experience - Business Operations - Investments - Corporate Governance	Û			Û	Û		CHAIR
James M. Kilts Founding Partner, Centerview Capital	- Executive Leadership - Global Business Experience - Business Operations - Investments	Û		CHAIR	Û		Û	Û
Catherine R. Kinney Former President and Co-Chief Operating Officer, New York Stock Exchange, Inc.	- Corporate Governance - Executive Leadership - Global Business Experience - Business Operations	Û	Û			Û
Denise M. Morrison President and Chief Executive Officer, Campbell Soup Company	- Executive Leadership - Global Business Experience - Business Operations - Civic Leadership	Û		Û			Û

1	Ms. Grisé currently serves as the Lead Director. Consistent with the Company’s commitment to Board leadership refreshment, she will be succeeded by Dr. Hubbard effective June 13, 2017.

2	Mr. Herzog currently serves on the Audit Committee and the Finance and Risk Committee. The Board of Directors designated Mr. Herzog the Chair of the Audit Committee effective June 13, 2017 to succeed Mr. Sicchitano, who will retire from the Board as of the Annual Meeting. Mr. Herzog will also serve on the Compensation Committee and the Executive Committee effective June 13, 2017.

3	Dr. Hubbard currently serves on the Executive Committee and the Finance and Risk Committee and as the Chair of the Investment Committee. The Independent Directors elected Dr. Hubbard to serve as the Lead Director effective June 13, 2017 to succeed Ms. Grisé. Dr. Hubbard will also serve on the Governance and Corporate Responsibility Committee, remain a member of the Investment Committee and the Executive Committee, and leave the Finance and Risk Committee, effective June 13, 2017.

4	Mr. Alfred F. Kelly currently serves on the Executive Committee, but will no longer do so effective June 13, 2017.

5	Mr. Edward J. Kelly, III currently serves on the Audit Committee and the Compensation Committee and as the Chair of the Finance and Risk Committee. Mr. Kelly will also serve on the Executive Committee effective June 13, 2017.

6	Mr. Kennard currently serves on the Finance and Risk Committee and the Investment Committee. The Board of Directors designated Mr. Kennard as the Chair of the Investment Committee effective June 13, 2017 to succeed Dr. Hubbard. Mr. Kennard will also serve on the Executive Committee effective June 13, 2017.

2017 Proxy Statement	10

PROPOSAL 1 — Election of Directors for a One-Year  Term Ending at the 2018 Annual Meeting of Shareholders

PROPOSAL 1 — ELECTION OF DIRECTORS FOR A ONE-YEAR TERM ENDING AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors recommends that you vote FOR the election of each of the Director nominees.

Director Nominees

The Company’s success and long-term value depend on the judgment, initiative, and efforts of its Directors. As a Board, these individuals oversee MetLife’s business policies and strategies. They also oversee the Chief Executive Officer and the other most senior executives of the Company (Executive Officers or Executive Group) in their management of the Company’s business.

The Board of Directors currently has 13 members. Two current members, Kenton J. Sicchitano and Lulu C. Wang, will retire from the Board as of the Annual Meeting.

Each of the Director nominees is currently serving as a Director of MetLife and has agreed to continue to serve if elected. The Board of Directors has no reason to believe that any nominee would be unable to serve if elected; however, if for any reason a nominee should become unable to serve at or before the Annual Meeting, the Board could reduce the size of the Board or nominate a replacement candidate for election. If you granted a proxy to vote your Shares, the individuals who have your proxy could use their discretion to vote for a replacement candidate nominated by the Board. The proxies will not have authority to vote for a greater number of nominees than the number of nominees named on the proxy card, and will accordingly not have authority to fill the vacancies resulting from the retirement of Mr. Sicchitano and Ms. Wang.

Each of the Director nominees is also currently serving as a director of Metropolitan Life Insurance Company (MLIC), a direct, wholly-owned subsidiary of MetLife with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the Exchange Act), in connection with the issuance of certain insurance products. The common stock of MLIC is not publicly traded.

2017 Proxy Statement	11

Director Nominees

Cheryl W. Grisé

age 64, Former Executive Vice President, Northeast Utilities

Current Lead Director

Director since 2004

Ms. Grisé’s experience as the chief executive officer of a major enterprise subject to complex regulations has provided her with a substantive understanding of the challenges of managing a highly regulated company such as MetLife. With her executive experience and her experience as a general counsel and corporate secretary, Ms. Grisé brings a unique perspective on the Board’s responsibility for overseeing the management of a regulated enterprise and with respect to the effective functioning of the Company’s corporate governance structures. Consistent with the Company’s commitment to Board leadership refreshment, she will be succeeded by Dr. Hubbard as the Lead Director effective June 13, 2017, provided that he is re-elected at the Annual Meeting.

Professional Highlights:

•	Northeast Utilities, a public utility holding company engaged in the distribution of electricity and natural gas (1980 – 2007)
–	Executive Vice President (December 2005 – July 2007)
–	Chief Executive Officer of principal operating subsidiaries (September 2002 – January 2007)
–	President, Utility Group, Northeast Utilities Service Company (May 2001 – January 2007)
–	President, Utility Group (May 2001 – December 2005)
–	Senior Vice President, Secretary and General Counsel (1998 – 2001)

Other Professional and Leadership Experience:

•	Trustee Emeritus, University of Connecticut Foundation
•	Senior Fellow, American Leadership Forum
•	Other public company directorships: PulteGroup, Inc.; ICF International
•	Prior public company directorships (past five years): Pall Corporation

Education:

•	B.A., University of North Carolina at Chapel Hill
•	J.D., Thomas Jefferson School of Law
•	Executive Management Program, Yale University School of Organization and Management

2017 Proxy Statement	12

Director Nominees

Carlos M. Gutierrez

age 63, Co-Chair, The Albright Stonebridge Group

Director since 2013

As Chairman and Chief Executive Officer of Kellogg, Secretary Gutierrez gained deep insight into the complex challenges of guiding a large enterprise in a competitive global economy. As Secretary of Commerce, he worked with government and business leaders to promote America’s economic interests. Secretary Gutierrez’s unique mix of experience gives him a valuable perspective and ability to oversee management’s efforts to grow and develop MetLife’s global business and its interactions with domestic and foreign governments and regulators.

Professional Highlights:

•	The Albright Stonebridge Group, a consulting firm (April 2013 – Present)
–	Co-Chair (February 2014 – Present)
–	Vice Chair (April 2013 – February 2014)
•	Vice Chairman, Institutional Client Group, Citigroup Inc., a financial services corporation (January 2011 – February 2013)
•	Chairman and Founding Consultant of Global Political Strategies, a division of APCO Worldwide, Inc., a consulting firm (2010 – 2011)
•	Secretary of Commerce of the United States (February 2005 –January 2009)
•	Kellogg Company, a manufacturer of packaged food products (1975 – 2005)
–	Chairman and Chief Executive Officer (2003 – 2005)
–	Chairman, President and Chief Executive Officer (2000 – 2003)
–	President and Chief Executive Officer (1999 – 2000)
–	President and Chief Operating Officer (1998 – 1999)

Other Professional and Leadership Experience:

•	Chairman, U.S.-Cuba Business Council
•	Member, Board of Directors, U.S.-Mexico Foundation
•	Chairman, Board of Trustees, Meridian International Center
•	Co-founder, TheDream.US
•	Member, Board of Directors, Viridis Learning, Inc.
•	Other public company directorships: Occidental Petroleum Corporation; Time Warner, Inc.

Education:

•	Instituto Tecnologico y de Estudios Superiores de Monterrey, Business Administration Studies

2017 Proxy Statement	13

Director Nominees

David L. Herzog

age 57, Former Chief Financial Officer and Executive Vice President of American International Group

Director since 2016

Mr. Herzog brings more than three decades of life insurance and financial services expertise to MetLife. His experience as the chief financial officer of a global insurance company uniquely positions him to enhance shareholder value by leveraging his financial and risk management expertise, executive leadership experience, and deep understanding of the insurance business. These qualities and his broad knowledge of and experience in accounting are valuable to the Board’s oversight of the management of MetLife, a global insurance and financial services firm.

Professional Highlights:

•	American International Group (AIG), an insurance company (2000 – 2016)
–	Chief Financial Officer and Executive Vice President (October 2008 – April 2016)
–	Senior Vice President and Comptroller (June 2005 – October 2008)
–	Chief Financial Officer for worldwide life insurance operations (April 2004 – June 2005)
–	Vice President, Life Insurance (2003 – 2004)
–	Various senior officer positions, including Chief Financial Officer and Chief Operating Officer of American General Life following its acquisition by AIG
•	Various executive positions, GenAmerica Corporation (1991 – 2000), including:
–	Chief Financial Officer (1999 – 2000)
–	President, GenAm Shared Services (1998 – 1999)
•	Controller, Family Guardian Life Insurance Company (1987 – 1991)
•	Coopers & Lybrand, a predecessor firm of PricewaterhouseCoopers LLP (1982 – 1987)

Other Professional and Leadership Experience:

•	Member of numerous professional and civic organizations, including:
–	Investment Advisory Committee, University of Missouri
–	Strategic Development Board, University of Missouri Business School
•	Former member of Federal Advisory Committee on Insurance
•	Other public company directorships: Ambac Financial Group, Inc.; DXC Technology Company
•	Prior public company directorships (past five years): AerCap Holdings N.V.

Education:

•	B.S., University of Missouri-Columbia
•	M.B.A., University of Chicago Booth School of Business

2017 Proxy Statement	14

Director Nominees

R. Glenn Hubbard, Ph.D.

age 58, Dean and Russell L. Carson Professor of Economics and Finance, Graduate School of Business, Columbia University

Lead Director Designee

Director since 2007

As an economic policy advisor to the highest levels of government and financial regulatory bodies, Dr. Hubbard has an unparalleled understanding of global economic conditions and emergent regulations and economic policies. This expertise contributes to the Board’s understanding of how shifting economic conditions and developing regulations and economic policies may impact MetLife’s investments, businesses, and operations worldwide. Dr. Hubbard will serve as the Lead Director effective June 13, 2017, provided that he is re-elected at the Annual Meeting.

Professional Highlights:

•	Columbia University
–	Dean, Graduate School of Business (2004 – Present)
–	Russell L. Carson Professor of Economics and Finance, Graduate School of Business (1994 – Present)
–	Professor of Economics, Faculty of Arts and Sciences (1997 – Present)
•	Co-Chair, Committee on Capital Markets Regulation, an independent nonprofit research organization (2006 – Present)
•	Chairman, President’s Council of Economic Advisers, an agency within the Executive Office of the President of the United States (2001 – 2003)
•	Chairman of the Economic Policy Committee, Organization for Economic Cooperation and Development, an international economic and trade organization (2001 – 2003)
•	Deputy Assistant Secretary for Tax Policy, United States Department of the Treasury (1991 – 1993)

Other Professional and Leadership Experience:

•	Member of numerous professional and civic organizations, including:
–	Economic Advisory Panel, Federal Reserve Bank of New York
–	Council on Foreign Relations
–	Advisory Board of the National Center on Addiction and Substance Abuse
•	Other public company directorships: Automatic Data Processing, Inc.; BlackRock Closed-End Funds
•	Prior public company directorships (past five years): KKR Financial Holdings LLC

Education:

•	B.A. and B.S., University of Central Florida
•	Ph.D. and A.M., Harvard University

2017 Proxy Statement	15

Director Nominees

Steven A. Kandarian

age 65, Chairman of the Board, President and Chief Executive Officer, MetLife, Inc.

Director since 2011

Mr. Kandarian’s leadership and financial acumen, as well as his experience with the Company, including as President and Chief Executive Officer and his earlier responsibilities for Investments, Global Brand and Marketing Services, and enterprise-wide corporate strategy, have provided him with a deep understanding of the Company’s businesses and global operations and the Company’s strategic direction and leadership selection.

Professional Highlights:

•	MetLife, Inc.
–	Chairman of the Board (January 2012 – Present)
–	President and Chief Executive Officer (May 2011 – Present)
–	Executive Vice President and Chief Investment Officer (April 2005 – April 2011)
•	Executive Director, Pension Benefit Guaranty Corporation, a United States government agency (2001 – 2004)
•	Founder and Managing Partner, Orion Partners, LP, a private equity firm (1993 – 2001)
•	Founder and President, Eagle Capital Holdings, where Mr. Kandarian formed a private merchant bank to sponsor equity investments in small and mid-sized businesses (1990 – 1993)
•	Managing Director, Lee Capital Holdings, a private equity firm (1984 – 1990)
•	Mr. Kandarian began his career at Rotan Mosle, Inc., an investment bank

Other Professional and Leadership Experience:

•	Member of:
–	Board of Directors, Damon Runyon Cancer Research Foundation
–	Board of Directors, Lincoln Center for the Performing Arts
–	Board of Directors, Partnership for New York City
–	Business Council
–	Business Roundtable
•	Chair, Insurance Regulatory Committee of the Institute of International Finance (IIF)

Education:

•	B.A., Clark University
•	J.D., Georgetown University Law Center
•	M.B.A., Harvard Business School

2017 Proxy Statement	16

Director Nominees

Alfred F. Kelly, Jr.

age 58, Chief Executive Officer, Visa Inc.

Director since 2009

Through his roles as a senior executive of a global financial services business and a global payments technology company, and as the head of information systems of the White House, Mr. Kelly brings significant experience in risk management and mitigation, marketing, information technology and data management, as well as a sophisticated understanding of the considerations of shareholder value creation. These experiences and expertise are important to the Board’s oversight of the Company’s design and approach to risk management.

Professional Highlights:

•	Chief Executive Officer, Visa Inc., a global payments technology company (December 2016 – Present)
•	President and Chief Executive Officer, Intersection, a digital technology and media company (March 2016 – October 2016)
•	Management Advisor, TowerBrook Capital Partners L.P., an investment management firm (April 2015 – February 2016)
•	Chairman, 2015 Papal Visit to New York City (January 2015 – November 2015)
•	Chairman of the Board, President and Chief Executive Officer, NY/NJ Super Bowl Host Company, a nonprofit fundraising and planning organization (April 2011 – August 2014)
•	American Express Company, a financial services corporation
–	President (July 2007 – April 2010), responsible for global consumer businesses, including consumer and small business cards, customer service, global banking, prepaid products, consumer travel, and risk and information management
–	Group President (2005 – 2007), responsible for several key businesses, including U.S. consumer and small business cards, U.S. customer service, and risk management
•	Head of Information Systems, White House (1985 – 1987), with oversight of the information processing functions for several government agencies that comprise the Executive Office of the President

Other Professional and Leadership Experience:

•	Vice Chairman, Wall Street Charity Golf Classic (benefits the Cystic Fibrosis Foundation)
•	Member, Boards of Trustees, of:
–	New York-Presbyterian Hospital (Chair of Audit and Compliance Committee, Member of Executive Committee)
–	St. Joseph’s Seminary and College
–	New York Catholic Foundation
–	Boston College
•	Other public company directorships: Visa Inc.
•	Prior public company directorships (past five years): Affinion Group Holdings, Inc. and its wholly-owned subsidiary, Affinion Group, Inc.

Education:

•	B.A. and M.B.A., Iona College

2017 Proxy Statement	17

Director Nominees

Edward J. Kelly, III

age 63, Former Chairman, Institutional Clients Group, Citigroup Inc.

Director since 2015

Mr. Kelly’s extensive leadership experience as an executive in the financial services industry further strengthens the Board’s strong qualifications to oversee the execution of MetLife’s strategies in complex legal and regulatory environments. His experience includes key roles in building a client-centric model and managing the global operations of a major financial institution. Further, Mr. Kelly’s deep knowledge of investments and financial products and services makes him a valuable asset to MetLife and its shareholders.

Professional Highlights:

•	Citigroup Inc., a financial services corporation
–	Chairman, Institutional Clients Group (January 2011– July 2014)
–	Chairman, Global Banking (April 2010 – January 2011)
–	Vice Chairman (July 2009 – March 2010)
–	Chief Financial Officer (March 2009 – July 2009)
–	Head of Global Banking (September 2008 – March 2009)
–	President and Chief Executive Officer, Citi Alternative Investments (March 2008 – August 2008)
–	President, Citi Alternative investments (February 2008 –March 2008)
•	Managing Director, The Carlyle Group, an asset management firm (July 2007 – January 2008)
•	Executive and leadership positions at various organizations, including:
–	The PNC Financial Services Group, Inc., a financial services corporation (March 2007 – June 2007)
–	Mercantile Bankshares Corporation, a financial services corporation (March 2001 – March 2007)
–	J.P. Morgan Chase & Co. (and its predecessor company J.P. Morgan & Co. Incorporated), a financial services corporation (November 1994 – January 2001)
•	Partner, Davis Polk & Wardwell LLP, a law firm (January 1988 – October 1994)

Other Professional and Leadership Experience:

•	Senior Advisor, Corsair Capital, a private equity firm
•	Member, Board of Directors, Focused Ultrasound Foundation, a non-profit entity
•	Lecturer, University of Virginia School of Law
•	Former member of Board of Directors, Securities Industry and Financial Markets Association, a financial industry trade association
•	Other public company directorships: CSX Corporation; XL Group plc

Education:

•	A.B., Princeton University
•	J.D., University of Virginia School of Law

2017 Proxy Statement	18

Director Nominees

William E. Kennard

age 60, Former U.S. Ambassador to the European Union

Director since 2013

Mr. Kennard’s career has given him public policy and global investment expertise. As United States Ambassador to the European Union, Mr. Kennard worked to promote transatlantic trade and investment and reduce regulatory barriers to commerce. In his years of public service, Mr. Kennard advanced access of underserved populations to technology. Mr. Kennard’s extensive regulatory and international experience enhances the Board’s ability to oversee MetLife’s strategies.

Professional Highlights:

•	Co-Founder and Non-Executive Chairman, Velocitas Partners LLC, an asset management firm (November 2013 – Present)
•	Senior Industry Advisor, Astra Capital Management, a private equity firm (June 2016 – Present)
•	Member of Operating Executive Board, Staple Street Capital, a private equity firm (November 2013 – Present)
•	United States Ambassador to the European Union (December 2009 – August 2013)
•	Managing Director, The Carlyle Group, an asset management firm (May 2001 – December 2009)
•	United States Federal Communications Commission (December 1993 – January 2001)
–	Chairman (November 1997 – January 2001)
–	General Counsel (December 1993 – November 1997)
•	Partner, Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper), a law firm (April 1984 – December 1993)

Other Professional and Leadership Experience:

•	Member of:
–	Board of Directors, Center for a New American Security
–	Board of Directors, International African American Museum
•	Trustee, Yale Corporation
•	Other public company directorships: Duke Energy Corporation; AT&T Inc.; Ford Motor Company

Education:

•	B.A., Phi Beta Kappa, Stanford University
•	J.D., Yale Law School

2017 Proxy Statement	19

Director Nominees

James M. Kilts

age 69, Founding Partner, Centerview Capital

Director since 2005

As a founding partner of a private equity firm and as a senior executive of several major consumer product companies with global sales and operations, Mr. Kilts brings an in-depth understanding of the business challenges and opportunities of diversified global enterprises and the related financial, risk management, talent management, and shareholder value creation considerations. These experiences and knowledge enhance the Board’s ability to oversee the management of MetLife.

Professional Highlights:

•	Founding Partner, Centerview Capital, a private equity firm (October 2006 – Present)
•	Vice Chairman, Board of Directors, The Procter & Gamble Company, a consumer products company (October 2005 – October 2006)
•	The Gillette Company, a consumer products company
–	Chairman of the Board (January 2001 – October 2005)
–	Chief Executive Officer (February 2001 – October 2005)
–	President (November 2003 – October 2005)
•	President and Chief Executive Officer, Nabisco Group Holdings Corp. and Nabisco Inc., manufacturer and marketer of packaged food products (January 1998 – December 2000)
•	Executive Vice President, Worldwide Food, Philip Morris, a manufacturer and marketer of packaged food products (1994 – 1997)
•	Various positions, Kraft, a manufacturer and marketer of packaged food products (1989 – 1994), including:
–	President, Kraft USA and Oscar Mayer
–	Senior Vice President, Strategy and Development
–	President, Kraft Limited in Canada
–	Senior Vice President, Kraft International

Other Professional and Leadership Experience:

•	Member of:
–	Board of Overseers, Weill Cornell Medicine
–	Board of Trustees, Knox College
–	Board of Trustees, University of Chicago
–	Board of Directors, Cato Institute
•	Founder and Member, Steering Committee, Kilts Center for Marketing, University of Chicago Booth School of Business
•	Other public company directorships: Pfizer, Inc.; Non-Executive Director of Nielsen Holdings plc; Unifi, Inc.; Executive Chairman of Conyers Park Acquisition Corp.
•	Prior public company directorships (past five years): MeadWestvaco Corporation

Education:

•	B.A., Knox College
•	M.B.A., University of Chicago

2017 Proxy Statement	20

Director Nominees

Catherine R. Kinney

age 65, Former President and Co-Chief Operating Officer, New York Stock Exchange, Inc.

Director since 2009

Ms. Kinney’s experience as a senior executive and chief operating officer of a multinational, regulated entity, her key role in transforming the New York Stock Exchange (NYSE) to a publicly held company, and her leadership in developing and establishing the NYSE corporate governance standards for its listed companies (including MetLife) demonstrate her knowledge of and experience with issues of corporate development, transformation and governance. These qualities are relevant to ensuring that the Board establishes and maintains effective governance structures appropriate for a global provider of insurance and financial products and services.

Professional Highlights:

•	NYSE Euronext, a provider of financial services including securities exchange and clearing operations
–	Served in Paris, France, with responsibility for overseeing the global listing program, marketing and branding (July 2007 – March 2009)
–	President and Co-Chief Operating Officer, New York Stock Exchange, Inc. (merged with Euronext in 2008 to form NYSE Euronext) (2002 – 2008)
–	Ms. Kinney joined the New York Stock Exchange in 1974 and held management positions in several divisions, with responsibility for all client relationships (1996 – 2007), trading floor operations and technology (1987 – 1996), and regulation (2002 – 2004)

Other Professional and Leadership Experience:

•	Chair, Board of Trustees, Catholic Charities of the Archdiocese of New York
•	Member of Economic Club of New York
•	Other public company directorships: MSCI Inc.; QTS Realty Trust, Inc.
•	Prior public company directorships (past five years): NetSuite, Inc.

Education:

•	B.A., magna cum laude, Iona College
•	Advanced Management Program, Harvard Graduate School of Business
•	Honorary Degrees: Georgetown University; Fordham University; Rosemont College

2017 Proxy Statement	21

Director Nominees

Denise M. Morrison

age 63, President and Chief Executive Officer, Campbell Soup Company

Director since 2014

Ms. Morrison has a long and distinguished track record of building strong businesses and growing iconic brands. Her experience as chief executive officer of a global company provides her with a strong understanding of the key strategic challenges and opportunities of running a large, complex business, including financial management, operations, risk management, talent management and succession planning. Ms. Morrison’s strong commitment to corporate social responsibility and civic engagement make her a valuable resource for MetLife and its shareholders.

Professional Highlights:

•	Campbell Soup Company, a food and beverage company (2003 – Present)
–	President and Chief Executive Officer (August 2011 – Present)
–	Executive Vice President and Chief Operating Officer (October 2010 – July 2011)
–	President, North America Soup, Sauces and Beverages (October 2007 – September 2010)
–	President, Campbell USA (June 2005 – September 2007)
–	President, Global Sales and Chief Customer Officer (April 2003 – May 2005)
•	Kraft Foods, Inc., a food and beverage company (1995 – 2003)
–	Various leadership roles, including: Executive Vice President and General Manager, Kraft Snacks (2001 – 2003); Executive Vice President and General Manager, Kraft Confections (2001); Senior Vice President and General Manager, Nabisco Down the Street (2000); Senior Vice President, Nabisco Sales and Integrated Logistics (1998 – 2000)
•	Various senior marketing and sales positions, Nestlé USA, Inc., a food and beverage company (1984 – 1995)
•	Various trade and business development positions, PepsiCo, Inc., a food and beverage company (1982 – 1984)
•	The Procter & Gamble Company, a consumer products company (1975 – 1982)

Other Professional and Leadership Experience:

•	Member, Boards of Directors, of:
–	Consumer Goods Forum (Co-Chair)
–	Catalyst, Inc., a nonprofit organization that strives to expand opportunities for women in business
–	Grocery Manufacturers Association
•	Member of:
–	President Donald Trump’s Manufacturing Jobs Initiative
–	Business Roundtable
–	Business Council
•	Other public company directorships: Campbell Soup Company
•	Prior public company directorships (past five years): The Goodyear Tire & Rubber Company

Education:

•	B.S., Boston College

2017 Proxy Statement	22

Corporate Governance

Corporate Governance

The Board of Directors recognizes the importance of effective corporate governance in fulfilling its responsibilities to shareholders. This section describes some of MetLife’s key governance practices.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that set forth the Board’s policies on a number of governance-related matters, including:

•	Director qualification standards, independence requirements and responsibilities;

•	the identification of candidates for Board positions;

•	management succession;

•	Director access to management and outside advisors, including certain restrictions on the retention by Directors of an outside advisor that is otherwise engaged by the Company for another purpose;

•	Director compensation;

•	Director Share ownership requirements;

•	the election of a Lead Director by the Independent Directors;

•	Director orientation and continuing education;

•	Annual evaluation of the Board’s performance; and

•	Annual review of the Corporate Governance Guidelines.

The Corporate Governance Guidelines and the Company’s By-Laws provide for a majority voting standard in uncontested Director elections.

The Corporate Governance Guidelines provide that no Director may stand for election as a Board member after he or she reaches the age of 72, and that a Director may continue to serve until the annual meeting coincident with or immediately following his or her 72nd birthday. In addition, each Director must offer to resign from the Board upon a change or discontinuance of his or her principal occupation or business responsibilities.

A printable version of the Corporate Governance Guidelines is available on MetLife’s website at www.metlife.com/ corporategovernance under the link “Corporate Governance Guidelines.”

Information About the Board of Directors

Composition and Independence of the Board of Directors. The Board currently consists of 13 Directors, 12 of whom are both Non-Management Directors and Independent Directors. A Non-Management Director is a Director who is not an officer of the Company or of any entity in a consolidated group with the Company. An Independent Director is a Non-Management Director who the Board of Directors has affirmatively determined has no material relationships with the Company or any of its consolidated subsidiaries and is independent within the meaning of the NYSE Corporate Governance Standards. An Independent Director for Audit and Compensation Committee purposes meets additional requirements under the NYSE Corporate Governance Standards and Rules 10A-3 and 10C-1, as applicable, under the Exchange Act.

The Board of Directors has adopted categorical standards to assist it in making determinations regarding Director independence. None of the relationships between the Independent Directors and MetLife is material, as provided by the Company’s categorical standards. The categorical standards are included in the Corporate Governance Guidelines of the Company, which are available on MetLife’s website at www.metlife.com/corporategovernance at the link “Corporate Governance Guidelines.”

The Board has affirmatively determined that all of the Directors, other than Steven A. Kandarian, the Company’s Chairman of the Board, President and Chief Executive Officer, are Independent Directors.

Board Leadership Structure. The Board of Directors believes that the best and most effective leadership structure for MetLife and its shareholders at this time is to have the Company’s Chief Executive Officer serve as Chairman of the Board, and an independent Director serve as Lead Director empowered with significant governance responsibilities.

Mr. Kandarian, as the Company’s Chief Executive Officer, is responsible for setting the Company’s strategic business direction, executing its strategic plans and managing its operations. Through his experience as Chief Executive Officer, and before that as Chief Investment Officer with oversight of MetLife’s enterprise-wide corporate strategy, Mr. Kandarian has gained a deep knowledge and understanding of the Company’s business, opportunities and challenges, and the capabilities and talents of the senior leadership team. Mr. Kandarian brings this

2017 Proxy Statement	23

Corporate Governance

knowledge and understanding to bear in the performance of his responsibilities as Chairman of the Board, by helping to guide the Board’s oversight on key business, strategic and risk matters for the Company and its shareholders. This insight is particularly important as the Company faces unique and extensive regulatory challenges and undertakes significant strategic initiatives, including the anticipated Separation of Brighthouse Financial.

Having an executive Chairman of the Board helps ensure that the Directors receive appropriate information about the Company’s businesses and operations and have direct access to senior management. This approach strengthens the Directors’ oversight of the Company and their performance as Directors of a complex, highly regulated, global enterprise.

Cheryl W. Grisé is the Company’s current Lead Director. Consistent with the Company’s commitment to Board leadership refreshment, the Independent Directors of the Company have elected R. Glenn Hubbard to succeed Ms. Grisé to serve as the Lead Director effective June 13, 2017, provided that he is re-elected at the Annual Meeting. Pursuant to the Corporate Governance Guidelines, the responsibilities of the Lead Director include:

•	Presiding over meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent Directors;

•	Presiding over discussions of the Board of Directors when the topic presents a conflict (or potential conflict) for the Chairman of the Board;

•	Calling meetings of the independent Directors, as necessary;

•	Approving information sent to the Board for the Board meetings, as appropriate;

•	In coordination with the Chairman of the Board, approving meeting agendas for the Board;

•	Approving meeting schedules for the Board to ensure that there is sufficient time for discussion of all agenda items;

•	Providing input on Board and Board Committee meeting agendas;

•	Conferring with the Chairman of the Board on matters of importance that may require action or oversight by the Board, ensuring the Board focuses on key issues and tasks facing the Company;
•	Facilitating communication and serving as a liaison between the Chairman of the Board and the independent Directors;

•	Providing guidance to the Chairman of the Board regarding the ongoing development of Directors;

•	Participating in the Compensation Committee’s annual performance evaluation of the Chairman of the Board and the Chief Executive Officer;

•	Participating in any Chief Executive Officer succession planning;

•	Together with the Chairman of the Board, ensuring the efficient and effective performance and functioning of the Board;

•	Assisting the Board, the Governance and Corporate Responsibility Committee and management in promoting corporate governance best practices;

•	In the event of the incapacity of the Chairman of the Board and Chief Executive Officer, overseeing the process for calling a special meeting to determine the action to be taken under the circumstances; and

•	Being available, if requested by shareholders, when appropriate, for consultation and direct communication.

The Independent Directors elected Dr. Hubbard to serve as Lead Director on the strength of his leadership qualities, unparalleled understanding of global economic conditions and markets, and his expertise in public policy and regulatory developments. As Lead Director, he will draw on these skills and experiences in working with the Chairman of the Board to set the Board’s agenda. He will also bring a strong and independent voice to the boardroom to effectively lead the Independent Directors as they challenge management, consult on development of the Company’s strategy, and support the long-term success of the Company for its shareholders.

In addition, each of the Board Committees (with the exception of the Executive Committee) is chaired by an Independent Director with demonstrated expertise in the responsibilities of that Committee and strong leadership skills. Each of the Committees is also composed entirely of Independent Directors.

The successful partnership between the executive Chairman of the Board, independent Lead Director, Committee Chairs and other Independent Directors provides the Company with strong leadership and effective independent oversight of the Company and management. This demonstrates to the Board that this

2017 Proxy Statement	24

Corporate Governance

leadership structure is in the best interests of the Company and its shareholders at this time.

Executive Sessions of Independent Directors. At each regularly scheduled meeting of the Board of Directors, the Independent Directors of the Company meet in executive session without management present. The Lead Director presides at the executive sessions of the Independent Directors.

Director Nomination Process. Nominations for election as Director at the Company’s annual meetings may be made either by the Board or by a shareholder or shareholders in compliance with the requirements of the Company’s By-Laws, as described below.

Nominations by the Board. The Company’s Board nominates Director nominees upon the recommendation of the Governance and Corporate Responsibility Committee. Potential Director nominees are identified by the Governance and Corporate Responsibility Committee and the Board of Directors through a variety of means, including search firms, Board members, Executive Officers and shareholders. Potential Director nominees provide information about their qualifications and participate in interviews conducted by individual Board members. Candidates are evaluated based on the information supplied by the candidates and information obtained from other sources.

In recommending candidates for election as Directors, the Governance and Corporate Responsibility Committee will take into consideration the need for the Board to have a majority of Directors that meet the independence requirements of the NYSE Corporate Governance Standards, the ability of candidates to enhance the perspective and experience of the Board as a whole, and any other criteria the Board of Directors establishes from time to time.

Under the Company’s Corporate Governance Guidelines, the following specific, minimum qualifications must be met by any candidate whom the Governance and Corporate Responsibility Committee would recommend for election to the Board of Directors:

•	Financial Literacy. Such person should be “financially literate,” as such qualification is interpreted by the Company’s Board of Directors in its business judgment.

•	Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance, accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and an ability to work with others.

•	Commitment to the Company’s Values. Such person shall be committed to promoting the financial success of the Company and preserving and enhancing the Company’s reputation as a global leader in business and shall be in agreement with the values of the Company as embodied in its codes of conduct.

•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a Director of the Company.

•	Reputation and Integrity. Such person shall be of high repute and recognized integrity, and shall not have been convicted in a criminal proceeding or be named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

•	Other Factors. Such person shall have other characteristics considered appropriate for membership on the Board of Directors, including significant experience and accomplishments, an understanding of marketing and finance, sound business judgment, and an appropriate educational background.

The Governance and Corporate Responsibility Committee will consider shareholder recommendations of candidates for nomination as Director. To be timely, a shareholder recommendation must be submitted to the Governance and Corporate Responsibility Committee, MetLife, Inc., 200 Park Avenue, New York, NY 10166, Attention: Corporate Secretary, no earlier than 150 calendar days and no later than the close of business on the 120th calendar day prior to the first anniversary of the previous year’s annual meeting. Recommendations for nominations of candidates for election at MetLife’s 2018 annual meeting of shareholders must be received by the Corporate Secretary of MetLife, Inc. no earlier than January 14, 2018 and no later than the close of business on February 13, 2018 or such other date as may be announced by the Company in accordance with the Company’s By-Laws.

The Governance and Corporate Responsibility Committee makes no distinctions in evaluating nominees based on whether or not a nominee is recommended by a shareholder. Shareholders

2017 Proxy Statement	25

Corporate Governance

recommending a nominee must satisfy the notification, timeliness, consent and information requirements set forth in the Company’s By-Laws concerning Director nominations by shareholders. Among other things, the shareholder’s recommendation must set forth all the information regarding the recommended candidate that is required to be disclosed in solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and related regulations, and must include the recommended candidate’s written consent to being named in the Proxy Statement as a nominee and to serving as a Director if elected. The recommendation must also be accompanied by a completed Stockholder Disclosure Questionnaire. The Company’s By-Laws and the Stockholder Disclosure Questionnaire are available at www.metlife.com/corporategovernance.

Shareholder Proxy Access. In December 2015, the Board of Directors adopted amendments to the Company’s By-Laws to implement shareholder proxy access. Under the By-Laws, a shareholder, or a group of up to 20 shareholders, owning three percent or more of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s annual meeting proxy materials Director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the shareholders and nominees satisfy the requirements specified in the By-Laws. For further information on procedures governing the submission of shareholder nomination of director nominees, see “Other Information — Information About the Annual Meeting, Proxy Voting, and Other Information — Deadline for submission of shareholder proposals and nominations for the 2018 annual meeting of shareholders” on page 103.

Risk Management Oversight. The Board of Directors oversees management in the design and implementation of the Company’s approach to risk management. For example, the Board oversees management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the Company and its shareholders or that such strategies will motivate management to take excessive risks.

The Board of Directors also oversees the development and implementation of processes and procedures to mitigate the risk of failing to ensure the orderly succession of the Chief Executive Officer and the senior executives of the Company. The Board believes that the continuing development of the Company’s managerial leadership is critically important to the Company’s success. The Board, in coordination with the Governance and Corporate Responsibility Committee, periodically reviews the skills, experience, and development plans of the Company’s senior leaders who may ultimately be candidates for senior executive positions. The Directors meet regularly with senior leaders in the context of Board business, giving them an opportunity to assess the qualifications of these individuals. In addition, the Board plans for executive succession to ensure that the Company will have managerial talent available to replace current executives when that becomes necessary.

The Board of Directors has allocated its oversight of risk management among the Board as a whole and to Committees of the Board, which meet regularly and report back to the full Board. The Committees play significant roles in risk oversight.

The Finance and Risk Committee has broad oversight responsibilities for the Company’s risk management. The Committee oversees the Company’s financial policies and strategies, risk targets and risk positions, capital planning and adequacy, certain capital actions, mergers and acquisitions projects, and other financial matters. Annually, the Committee reviews, and recommends for Board approval, the Company’s Enterprise Risk Appetite Statement, which establishes quantitative and qualitative risk appetite measures and risk exposure considerations and guidelines, and the Company’s Capital Policy and Liquidity Risk Management Policy. The Committee reviews the Company’s assessment and management of material risks, including its performance against applicable policies and procedures and related benchmarks and target metrics. The Committee also receives and reviews the Own Risk and Solvency Assessment report, which summarizes the results of the Company’s analysis of its current and future risks, on an annual basis. The Committee coordinates its oversight with the efforts of the Chief Risk Officer (who oversees and coordinates risk assessment and mitigation enterprise-wide) and other members of management. It also coordinates its oversight of management with the Chairs of the other Board Committees.

The Audit Committee oversees the Company’s compliance with legal and regulatory requirements, reviews the Company’s policies on ethical conduct and periodically discusses the guidelines and policies with respect to the process by which the Company undertakes risk assessment and management, including risks relating to MetLife information security systems and vendor risk management programs. The Audit Committee

2017 Proxy Statement	26

Corporate Governance

also reviews with management, the internal auditor and the independent auditor, the Company’s system of internal control over financial reporting that is relied upon to provide reasonable assurance of the integrity of the Company’s financial statements.

The Compensation Committee is responsible for reviewing the Company’s compensation practices and overseeing risk management with respect to the Company’s compensation arrangements. For example, the Committee oversees the design of the Company’s compensation arrangements to avoid creating incentives to take excessive risk. The Chief Risk Officer meets with the Compensation Committee annually to review the Company’s compensation arrangements for this purpose, and on other occasions at the Committee’s request to assist the Committee in its risk management oversight role.

The Governance and Corporate Responsibility Committee, in coordination with the Board, reviews the Company’s proposed succession and development plans for Executive Officers. It reviews the Company’s ethics and compliance programs and its sales practices to mitigate the risk of non-compliance, customer and regulatory complaints and other reputational risks. It also oversees the Company’s goals and strategies concerning legislative and regulatory initiatives that impact the interest of the Company.

The Investment Committee, in coordination with the Finance and Risk Committee, oversees the management and mitigation of risks associated with the investment portfolios of MetLife and of the consolidated MetLife enterprise, including credit risk, portfolio allocation and diversification risk, derivatives risk and counterparty risk associated with such portfolios.

Throughout the year, the Board and its Committees receive reports from the Chief Risk Officer and other senior management on enterprise risk management and specific risk topics. In particular, the Finance and Risk Committee reviews reports from the Chief Risk Officer and other senior management of the steps taken to measure, monitor and manage risk exposure in the enterprise. At each regularly scheduled meeting of the Finance and Risk Committee, the Chief Risk Officer provides a report on enterprise risk management and meets in executive session of the independent Committee members without the Company’s Executive Officers to further discuss enterprise risk management.

For further discussion of the Committees’ responsibilities, see “Board Committees,” “Audit Committee,” “Compensation Committee,” “Finance and Risk Committee,” “Governance and

Corporate Responsibility Committee” and “Investment Committee” below.

Board Membership. For information about the current membership of the Board and the Board Committees among directors nominated for re-election, see the Proxy Summary on pages 9-10. Mr. Sicchitano serves on the Audit Committee, the Compensation Committee, the Executive Committee and the Finance and Risk Committee, and Ms. Wang serves on the Governance and Corporate Responsibility Committee and the Investment Committee.

Board Meetings and Director Attendance. In 2016, the Board held ten meetings and the Board Committees of MetLife held a total of 39 meetings. Each of the current Directors who served during 2016 attended more than 75% of the aggregate number of meetings of the Board and the Committees on which the Director served.

Information About Board Committees

MetLife’s Board of Directors has designated six standing Board Committees: Audit; Compensation; Executive; Finance and Risk; Governance and Corporate Responsibility; and Investment. All Committees, other than the Executive Committee, are chaired by and consist entirely of Independent Directors. The Committee Chairs review and approve agendas for all meetings of their respective Committees.

The Board of Directors has delegated authority to the Committees to assist the Board in overseeing the management of the Company. The responsibilities of each Committee are defined in its charter and summarized below. The charters for the Audit, the Compensation, and the Governance and Corporate Responsibility Committees incorporate the requirements of the Securities and Exchange Commission (SEC) and the NYSE to the extent applicable. Current, printable versions of these charters are available on MetLife’s website at www.metlife.com/corporategovernance.

Audit Committee. The Audit Committee oversees:

•	the Company’s accounting and financial reporting processes and the audits of its financial statements;

•	the adequacy of the Company’s internal control over financial reporting;

•	the integrity of its financial statements;

•	the qualifications and independence of the independent auditor;

2017 Proxy Statement	27

Corporate Governance

•	the appointment, retention, performance and compensation of the independent auditor and the performance of the internal audit function; and

•	the Company’s compliance with legal and regulatory requirements.

In performing its oversight responsibilities, the Audit Committee reviews and discusses with management, the internal auditor and the independent auditor a number of significant issues regarding accounting and auditing principles and practices and financial statement presentations. From time to time, these matters may include critical accounting policies and estimates, significant changes in the Company’s selection or application of accounting principles and the adequacy of the Company’s internal control over financial reporting including special audit steps adopted in light of material control deficiencies. The Audit Committee discusses with management the Company’s practices regarding earnings press releases and reviews in advance the financial and earnings information prepared for earnings announcements. The Audit Committee periodically discusses the Company’s guidelines and policies with respect to the process by which the Company undertakes risk assessment and risk management, including risks relating to MetLife information security systems and vendor risk management programs.

The Audit Committee meets at least six times a year, or more frequently as circumstances may require, and meets regularly in executive session separately with management and with the Company’s internal and external auditors. The Audit Committee met 12 times in 2016. The Audit Committee’s activities during 2016 with respect to the oversight of the independent auditor are described in more detail in “Proposal 2 — Ratification of Appointment of the Independent Auditor” beginning on page 35 and its responsibilities for oversight of risk management are further discussed under “Risk Management Oversight” beginning on page 26. The Audit Committee Charter provides a more detailed description of the role and responsibilities of the Audit Committee.

Independence, Financial Literacy and Audit Committee Financial Experts. All six members of the Audit Committee, including Kenton J. Sicchitano, who will retire from the Board as of the Annual Meeting, are Independent Directors who meet the additional independence requirements of the NYSE Corporate Governance Standards and Rule 10A-3 under the Exchange Act and are financially literate, as such qualification is interpreted by the Board of Directors. The Board of Directors has determined that the following three members of the Audit Committee qualify as “audit committee financial experts,” as such term is defined by the SEC: David L. Herzog, Alfred F. Kelly, Jr. and Edward J. Kelly, III.

Compensation Committee.

The Role and Responsibilities of the Compensation Committee. The Compensation Committee:

•	assists the Board in fulfilling its responsibility to oversee the development and administration of the Company’s compensation programs for executives and other employees;

•	approves the goals and objectives relevant to the Chief Executive Officer’s Total Compensation, evaluates the Chief Executive Officer’s performance in light of such goals and objectives, and endorses, for approval by the Independent Directors, the Chief Executive Officer’s Total Compensation level based on such evaluation;

•	reviews, and recommends for approval by the Board, the Total Compensation of each person who is an “executive officer” of the Company under the Exchange Act and related regulations or an “officer” of the Company under Section 16 of the Exchange Act and related regulations, as well as the Company’s Chief Risk Officer, including their base salaries, annual incentive compensation, and stock-based long-term incentive compensation;

•	oversees management’s efforts to mitigate risks associated with the development and administration of the Company’s compensation programs, including efforts to ensure that the Company’s incentive plans do not encourage or reward excessive risk taking; and

•	reviews and discusses with management the Compensation Discussion and Analysis to be included in the proxy statement (and incorporated by reference in the Annual Report on Form 10-K), and, based on this review and discussion, (1) recommends to the Board of Directors whether the Compensation Discussion and Analysis should be included in the Proxy Statement, and (2) issues the Compensation Committee Report for inclusion in the Proxy Statement. The 2017 Compensation Committee Report appears on page 40 of this Proxy Statement.

A more detailed description of the role and responsibilities of the Compensation Committee is set forth in the Compensation Committee Charter. Under its charter, the Compensation Committee may delegate to a subcommittee or to the Chief

2017 Proxy Statement	28

Corporate Governance

Executive Officer or other officers of the Company any portion of its duties and responsibilities, if it believes such delegation is in the best interests of the Company and the delegation is not prohibited by law, regulation or the NYSE Corporate Governance Standards. Management’s delegated authority does not include granting salary increases or incentive compensation to any Executive Officer, to any officer subject to the reporting requirements under Section 16 of the Exchange Act, or to the Company’s Chief Risk Officer. The Compensation Committee met seven times in 2016.

The Chairs of the Finance and Risk, Governance and Corporate Responsibility, and Audit Committees have served on the Compensation Committee. These Directors bring information and perspective from the work of other committees directly to bear on the Compensation Committee’s decisions. This enhances the Compensation Committee’s execution of its role, including its role in risk management oversight.

Executive Compensation Advisors. The Compensation Committee has sole authority to retain or obtain the advice of a compensation consultant, independent legal counsel, or other advisor to the committee. It is not required to implement or act consistently with the advice or recommendations of any advisor, but retains discretion to act according to its own judgment. The Compensation Committee may retain or obtain the advice of an advisor only after taking into consideration factors related to that person’s independence from management that it determines are relevant, including each of the factors it is required to take into consideration under the Corporate Governance Standards of the NYSE, unless the retention of the advisor is exempt from this requirement under NYSE rules. The Compensation Committee is responsible for the appointment, compensation, and oversight of any advisor it retains. The Company is obligated to provide appropriate funding for reasonable compensation of any such advisor, as determined by the Compensation Committee.

To assist the Compensation Committee in carrying out its responsibilities, the Compensation Committee retained Meridian Compensation Partners, LLC (Meridian) as its executive compensation consultant. Meridian has provided the Compensation Committee with competitive market compensation data and overall market trends about executive compensation, has advised the Compensation Committee about the overall design and implementation of MetLife’s executive compensation programs, including decisions made under the programs, and has advised the Committee about regulatory, governance and accounting developments that may affect the Company’s executive compensation programs.

The Compensation Committee believes that its compensation consultant must be able to provide it with candid, direct, independent and objective advice. In order to promote the objectivity, independence, and candor of Meridian’s advice:

•	Meridian reports directly to the Committee about executive compensation matters;

•	Meridian meets with the Committee in executive sessions that are not attended by any of the Company’s Executive Officers;

•	Meridian has direct access to the Chair and members of the Committee between meetings; and

•	the Committee has not directed Meridian to perform its services in any particular manner or under any particular method.

To help ensure that the Committee continues to receive independent and objective advice, the Company’s Corporate Governance Guidelines provide that any consultant retained by the Compensation Committee on executive compensation matters should not be retained to provide any other services to the Company. Meridian did not provide any such other services in 2016.

In addition, Meridian has provided the Compensation Committee with information regarding its relationship with MetLife and Meridian’s independence from management. This included information covering factors the Compensation Committee is required under NYSE rules to take into consideration before selecting an advisor. The Compensation Committee did not find that Meridian’s work raised any conflict of interest.

The Company’s processes for determining executive compensation and the central role of the Compensation Committee in those processes, the key factors that the Compensation Committee considers, and the role of the Chief Executive Officer and the Executive Vice President and Chief Human Resources Officer in those processes are described in the Compensation Discussion and Analysis beginning on page 41. Also see the Compensation Discussion and Analysis for information about compensation paid to the persons listed in the Summary Compensation Table on page 72.

2017 Proxy Statement	29

Corporate Governance

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee has ever been an officer or employee of MetLife or any of its subsidiaries. During 2016, no Executive Officer of MetLife served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity where one of the executive officers of that other entity is or has been a Director of MetLife or a member of MetLife’s Compensation Committee.

Executive Committee. The Executive Committee may exercise the powers and authority of the Board of Directors during intervals between meetings of the Board of Directors. The Executive Committee did not meet in 2016.

Finance and Risk Committee. The Finance and Risk Committee oversees the Company’s financial policies and strategies; its capital structure, plans and policies, including capital adequacy, dividend policies and share issuances and repurchases; its proposals on certain capital actions, strategic actions and other financial matters; its assessment and management of material risks; and in consultation with the Compensation Committee, the appointment, retention and performance of the Chief Risk Officer. The Finance and Risk Committee has in the past engaged and is likely from time to time in the future to engage external consultants to assess the alignment of the Company’s risk models and practices to industry best practices.

Specifically, the Finance and Risk Committee:

•	reviews the Company’s key financial, risk and business metrics;

•	reviews and monitors all aspects of the Company’s capital plan, actions and policies (including the guiding principles used to evaluate all proposed capital actions), targets and structure (including the monitoring of capital adequacy and of compliance with the Company’s capital plan);

•	reviews proposals and reports concerning certain capital actions and other financial matters, consistent with the Company’s capital plan, safety and soundness principles and applicable law; and

•	reviews policies, practices and procedures regarding risk assessment and management.

The Finance and Risk Committee met six times in 2016. For further discussion of the Finance and Risk Committee’s responsibilities for oversight of risk management, see “Risk Management Oversight” beginning on page 26.

Governance and Corporate Responsibility Committee. The Governance and Corporate Responsibility Committee assists the Board of Directors in identifying individuals qualified to become members of the Company’s Board, consistent with the criteria established by the Board; proposing candidates to be nominated for election as Directors at annual or special meetings of shareholders or to be elected by the Board to fill any vacancies on the Board; developing and recommending to the Board of Directors corporate governance guidelines applicable to the Company; and reviewing proposed succession plans for the Chief Executive Officer and the Company’s other executive officers, and making recommendations to the Board of Directors with respect to such plans. It also oversees the Company’s compliance responsibilities and activities, including its legislative and regulatory initiatives, sales practices, and ethics and compliance programs, as well as the Company’s policies concerning its corporate citizenship programs.

Each year, the Governance and Corporate Responsibility Committee oversees a robust Board evaluation. The Committee solicits comments from Directors on the Board’s and its Committees’ performance, including, among other things, the adequacy of the time allocated to Board and Committee business, the quality of materials provided by management, and the quality of the presentations. Directors are also invited to recommend topics for the Board to consider at future meetings. The Committee reports these results to the full Board for discussion. The Board also conducts individual self and peer Director evaluations, and one-on-one feedback is shared with each Director.

The Governance and Corporate Responsibility Committee is responsible for reviewing the compensation and benefits of the Company’s non-employee Directors and recommending any changes to the Board. During 2016, Meridian provided the Board with an analysis of the competitiveness of the compensation program for Non-Management Directors, market observations, and relevant compensation trends. For more information on Director Compensation, see “Director Compensation in 2016” on page 33.

The Governance and Corporate Responsibility Committee also oversees the management and mitigation of risks related to failure to comply with required or appropriate corporate governance standards.

The Governance and Corporate Responsibility Committee Charter provides a more detailed description of the role and

2017 Proxy Statement	30

Corporate Governance

responsibilities of the Governance and Corporate Responsibility Committee. The Governance and Corporate Responsibility Committee met eight times in 2016.

Investment Committee. The Investment Committee oversees the management of investment activities of MetLife and, on a consolidated basis, of MetLife and all of its direct and indirect subsidiaries. In performing its oversight responsibilities, the Committee reviews reports from the investment officers on (i) the investment activities and performance of the investment portfolios of MetLife and its subsidiaries and (ii) the conformity of investment activities with the Investment Committee’s general authorizations and investment guidelines. The Investment Committee, in coordination with the Finance and Risk Committee, also oversees the management and mitigation of risks associated with the investment portfolios of MetLife and of the consolidated MetLife enterprise. The Investment Committee met six times in 2016.

Director Share Ownership Requirements; Hedging and Pledging Prohibited

Each Non-Management Director is expected to achieve a level of ownership equal in value to at least four times the cash component of the annual retainer by December 31 of the year in which the fourth anniversary of election to the Board occurs. As of December 31, 2016, each Non-Management Director who had served beyond the fourth anniversary of election to the Board had met these requirements.

The Company prohibits Directors and employees, including Executive Group members, from engaging in short sales, hedging, and trading in put and call options, with respect to the Company’s securities. The Company’s policy also prohibits Directors and employees, including Executive Group members, from pledging MetLife securities. These policies are intended to prevent a misalignment of interests with Company shareholders or the appearance of such a misalignment.

Director Indemnity Plan

The Company’s By-Laws provide for the Company to indemnify, and advance expenses to, a person who is threatened with litigation or made a party to a legal proceeding because of the person’s service as a Director of the Company. In addition, the Company’s Director Indemnity Plan affirms that a Director’s rights to this indemnification and expense advancement are contract rights. The indemnity plan also provides for expenses to be advanced to former Directors on the same basis as they are advanced to current Directors. Any amendment or repeal of the rights provided under the indemnity plan would be prospective only and would not affect a Director’s rights with respect to events that have already occurred.

Shareholder Right to Call a Special Meeting

In March 2016, the Board of Directors adopted amendments to the Company’s By-Laws that allow shareholders to call a special meeting. Under the By-Laws, shareholders representing ownership of 25% or more of the Company’s outstanding Shares may call a special meeting of the shareholders, provided that the shareholders requesting the meeting satisfy the requirements specified in the By-Laws. The Board believes that the By-Laws afford shareholders with a meaningful right to call a special meeting and recommends against the shareholder proposal to reduce the ownership required for shareholders to call a special meeting. For more information on the related shareholder proposal, see “Proposal 5 - Shareholder Proposal to Reduce Ownership Required for Shareholders to Call a Special Meeting” on page 106.

Procedures for Reviewing Related Person Transactions

The Company has established written procedures for the review, approval or ratification of related person transactions. A related person transaction includes certain financial transactions, arrangements or relationships in which the Company is or is proposed to be a participant and in which a Director, Director nominee or Executive Officer of the Company or any of their immediate family members has or will have a material interest. Related person transactions may include:

•	Legal, investment banking, consulting or management services provided to the Company by a related person or an entity with which the related person is affiliated;

•	Sales, purchases and leases of real property between the Company and a related person or an entity with which the related person is affiliated;

•	Material investments by the Company in an entity with which a related person is affiliated;

•	Contributions by the Company to a civic or charitable organization for which a related person serves as an executive officer; and

•	Indebtedness or guarantees of indebtedness involving the Company and a related person or an entity with which the related person is affiliated.

2017 Proxy Statement	31

Corporate Governance

Under the procedures, Directors, Director nominees and Executive Officers of the Company are required to report related person transactions in writing to the Company. The Governance and Corporate Responsibility Committee reviews, approves or ratifies related person transactions involving Directors, Director nominees and the Chief Executive Officer or any of their immediate family members. A vote of a majority of disinterested Directors of the Governance and Corporate Responsibility Committee is required to approve or ratify a transaction. The Chief Executive Officer reviews, approves or ratifies related person transactions involving Executive Officers of the Company (other than the Chief Executive Officer) or any of their immediate family members. The Chief Executive Officer may refer any such transaction to the Governance and Corporate Responsibility Committee for review, approval or ratification if he believes that such referral would be appropriate.

The Governance and Corporate Responsibility Committee or the Chief Executive Officer will approve a related person transaction if it is fair and reasonable to the Company and consistent with the best interests of the Company, taking into account the business purpose of the transaction, whether the transaction is entered into on an arm’s-length basis on terms fair to the Company, and whether the transaction is consistent with applicable codes of conduct of the Company. If a transaction is not approved or ratified, it may be referred to legal counsel for review and consultation regarding possible further action by the Company. Such action may include terminating the transaction if not yet entered into or, if it is an existing transaction, rescinding the transaction or modifying it in a manner that would allow it to be ratified or approved in accordance with the procedures.

Related Person Transactions

A Company affiliate employs a sibling of Maria R. Morris, Executive Vice President and member of the Executive Group. Ms. Morris’ sibling earned compensation of approximately $590,392 for 2016. The employee is not an Executive Group member and does not report directly to an Executive Group member. The employee participated in compensation and benefit arrangements for 2016 generally applicable to similarly-situated employees. The employee is primarily engaged in sales activity, and the employee’s compensation is significantly driven by incentive compensation for sales to group insurance customers. The employee produced over twice the revenue for 2016 as for the prior year. There were no material changes to the terms of the employee’s sales incentive compensation arrangements from 2015.

Codes of Conduct

Financial Management Code of Professional Conduct. The Company has adopted the MetLife Financial Management Code of Professional Conduct, a “code of ethics” as defined under the rules of the SEC that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and all professionals in finance and finance-related departments. A current, printable version of the Financial Management Code of Professional Conduct is available on the Company’s website at www.metlife.com/corporategovernance by selecting Corporate Conduct and then the appropriate link under the heading “Codes of Conduct.”

Directors’ Code of Business Conduct and Ethics and Code of Conduct for Employees. The Company has adopted the Directors’ Code of Business Conduct and Ethics, which is applicable to all members of the Company’s Board of Directors including the Chief Executive Officer, and the Code of Conduct, which applies to all employees of the Company and its affiliates, including the Executive Officers of the Company. Current, printable versions of the Directors’ Code and the Code of Conduct for MetLife employees are available on the Company’s website at www.metlife.com/corporategovernance by selecting Corporate Conduct and then the appropriate link under the heading “Codes of Conduct.”

2017 Proxy Statement	32

Director Compensation in 2016

Director Compensation in 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Cheryl W. Grisé	$219,519	$150,023	$1,635	$371,177
Carlos M. Gutierrez	$150,000	$150,023	$1,635	$301,658
David L. Herzog(1)	$ 96,841	$ 96,841	$ 447	$194,129
R. Glenn Hubbard, Ph.D.	$175,000	$150,023	$6,635	$331,658
Alfred F. Kelly, Jr.	$185,000	$150,023	$6,635	$341,658
Edward J. Kelly, III	$168,269	$150,023	$1,635	$319,927
William E. Kennard	$170,000	$150,023	$6,635	$326,658
James M. Kilts	$180,000	$150,023	$6,635	$336,658
Catherine R. Kinney	$150,000	$150,023	$6,635	$306,658
Denise M. Morrison	$170,000	$150,023	$1,635	$321,658
Kenton J. Sicchitano	$190,000	$150,023	$4,135	$344,158
Lulu C. Wang	$150,000	$150,023	$1,635	$301,658

1	David L. Herzog was appointed to the Board of Directors in 2016 after that year’s Annual Meeting. As a result, the Company paid Mr. Herzog a prorated annual retainer fee in advance for services from his appointment through the 2017 Annual Meeting. Approximately 50% of the retainer, or $96,841, was paid through the grant of 2,088 Shares at a grant date fair value of per Share of $46.38, the closing price of a Share on the NYSE on the grant date. The rest of the retainer was paid in $96,841 cash. For directors who were members of the Board of Directors in 2015, the retainer fee for the portion of 2016 prior to the 2016 Annual Meeting was paid in 2015.

The Non-Management Directors included in the 2016 Director Compensation table, and the following discussion pertaining to the table, are limited to those who served as Directors during 2016.

Fees Earned or Paid in Cash and Stock Awards

The Non-Management Directors’ annual retainer fees are reported under “Fees Earned or Paid in Cash” and “Stock Awards” in the Director Compensation table.

After the Company’s 2016 Annual Meeting, it paid each active Non-Management Director an annual retainer of $300,000 in advance for services through the 2017 Annual Meeting. Approximately 50% of the retainer, or $150,023, was paid through the grant of 3,550 Shares at a grant date fair value per share of $42.26, the closing price of a Share on the NYSE on the grant date. In each case, the grant date fair value of the stock awards is slightly higher than 50% of the total annual retainer because the number of Shares the Company delivered to the director was rounded up to a whole number of Shares. The rest of the retainer was paid in $150,000 cash.

In addition, the Company paid the following annual cash retainer fees in 2016 to each Non-Management Director who served as Chair of a Board Committee.

Committee	Annual Retainer Rate for Committee Chair
Audit Committee (Mr. Sicchitano)	$40,000
Finance and Risk Committee (Alfred F. Kelly, Jr.)	$35,000
Compensation Committee (Mr. Kilts)	$30,000
Governance and Corporate Responsibility Committee (Ms. Grisé)	$25,000
Investment Committee (Dr. Hubbard)	$25 ,000

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Director Compensation in 2016

The Board also approved a cash payment of $20,000 in 2016 to each of Mr. Kennard and Ms. Morrison for services on a Special Committee of the Board, and a pro rata cash payment of $18,269 to Edward J. Kelly, III for service as Chair of the Finance and Risk Committee beginning in December, 2016.

The Governance and Corporate Responsibility Committee is responsible for reviewing the compensation and benefits of the Company’s non-employee Directors and recommending any changes to the Board. During 2016, Meridian provided the Board with an analysis of the competitiveness of the compensation program for Non-Management Directors, market observations, and relevant compensation trends. The Committee recommended, and the non-management members of the Board of Directors approved, a $15,000 increase to the $35,000 annual cash retainer paid to the Lead Director, effective immediately, making the new annual retainer $50,000. After the Company’s 2016 Annual Meeting, it paid Ms. Grisé a Lead Director retainer at the former rate. Subsequently in 2016, the Company made a pro rata payment of $9,519 to Ms. Grisé to reflect the increase in the Lead Director retainer for the period from the 2016 Annual Meeting to the 2017 Annual Meeting.

The MetLife, Inc. 2015 Non-Management Director Stock Compensation Plan (2015 Director Stock Plan), which was approved by the Company’s shareholders in 2014, authorizes the Company to issue Shares in payment of Director retainer fees. The dollar amounts reported under “Stock Awards” represent the grant date fair value of such Share awards as computed for financial statement reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718). The grant date fair value represents the number of Shares granted multiplied by the closing price of the Shares on the NYSE on the grant date. Share awards granted to the Non-Management Directors as part of their annual retainer vest and become deliverable immediately upon their grant. As a result, no Share awards were outstanding for any of the Non-Management Directors as of December 31, 2016. None of the Non-Management Directors had any outstanding and unexercised Stock Options as of December 31, 2016.

A Non-Management Director may defer the receipt of all or part of his or her fees payable in cash or deliverable in Shares (and any imputed reinvested dividends on such deferred Shares) until a later date or until after he or she ceases to serve as a Director.

All Other Compensation

The Non-Management Directors’ 2016 benefits, gift programs, and reportable perquisites and other personal benefits are included under “All Other Compensation” in the Director Compensation table.

Life Insurance Programs. MetLife paid $1,584 in premiums for each Non-Management Director who served the entirety of 2016. This provided each with $200,000 of group life insurance coverage during 2016. The Company incurred a pro rata portion of that cost to provide coverage to Mr. Herzog (a cost of $396) for the portion of 2016 during which he served as a Director.

Business Travel Insurance Program. MetLife provided each Non-Management Director with business travel accident insurance coverage for travel on MetLife business. MetLife’s per Director cost for this coverage in 2016 was $51.

Charitable and Matching Gifts Programs. The MetLife Foundation provided up to $5,000 in matching contributions for each Non-Management Director’s contributions to colleges and universities in 2016 under a matching gift program for employees and Non-Management Directors. The foundation contributed $5,000 to match contributions made by each of Dr. Hubbard, Alfred F. Kelly, Jr., Mr. Kennard, Ms. Kinney and Mr. Kilts, and $2,500 to match contributions made by Mr. Sicchitano, in 2016.

In addition, the foundation provided a matching contribution of $5,000 and $3,750 for contributions that Mr. Kennard and Mr. Sicchitano, respectively, made in 2015. Because these contributions related to the directors’ 2015 contributions, they are not reported on the table above. They were not reported in the Company’s 2016 Proxy Statement because the process for matching the contributions did not begin until after that Proxy Statement was filed.

Perquisites and Other Personal Benefits. Any personal expenses the Company paid for Non-Management Directors in 2016 were less than $10,000, and as a result are not reported.

Compensation of Mr. Kandarian

Mr. Kandarian was compensated as an employee for 2016, and received no compensation in his capacity as a member of the Board of Directors. For information about compensation for Mr. Kandarian for 2016, see the Summary Compensation Table on page 72 and the accompanying discussion.

2017 Proxy Statement	34

Proposal 2 — Ratification of Appointment of the Independent Auditor

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the fiscal year ending December 31, 2017.

The Audit Committee has appointed Deloitte & Touche LLP (Deloitte) as the Company’s independent auditor for the fiscal year ending December 31, 2017. Deloitte’s long-term knowledge of MetLife and the MetLife group of companies, combined with its insurance industry expertise and global presence, has enabled it to carry out its audits of the Company’s financial statements with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of Deloitte to serve as the Company’s independent auditor is in the best interests of the Company and its shareholders.

The appointment of Deloitte by the Audit Committee is being presented to the shareholders for ratification. If the shareholders do not ratify the appointment, the Audit Committee will reconsider its decision and may continue to retain Deloitte. If the shareholders ratify the appointment, the Audit Committee continues to have the authority to and may change such appointment at any time during the year. The Audit Committee will make its determination regarding such retention or change in light of the best interests of MetLife and its shareholders.

In considering Deloitte’s appointment and Deloitte’s compensation for audit and non-audit services, the Audit Committee reviewed the firm’s qualifications, competencies and performance, including the following factors:

•	Deloitte’s status as a registered public accounting firm with the Public Company Accounting Oversight Board (United States) (PCAOB) as required by the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley) and the Rules of the PCAOB;

•	Deloitte’s independence and its processes for maintaining its independence;

•	the results of the independent review of the firm’s quality control system;

•	the global reach of the Deloitte network of member firms and its alignment with MetLife’s worldwide business activities;

•	the key members of the engagement team, including the lead audit partner, for the audit of the Company’s financial statements;
•	Deloitte’s performance during its engagement for the fiscal year ended December 31, 2016 and data related to audit quality and performance, including recent PCAOB inspection reports on Deloitte;

•	the quality of Deloitte’s communications with the Audit Committee regarding the conduct of the audit, and with management with respect to issues identified in the audit, and the consistency of such communications with applicable auditing standards;

•	Deloitte’s approach to resolving significant accounting and auditing matters, including consultation with the firm’s national office; and

•	Deloitte’s reputation for integrity and competence in the fields of accounting and auditing.

Deloitte has served as independent auditor of the Company since 1999, and as auditor of affiliates of the Company for more than 75 years. Under current legal requirements, the lead or concurring audit partner for the Company may not serve in that role for more than five consecutive fiscal years, and the Audit Committee ensures the regular rotation of the audit engagement team partners as required by law. The Chair of the Audit Committee is actively involved in the selection process for the lead and concurring partners.

The Audit Committee approves Deloitte’s audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the Audit Committee appoints the independent auditor to perform audit services that the Company expects to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. The Audit Committee or a designated member of the Audit Committee to whom authority has been delegated may, from time to time, pre-approve additional audit and non-audit services to be performed by the Company’s independent auditor. Any pre-approval of services between Audit Committee meetings must be reported to the full Audit Committee at its next scheduled meeting.

2017 Proxy Statement	35

Proposal 2 — Ratification of Appointment of the Independent Auditor / Independent Auditor’s Fees for 2016 and 2015

The Audit Committee is responsible for approving fees for the audit and for any audit-related, tax or other permitted non-audit services. If the audit, audit-related, tax and other permitted non-audit fees for a particular period or service exceed the amounts previously approved, the Audit Committee determines whether or not to approve the additional fees.

Representatives of Deloitte will attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for the fiscal year ending December 31, 2017.

Independent Auditor’s Fees for 2016 and 2015

The table below presents fees for professional services rendered by Deloitte for the audit of the Company’s annual financial statements, audit-related services, tax services and all other services for the years ended December 31, 2016 and 2015. All fees shown in the table were related to services that were approved by the Audit Committee.

The fees that the Company incurs for audit, audit-related, tax and other professional services reflect the complexity and scope of the Company’s operations, including:

•	operations of the Company’s subsidiaries in multiple, global jurisdictions (approximately 37 during 2016);

•	the complex, often overlapping regulations to which the Company and its subsidiaries are subject in each of those jurisdictions;

•	the operating insurance companies’ responsibility for preparing audited financial statements; and

•	the applicability of SEC reporting requirements to several of the Company’s operating insurance subsidiaries, which are SEC registrants.

The Audit Committee has advised the Board of Directors that, in its opinion, the non-audit services rendered by Deloitte during the most recent fiscal year are compatible with Deloitte’s maintaining its independence. For 2016 and 2015, fees for these non-audit services totaled six percent of the total amount paid.

($ in millions)	2016	2015

Audit Fees(1)	$78.1	$71.8
Audit-Related Fees(2)	$13.4	$9.8
Tax Fees(3)	$4.7	$4.0
All Other Fees(4)	$1.2	$1.0

1	Fees for services to perform an audit or review in accordance with auditing standards of the PCAOB and services that generally only the Company’s independent auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. In 2016 Deloitte issued approximately 300 audit reports. The increase in audit fees in 2016 over 2015 is due largely to services provided in connection with the anticipated Separation of Brighthouse Financial.

2	Fees for assurance and related services that are traditionally performed by the Company’s independent auditor, such as audit and related services for employee benefit plan audits, due diligence related to mergers, acquisitions and divestitures, accounting consultations and audits in connection with proposed or consummated acquisitions and divestitures, control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards. The increase in audit-related fees in 2016 over 2015 is due largely to services provided in connection with a strategic project.

3

Fees for tax compliance, consultation and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax consultation and tax planning encompass a diverse range of advisory services, including assistance in connection with tax audits and filing appeals, tax advice related to mergers, acquisitions and divestitures, advice related to employee benefit plans and requests for rulings or technical advice from taxing authorities. In 2016, tax compliance and tax preparation fees total $1.6 million

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Independent Auditor’s Fees for 2016 and 2015 / Audit Committee Report

and tax advisory fees total $3.1 million and in 2015, tax compliance and tax preparation fees total $1.9 million and tax advisory fees total $2.1 million.

4	Fees for other types of permitted services, including employee benefit advisory services, risk and other consulting services, financial advisory services and valuation services.

Audit Committee Report

This report is submitted by the Audit Committee of the MetLife, Inc. (MetLife or the Company) Board of Directors. No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), through any general statement incorporating by reference in its entirety the proxy statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.

The Audit Committee currently consists of six independent Directors who satisfy the audit committee independence standards of the SEC and the NYSE. The Audit Committee, on behalf of the Board, is responsible for overseeing management’s conduct of MetLife’s financial reporting processes and audits of the Company’s financial statements, the adequacy of the Company’s internal control over financial reporting and the appointment, retention, performance and compensation of the Company’s independent auditor. More information on the Audit Committee and its qualifications and responsibilities is included elsewhere in the proxy statement and in the Audit Committee Charter on the Company’s website at www.metlife.com/corporategovernance.

Management is responsible for the preparation of MetLife’s consolidated financial statements and the reporting process. Deloitte & Touche LLP (Deloitte), as MetLife’s independent auditor, is responsible for auditing MetLife’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (PCAOB).

Deloitte has discussed with the Audit Committee those matters described in the PCAOB Standard, Communications with Audit

Committees (Auditing Standard No. 16), Auditing Standard No. 1301, and Rule 2-07 of Regulation S-X promulgated by the Securities and Exchange Commission. Deloitte has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte its independence from MetLife.

During 2016, management updated its internal control documentation for changes in internal control and completed its testing and evaluation of MetLife’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In doing so, management utilized the criteria established in the Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received updates provided by management and Deloitte at each regularly scheduled Audit Committee meeting and met in executive session separately with the internal and the independent auditor to discuss the results of their examinations, observations and recommendations regarding internal control over financial reporting. The Audit Committee also reviewed the report of management’s assessment of the effectiveness of internal control over financial reporting contained in the Company’s 2016 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission (the 2016 Form 10-K). The Audit Committee also reviewed Deloitte’s report regarding its audit of the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management, and with Deloitte, MetLife’s audited consolidated financial statements for the year ended December 31, 2016 and Deloitte’s Report of Independent Registered Public Accounting Firm dated February 28, 2017 regarding the 2016 audited consolidated financial statements included in the 2016 Form 10-K. The Deloitte report states that MetLife’s 2016 audited consolidated financial statements present fairly, in all material respects, the consolidated financial position of MetLife and its subsidiaries as of December 31, 2016 and 2015 and the results of their operations and cash flows for each of the three years in the

2017 Proxy Statement	37

Audit Committee Report

period ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America. In reliance upon the reviews and discussions with management and Deloitte described in this Audit Committee Report, and the Board of Directors’ receipt of the Deloitte report, the Audit Committee recommended to the Board that MetLife’s 2016 audited consolidated financial statements be included in the 2016 Form 10-K.

Respectfully,

Kenton J. Sicchitano, Chair

Cheryl W. Grisé

David L. Herzog

Alfred F. Kelly, Jr.

Edward J. Kelly, III

Catherine R. Kinney

2017 Proxy Statement	38

Proposal 3 — Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers

PROPOSAL 3 — ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board of Directors recommends that you vote FOR this proposal: “RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

In accordance with Section 14A of the Exchange Act, this proposal will give shareholders the opportunity to approve, or not approve, the Company’s executive compensation programs and policies and the resulting compensation for the individuals listed in the Summary Compensation Table on page 72 (the Named Executive Officers or NEOs), as described in this Proxy Statement.

The Compensation Discussion and Analysis beginning on page 41 summarizes our executive compensation program. In summary, in determining compensation for the Named Executive Officers, the Board considered that 2016 was one of the most transformative years in the history of MetLife. The strategic transformation Mr. Kandarian is leading provides a clear path to MetLife becoming a simpler company with less market sensitivity and higher, sustainable Free Cash Flow. The Company’s 2016 shortfall relative to its Operating Earnings target was driven by lower underwriting and reserve updates, as well as by the anticipated Separation of Brighthouse Financial (the Separation), which the Company believes is essential to creating long-term shareholder value. For 2016, the Board approved annual incentive funding at 87% of target, based on Operating Earnings performance, adjusted (per the originally-established funding formula) to eliminate the impact of variable investment income on an after-tax basis that was lower than the Business Plan goal by 10% or more, and also excluding costs associated with the Separation and certain non-cash charges. The CEO’s annual incentive award is down $500,000 (decrease of 11%) from 2015, and three of the four other NEOs received an annual incentive award for 2016 that was lower than for 2015. The Board also approved a performance factor of 44.4% for the 2014-2016 Performance Shares and Performance Units that vested at the end of 2016, a below target payout resulting largely from Total Shareholder Return. The Board’s actions aligned each NEO’s pay with individual and Company performance for 2016, which reflects multiple strategic actions that impacted financial performance in the short-term while laying the foundation for value creation and superior shareholder return for the long-term.

The Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements. Because the vote is advisory, the result will not be binding on the Compensation Committee and it will not affect, limit, or augment any existing compensation or awards.

The Board has approved an annual frequency for shareholder votes to approve executive compensation. As a result, the Company currently expects to hold the next vote at the 2018 Annual Meeting. Shareholders have the opportunity at the 2017 Annual Meeting to cast an advisory vote on how frequently they would like the Company to hold future such votes. The Board has recommended that shareholders vote in favor of annual future votes. See “Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation Paid to the Company’s Named Executive Officers” on page 95.

The Compensation Committee and Board of Directors believe that the Company’s compensation programs and policies, and the compensation of the Named Executive Officers, promote the Company’s business objectives with appropriate compensation delivered in appropriate forms. See the Compensation Discussion and Analysis, beginning on page 41. Accordingly, the Board of Directors recommends that you vote FOR this proposal.

2017 Proxy Statement	39

Compensation Committee Report

Compensation Committee Report

This report is furnished by the Compensation Committee of the MetLife, Inc. (MetLife or the Company) Board of Directors. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that is set forth on pages 41 through 71 of the Company’s 2017 Proxy Statement and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the 2017 Proxy Statement.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the Securities Act), or the Securities Exchange Act of 1934, as amended (the Exchange Act), through any general statement incorporating by reference in its entirety the proxy statement in which this Report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be “soliciting material” or to be “filed” under either the Securities Act or the Exchange Act.

Respectfully,

James M. Kilts, Chair

Cheryl W. Grisé

Edward J. Kelly, III

Denise M. Morrison

Kenton J. Sicchitano

2017 Proxy Statement	40

Compensation Discussion and Analysis

Compensation Discussion and Analysis

The Compensation Discussion and Analysis describes the objectives and policies underlying MetLife’s executive compensation program for the Named Executive Officers and the rest of the Executive Group. It also describes the key factors that the Compensation Committee (in this discussion, also referred to as the Committee) considered in determining the compensation of the members of the Executive Group.

Key Highlights

MetLife:

✓	launched new enterprise strategy and brand with significant progress on transformation to a simpler company with less market sensitivity and higher, sustainable Free Cash Flow.

✓	generated Free Cash Flow (as adjusted) that continued to increase (77% in 2016 vs. 26% in 2012) and exceeded the mid-point of the Business Plan range.

✓	announced the largest share repurchase program in MetLife’s history at $3 billion.

✓	sold its U.S. retail advisor force, generating expected cost savings while reducing regulatory risk.

✓	prevailed in U.S. District Court litigation to rescind systemically important financial institution (SIFI) designation.

✓	experienced below target 2016 Operating Earnings, driven by lower underwriting, reserve updates, and the anticipated Separation of Brighthouse Financial.

MetLife’s Compensation Committee:

✓	approved a CEO annual incentive award for 2016 down $500,000 (decrease of 11%) from 2015.

✓	approved a lower annual incentive award for 2016 than for 2015 for 3 of the 4 other Named Executive Officers.

✓	approved 2014-2016 Performance Shares distribution at 44.4% of target, a below target payout resulting largely from Total Shareholder Return relative to peers.

MetLife’s compensation programs:

✓	provide the largest portion of executives’ Total Compensation in variable, performance-dependent awards.

✓	align executives with shareholders through Share-based awards and Share ownership requirements.

✓	incorporate risk management through appropriate financial metrics, non-formulaic performance assessment, and Chief Risk Officer program review.

2017 Proxy Statement	41

Compensation Discussion and Analysis

for the Compensation Discussion and Analysis

2017 Proxy Statement	42

Compensation Discussion and Analysis

Highlights of 2016 Business Results

In 2016, under the leadership of Chief Executive Officer Steven A. Kandarian, the Company continued to execute its 2012 enterprise strategy of reducing risks by refocusing the U.S. business, growing in emerging markets, extending the reach of MetLife’s market-leading group benefits business beyond the U.S., and embracing customer-centricity and a global brand.

At the same time, MetLife embarked upon an ambitious business transformation in 2016, informed by the Accelerating Value initiative. This initiative ensures a consistent capital allocation approach across the enterprise, and now covers 98% of MetLife’s allocated capital for new business. For example, through this initiative MetLife has:

•	improved the risk return profile of the Retirement and Income Solutions business;

•	shifted focus to grow our non-Yen denominated and accident and health businesses in Japan while dramatically reducing the interest-rate sensitive Yen whole life business;

•	begun to extend its accident and health presence from the public to the private sector in Mexico; and

•	continued to optimize its investment portfolio asset mix.

MetLife’s most important Accelerating Value decision to date has been to separate a substantial portion of its former U.S.

Retail business, now known as Brighthouse Financial. The Company’s Accelerating Value work also led to MetLife’s refreshed enterprise strategy and portfolio approach to managing five clusters of businesses, and to a commitment to invest $1 billion by 2020 to generate $800 million in pre-tax annual run rate savings, net of stranded overhead costs primarily due to the anticipated Separation. See pages 2-4 for a description of these initiatives.

MetLife also launched a new brand in 2016 to reflect the trusted partnership the Company’s customers want from MetLife. MetLife’s new logo, the partnership M, and its new tagline, “navigating life together,” embody this commitment.

All of the Company’s major decisions are informed by the need to generate Free Cash Flow and return capital to shareholders. To that end, MetLife’s Board of Directors authorized a $3 billion share repurchase program in 2016, and management began implementing the program during the year. The Company also announced its intention to keep MetLife’s common stock dividend constant after a Separation even though it will be shedding approximately 20% of its Operating Earnings capacity.

The Compensation Committee’s decisions on the active Named Executive Officers’ compensation for 2016 reflected its view of the Company’s performance and each executive’s performance relative to his goals and other challenges and opportunities that arose in 2016.

2017 Proxy Statement	43

Compensation Discussion and Analysis

In 2016, under the leadership of Mr. Kandarian and the Executive Group, the Company achieved the results shown on pages 45-46 compared to its Business Plan, as reviewed by the Compensation Committee and Board. The Company’s 2015 results and 2015 Business Plan are included for reference.

The 2016 Business Plan anticipated a decline in Operating Earnings, flat Operating ROE, and a slight increase in Operating Earnings Per Share from the 2015 Business Plan.

The Board determined that the Business Plan was appropriate in light of several macroeconomic factors, including:

•	strengthening of the U.S. dollar on consensus foreign currency exchange rates;

•	continued low long-term interest rates; and

•	narrowing of the spread between short-term and long-term interest rates within consensus interest rates.

The 2016 Business Plan also included planned expense reductions and higher Share repurchases that increased Operating Earnings Per Share and Operating ROE Business Plan targets, partially mitigating the anticipated Operating Earnings decline.

Two events negatively impacted the Company’s results in 2016. Second quarter reserve charges, influenced in part by the anticipated Separation, negatively impacted Net Income and Operating Earnings. The fourth quarter derivatives loss negatively impacted Net Income, primarily driven by significantly higher interest rates; the Company uses derivatives almost exclusively to protect against market fluctuations in interest rates, equities, and currencies.

2017 Proxy Statement	44

Compensation Discussion and Analysis

1	The 2016 results of Operating Earnings, Operating EPS and Operating ROE have been adjusted to reflect the results reviewed by the Compensation Committee and Board for incentive compensation purposes. The adjustments excluded certain non-cash charges totaling $469 million, net of income tax, and Separation costs of $232 million, net of income tax. See “Annual Incentive Awards” beginning on page 58, and the discussion of “Performance Shares” beginning on page 61, for further information on these items. Unadjusted, these amounts would be $5,089 million, $4.59 and 8.9%, respectively.

The Compensation Committee and Board used the same 2016 Business Plan goals in its assessment of the Chief Executive Officer’s 2016 performance. For that purpose, 2016 results for Operating Earnings, Operating EPS and Operating ROE were adjusted for

2017 Proxy Statement	45

Compensation Discussion and Analysis

total Notable Items and foreign currency translation. These adjustments produced results of $6,041 million, $5.45, and 10.5%, respectively. For other key aspects of Mr. Kandarian’s performance, see “Aspects of Individual Performance” beginning on page 48.

2	The 2016 Operating Expense Ratio has been adjusted to exclude a Notable Item of $44 million related to the Company’s unit cost initiative expenses. Unadjusted, the Operating Expense Ratio would be 22.4%.

3	The 2016 Free Cash Flow as a Percentage of Operating Earnings has been adjusted to exclude $2.3 billion, net of income tax, of Separation-related items, which reduced holding companies’ liquid assets as well as MetLife Free Cash Flow. These Separation-related items consisted of Separation-related outflows comprised of an incremental capital contribution to Brighthouse Insurance, capital contributions to intended Brighthouse Financial subsidiaries and Separation-related costs, forgone subsidiary dividends from Brighthouse Insurance and forgone incremental debt at MetLife, net of Separation-related inflows comprised of incremental subsidiary dividends from New England Life Insurance Company and Brighthouse Insurance. In addition, the 2016 Free Cash Flow as a Percentage of Operating Earnings also excludes total Notable Items, primarily related to the actuarial assumption review and other insurance adjustments, of $1.0 billion, net of income tax, and Separation-related costs of $15 million, net of income tax, both of which negatively impacted Operating Earnings. Unadjusted, the Free Cash Flow as a Percentage of Operating Earnings would be 48%. The 2016 Free Cash Flow as a Percentage of Operating Earnings was adjusted to exclude total Notable Items and items related to the Separation since these items were not anticipated at the time the 2016 Business Plan was approved.

4	The 2015 results of Operating Earnings, Operating EPS, Operating ROE, Operating Expense Ratio, Book Value Per Share and Free Cash Flow as a Percentage of Operating Earnings have been adjusted to exclude a non-cash charge of $792 million, net of income tax, related to an uncertain tax position comprised of a $557 million charge included in provision for income tax expense and a $362 million charge ($235 million net of income tax) included in other expenses. This non-cash charge is related to tax years 2000 to 2009 for a wholly-owned U.K. subsidiary of MLIC, as disclosed by the Company on Form 8-K on September 16, 2015. The charge was the result of the Company’s consideration of court decisions upholding the U.S. Internal Revenue Service’s disallowance of foreign tax credits claimed by corporate entities not affiliated with the Company. Resolution of the Company’s own foreign tax credits awaits filing of (and determinations regarding) refund claims. Unadjusted, these amounts would be $5,484 million, $4.86, 9.7%, 24.1%, $51.15 and 73%, respectively.

5	The percentages presented for the Business Plans are the mid-point of the Business Plans’ respective ranges.

The performance measures above are not calculated based on GAAP. They should be read in conjunction with the information in “Non-GAAP and Other Financial Disclosures” in Appendix B of this Proxy Statement, which includes non-GAAP financial information, definitions and/or reconciliations to the most directly comparable measures that are based on GAAP.

2017 Proxy Statement	46

Compensation Discussion and Analysis

Highlights of Executive Performance and Compensation

MetLife maintained its commitment to its pay for performance philosophy for 2016. The Compensation Committee’s decisions on the active Named Executive Officers’ compensation reflected the Committee’s view of the Company’s overall strategic direction and financial performance, and each executive’s performance relative to his goals and other challenges and opportunities that arose in 2016. The Named Executive Officers in this Proxy Statement are:

•	Chairman of the Board, President and Chief Executive Officer Steven A. Kandarian;

•	Executive Vice President and Chief Financial Officer John C. R. Hele;

•	Executive Vice President, Global Technology & Operations Martin J. Lippert;

•	Executive Vice President and Chief Investment Officer Steven J. Goulart; and

•	President, Asia Christopher G. Townsend.

Under the leadership of Mr. Kandarian and his Executive Group, the Company delivered on multiple important goals relating to the strategic transformation underway at MetLife. However, the Company did not meet all of its annual financial objectives. The anticipated Separation is the most significant strategic initiative the Company has undertaken since the acquisition of Alico more than six years ago. The Company’s 2016 shortfall relative to its Operating Earnings target was influenced by steps taken to effect the Separation, which the Company believes is essential to creating long-term shareholder value.

The Committee approved an Annual Variable Incentive Plan (AVIP) Performance Funding Level of 87% of target as described on page A-2. The aspects of individual performance the Committee considered in making individual incentive decisions are discussed below. The Committee also approved a performance factor of 44.4% for the 2014 - 2016 Performance Shares and Performance Units that vested at the end of 2016. This below target payout resulted largely from Total Shareholder Return relative to the Company’s peers, a measure which demonstrates continued alignment with shareholders. The Company’s performance for 2016 reflects multiple strategic actions that impacted financial performance in the short-term. The Committee is confident that the bold decisions in 2016 provide a solid foundation for value creation and superior shareholder returns in the future.

2017 Proxy Statement	47

Compensation Discussion and Analysis

Aspects of Individual Performance

The Compensation Committee determined the Executive Group members’ 2016 AVIP awards and stock-based long-term incentive awards by considering the Company’s key financial performance goals and results as discussed in “Highlights of 2016 Business Results” beginning on page 43. The Compensation Committee also considered aspects of each executive’s performance in relation to the executive’s and the Company’s strategic goals.

Steven A. Kandarian, Chairman of the Board, President and Chief Executive Officer

2016 was one of the most transformative years in the history of MetLife. Mr. Kandarian is leading strategic changes to forge a clear path to the enterprise MetLife intends to become: a simpler company with less market sensitivity and higher, sustainable Free Cash Flow.

In early 2016, the Company announced its intention to separate a substantial portion of its U.S. retail business. In 2016, the Company took risk-management actions to safeguard its ability to execute the anticipated Separation regardless of the asymmetrical and non-economic accounting losses the interest rate environment generated. These accounting losses were the result of actions necessary to ensure MetLife’s transformation into a company with higher, sustained Free Cash Flow generation.

The Company believes Free Cash Flow is the most important metric to driving shareholder value over time. Each dollar of Free Cash Flow is available for dividends, Share repurchases, and acquisitions. In terms of Free Cash flow, 2016 was a strong year. The Company’s ratio of Free Cash Flow to Operating Earnings in 2016 was 77% (after adjusting for Notable Items and excluding the impact of related items and costs associated with the anticipated Separation), up from 63% in 2015 (after adjusting for a non-cash charge related to uncertain tax positions) and well above the mid-point of the Business Plan range of 55-65%. In 2012, Mr. Kandarian’s first full year as CEO, the Free Cash Flow ratio was only 26%.

2016 Key Achievements include:

•	Introduced refreshed enterprise strategy to transform MetLife into a company where capital allocation decisions drive lower market sensitivity, higher internal rates of return, shorter payback periods, and higher, sustainable Free Cash Flow.

•	Announced the largest share repurchase program in Company history at $3 billion.

•	Initiated an ambitious expense management program which has already moved higher so the Company can deliver $800 million in pre-tax annual run-rate savings to the bottom line by 2020, net of stranded overhead costs.

•	Succeeded in U.S. District Court litigation to rescind MetLife’s designation as a systemically important financial institution (SIFI); as of the date of this Proxy Statement, the Company awaited a decision on the government’s appeal.

•	Sold the U.S. retail advisor force, the MetLife Premier Client Group, to MassMutual to generate significant savings and substantially reduce the Company’s potential regulatory risk from current or future efforts to impose fiduciary liability in the sale of financial products to consumers.

•	Launched a refreshed brand that positions MetLife as a trusted partner to our business and consumer clients across the globe.

•	Earned Company recognition in the Dow Jones Sustainability Index — North America, which recognizes the top 20% of sustainability performers across large U.S. and Canadian companies, and also in Newsweek magazine’s 2016 Green Rankings, which named MetLife the number 1 insurance company in the world and the number 1 financial services company in the U.S. for environmental performance.

•	Earned Company recognition for its commitment to gender equality, appearing on Bloomberg’s inaugural “Financial Services Gender-Equality Index” and being named one of the “Top 50 Companies for Executive Women” by the U.S. National Association for Female Executives (NAFE).

2017 Proxy Statement	48

Compensation Discussion and Analysis

Compensation:

The Committee reviewed Mr. Kandarian’s achievements as well as market data and approved an AVIP award for 2016 that was down 11% from last year (decrease of $500,000), reflecting the Company’s financial performance. This is the second year of declining AVIP awards aligned with short-term Company performance; Mr. Kandarian’s award for 2015 performance was also $500,000 less than for 2014, making his 2016 award $1,000,000 less than for 2014. His stock-based long-term incentive award value for 2016 was the same as it was for 2015, reflecting progress toward long-term strategic objectives. The Committee approved no base salary increase for Mr. Kandarian for 2017.

The Committee believes Mr. Kandarian’s total compensation appropriately reflects the Company’s performance at this point in the Company’s transformation which is laying the foundation for significant improvement in future financial performance.

John C.R. Hele, Executive Vice President and Chief Financial Officer

2016 Key Achievements:

•	Maintained key capital adequacy ratios above minimum targets based on current regulations, exceeded Free Cash Flow goals (adjusted as described on page 45), and achieved Operating Expense Ratio within Business Plan Range. Mr. Hele enhanced the capital budgeting process to give priority to businesses with high risk-adjusted internal rates of return, lower capital intensity, and maximum cash generation.

•	Created the Separation Management Office to oversee the Separation of Brighthouse Financial. He co-lead the Company’s Accelerating Value strategy initiative, leading a work stream to focus on businesses with high risk-adjusted internal rates of return, lower capital intensity and maximum cash generation.

•	Established a Unit Cost Office and created an enterprise expense savings plan to drive savings through 2020.

•	Drove the Company’s largest-ever share repurchase program at $3 billion.

•	Recognized as Institutional Investor Magazine’s 2017 Top Chief Financial Officer for buy-side for the third year in a row. Investor Relations team was recognized as 2017’s Number 1 for the Best Analyst Days and 2nd Best Insurance Investor Relations Program overall.

Compensation:

Mr. Kandarian recommended, and the Committee approved, an AVIP award for 2016 that was down 9% from last year (decrease of $200,000) to reflect the Company’s financial performance. Mr. Hele’s stock-based long-term incentive award for 2016 is the same as for last year, reflecting progress toward long-term strategic objectives.

2017 Proxy Statement	49

Compensation Discussion and Analysis

Martin J. Lippert, Executive Vice President, Global Technology & Operations

2016 Key Achievements:

•	Exceeded goals across all cost savings initiatives through prudent expense management by consolidating operations and real estate around the world, streamlining processes, and re-negotiating information technology vendor contracts.

•	Drove MetLife’s enterprise digital strategy across all regions for consistent digital standards across marketing, sales, and service. Launched the industry’s first fully Digital end-to-end platform for U.S. Auto and configurable sales platform for the Japan business.

•	Achieved top quartile performance for U.S. call centers’ Customer Satisfaction and Net Promoter Score metrics based on third-party benchmarks. MetLife’s Corporate Benefit Funding Customer Solutions Center team was recognized by J.D. Power for Outstanding Customer Service following third-party audit of 100+ customer practices. Completed the consolidation of over 93 data facilities into 3 regional data centers to improve MetLife’s underlying risk profile.

•	Delivered new capabilities on the MetLife Investment Management platform to support over 70 institutional clients.

Compensation:

Mr. Kandarian recommended, and the Committee approved, an AVIP award for 2016 that was down 9% from last year (decrease of $200,000) to reflect the Company’s financial performance. Mr. Lippert’s stock-based long-term incentive award value for 2016 was higher than it was for 2015, reflecting significant progress advancing the Company’s global digital strategy, which provides the foundation for the Company’s strategy refresh.

Steven J. Goulart, Executive Vice President and Chief Investment Officer

2016 Key Achievements:

•	Achieved 2016 Plan Net Investment Income, implementing initiatives to counter low interest rates and lower variable investment income; remained on schedule to reduce hedge fund investments; and took thoughtful credit actions to reduce risk in MetLife’s portfolio.

•	Continued growth in MetLife Investment Management (MIM) assets under management and pre-tax profit; completed Accelerating Value analysis for MIM, showing attractive Value of New Business and Internal Rates of Return.

•	Implemented regional portfolio optimizations to reduce regulatory capital use as well as improve cash flow and Net Investment Income.

•	Enhanced the Company’s corporate social responsibility report (“Global Impact”) outlining a vigorous risk management discipline to address Environmental, Social and Governance (ESG) risks and opportunities for investments that provide social and/or environmental benefits along with economic returns.

Compensation:

Mr. Kandarian recommended, and the Committee approved, an AVIP award for 2016 that was up 7% from last year (increase of $100,000). This reflected a promotion to recognize the criticality of Mr. Goulart’s role in leading the Company’s Investments organization and the growth in the MIM business. Mr. Goulart’s stock-based long-term incentive award value for 2016 was the same as it was for 2015, reflecting progress toward long-term strategic objectives.

2017 Proxy Statement	50

Compensation Discussion and Analysis

Christopher G. Townsend, President, Asia

2016 Key Achievements:

•	Led the Asia region to deliver Operating Earnings of $1.2 billion, down 10% as reported (down five percent excluding Notable Items, on a constant currency basis) versus 2015. Tangible ROE for Asia was 19.4% in 2016, compared to 20.6% in 2015. These results reflect trade-offs under the enterprise strategy, as sales of lower-value products are slowed to focus on higher-value products.

•	Continued to lead the shift of products in Japan from interest rate sensitive products to higher margin foreign currency denominated life products, sales of which increased 48% over the prior year. Those changes, coupled with similar actions in other markets such as improving product mix in Korea, are integral to the new strategy.

•	Continued to expand MetLife’s capabilities in health, digital, data analytics, and innovation to drive differentiation and enhance long-term competitiveness in Asia.

Compensation:

Mr. Kandarian recommended, and the Committee approved, an AVIP award for 2016 that was down 9% from last year (decrease of $100,000) to reflect the Company’s financial performance. Mr. Townsend’s stock-based long-term incentive award value for 2016 was the same as it was for 2015, reflecting progress towards long-term strategic objectives.

The amounts in the chart above, and in the charts for the other NEOs in this section entitled “Aspects of Individual Performance” reflect the base salary earned in 2016 as reported in the Summary Compensation Table on page 72 and the incentive compensation award amounts reported for performance year 2016 in the Compensation Committee Incentive Decisions table on page 52.

Some of the performance measures in this section entitled “Aspects of Individual Performance” are not calculated based on GAAP. They should be read in conjunction with the information in “Non-GAAP and Other Financial Disclosures” in Appendix B of this Proxy Statement, which includes non-GAAP financial information, definitions and/or reconciliations to the most directly comparable measures that are based on GAAP.

2017 Proxy Statement	51

Compensation Discussion and Analysis

Incentive Compensation Decisions for 2016 Performance

The following table reflects the incentive compensation decisions (AVIP and stock-based long-term incentive (LTI) awards) the Compensation Committee approved for each NEO in February 2017 based on 2016 performance. For additional detail on the specific performance criteria used to determine these awards, see pages 48-51 and 58-60 for AVIP and 48-51 and 61-64 for LTI.

AVIP awards for all but one NEO were lower than last year, in alignment with 2016 Company performance. The exception was Mr. Goulart, whose AVIP award was seven percent higher to reflect a promotion to recognize the criticality of his role leading the Company’s Investments organization and the growth in the MetLife Investment Management business. LTI awards for all but one NEO were flat to last year to reflect sustained progress toward long-term shareholder value creation. The exception was Mr. Lippert whose LTI award value was seven percent higher than last year. This reflected strong progress across Mr. Lippert’s areas of responsibility, including cost savings initiatives, driving customer centricity, and advancing the Company’s global digital strategy, which is core to the strategy refresh.

	Compensation Committee Performance-Year Incentive Decisions

	2016		2016 versus 2015(3)

Name	AVIP Award(1)	LTI(2)	AVIP Award	LTI

Steven A. Kandarian	$4,000,000	$10,500,000	(11)%	0%
John C.R. Hele	$2,000,000	$3,000,000	(9)%	0%
Martin J. Lippert	$2,100,000	$3,000,000	(9)%	7%
Steven J. Goulart	$1,500,000	$2,500,000	7%	0%
Christopher G. Townsend	$1,000,000	$1,800,000	(9)%	0%

1	Reflects the 2016 AVIP award paid in 2017. Each is as reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 72, except that the award to Mr. Townsend reported in the Summary Compensation Table differs because it reflects local currency conversion rate.
2	Reflects the 2017 LTI award value, not the grant date fair value calculated in accordance with the applicable accounting standard, ASC 718. The grant date fair values will be disclosed for Named Executive Officers reported in the Grants of Plan-Based Awards Table in the Company’s 2018 Proxy Statement. This table is not a substitute for the Summary Compensation Table on page 72, but provides a holistic view of incentive compensation decisions for performance year 2016.
3	Reflects AVIP Award and LTI as described in notes 1 and 2 compared to amounts for 2015 determined in the same manner.

In addition to each executive’s accomplishments against individual goals for the year, all compensation decisions were made within the context of MetLife’s executive compensation programs and framework and internal equity considerations, as well as alignment and appropriate competitive positioning against external market peers. LTI awards reflect individual performance as well as expectations of contributions to future performance.

Additional details on individual performance and 2016 incentive decisions are provided under “Aspects of Individual Performance” on page 48.

2017 Proxy Statement	52

Compensation Discussion and Analysis

Most of the Total Compensation for 2016 performance for the CEO, and the other Named Executive Officers, was variable and depended on performance. In addition, the Committee allocated a greater portion of the Named Executive Officers’ variable compensation to stock-based LTI than to cash AVIP. These long-term incentives align executive and shareholder interests and encourage future contributions to performance. Ultimately, the value of LTI depends on future Company performance, including stock price performance.

The Company’s LTI awards are comprised of Performance Shares, Restricted Stock Units, Stock Options, and, in some cases with respect to Executive Group members outside the United States, cash payable equivalents. MetLife determines the number of Performance Shares and Restricted Stock Units (and cash payable equivalents) in each award by dividing that portion of the LTI award value by the Share closing price on the grant date. If the Share closing price on the grant date is outside a 15% range (higher or lower) of the average Share closing price for the year to date, MetLife uses that average closing price instead of the closing price on the grant date. The number of Stock Options (and cash-payable equivalents) in the award is determined by dividing that portion of the LTI award value by one-third of the Share closing price on the grant date. The exercise price of Stock Options is the closing price on the grant date.

The Company’s long-term performance, including changes in the price of Shares, has a significant impact on the Named Executive Officers’ compensation. In early 2016, the Board of Directors approved payouts for Performance Share and Performance Unit awards for 2013-2015 that reflected a performance factor of 86.2%. The payout for Performance Share and Performance Unit awards for 2014-2016 reflected a performance factor of 44.4%, below target due primarily to Total Shareholder Return (TSR) performance relative to the Company’s global peer group. The Committee believes that the realized value of these awards — along with Share ownership requirements — appropriately aligns management with Company performance as well as shareholder interests over time.

CEO Value Realized From Performance Shares Vested in 2016

The table below illustrates that Company performance below target resulted in the CEO realizing 54% (almost $2.4 million) less than the LTI award value at grant from the 2014-2016 Performance Share award, resulting from below threshold TSR performance combined with modest increases in Share price.

2014-2016 Performance Shares (Granted February 25, 2014)
Target Award Value at Grant(1)	Company Performance				Realized Value at Distribution	Change in Value from Target to Realized
	Operating ROE Goal (Versus Business Plan)	TSR Goal (Relative to Peers)	Performance Factor(2)	Share Price Appreciation(3)		($)	(%)
$4,396,110	97%	<25th percentible	44.4% (average of components)	3.8%	$2,025,652	$(2,370,458)	(54)%

Performance Factor Components	88.8%	0%

1	Reflects the LTI award value using target performance, not the grant date fair value calculated in accordance with the applicable accounting standard, ASC 718. The grant date fair value was disclosed in the Grants of Plan-Based Awards Table in the Company’s 2015 Proxy Statement.

2	See “Performance Shares” on pages 61-64 for how the performance factor is tied to Company performance.

3	Reflects change in Share price from grant on February 25, 2014 to distribution at February 28, 2017.

The CEO’s 2015 and later Performance Share awards continue to vest, subject to the same performance metrics. In addition, the CEO exceeds his Share ownership requirement of 7 times his annual base salary rate, further ensuring shareholder alignment.

2017 Proxy Statement	53

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

Provide competitive Total Compensation opportunities to attract, retain, engage, and motivate high-performing executives
Align compensation plans with short- and long-term business strategies

Align the financial interests of executives with shareholders’ through stock-based incentives and Share ownership requirements
Make a significant portion of Total Compensation variable and subject to Company and individual performance.

Key Features of MetLife’s Executive Compensation Program

MetLife’s compensation program has multiple features that promote the Company’s success, including:

paying for performance: most compensation is variable without guarantee, and dependent on achievement of business results.
aligning executives’ interests with those of shareholders: most incentive compensation is stock-based, and executives are expected to meet Share ownership requirements.

encouraging long-term decision-making: Stock Options and Restricted Stock Units vest over three years, Stock Options may normally be exercised over 10 years, and the ultimate value of Performance Shares is determined by the Company’s performance over three years.

rewarding achievement of the Company’s business goals: amounts available for annual incentive awards are based on Company performance compared to its Business Plan; individual awards take account of individual performance relative to individual goals.

avoiding incentives to take excessive risk: the Company does not make formulaic awards as part of its normal program, uses Operating Earnings (which excludes net investment gains and losses and net derivative gains and losses) as a key performance indicator, and uses multi-year performance to determine the ultimate value of stock-based awards.

maintaining a performance-based compensation recoupment (clawback) policy: the Company may seek recovery for employee fraudulent or other wrongful conduct that harmed MetLife.

The Company’s compensation program excludes practices that would be contrary to the Company’s compensation philosophy and contrary to shareholders’ interests. For example, the Company:

does not offer Executive Group members a supplemental executive retirement plan that provides benefits under a different formula than the generally-applicable pension plan, or that adds to years of service or includes long-term incentive compensation in the benefits formula.

does not provide excessive perquisites.
does not allow repricing or replacing of Stock Options without prior shareholder approval.

does not provide any “single trigger” change-in-control severance pay, or “single trigger” vesting of stock-based awards upon a change-in-control without the opportunity for the Company or a successor to substitute alternative awards that remain subject to vesting.

does not provide any change-in-control severance pay beyond two times average pay.

does not provide for any excise tax payment or tax gross-up for change-in-control related payments, or for tax gross-up for any perquisites or benefits, other than in connection with relocation or other transitionary arrangements when an Executive Group member begins employment.

does not allow directors, executives, or other associates, to engage in pledging, hedging, short sales, or trading in put and call options with respect to the Company’s securities.
does not offer employment contracts to U.S.-based Executive Group members.

2017 Proxy Statement	54

Compensation Discussion and Analysis

Overview of Compensation Program

MetLife uses a competitive total compensation framework that consists of base salary, annual incentive awards and stock-based long-term incentive award opportunities. The Compensation Committee considers and recommends the amount of each of these three elements together. It submits its recommendations for the Company’s Chief Executive Officer for approval by the Independent Directors, and for each of the other Executive Group members for approval by the Board of Directors. For purposes of this discussion and MetLife’s compensation program, Total Compensation for an Executive Group member means the total of only these three elements. Items such as sign-on payments and others that are not determined under the Company’s general executive compensation framework are approved by the Committee, but are generally not included in descriptions of Total Compensation.

The Committee’s Total Compensation decisions are driven by performance. Each Executive Group member’s Total Compensation reflects the Committee’s assessment of the Company’s and the executive’s performance as well as competitive market data based on peer compensation comparisons. Decisions on the award or payment amount of one element of Total Compensation impact the decisions on the amount of other elements. The Committee’s Total Compensation approach means that it does not structure particular elements of Total Compensation to relate to separate individual goals or performance.

The Committee allocates a greater portion of the Executive Group members’ Total Compensation to variable components that depend on performance or the value of Shares rather than a fixed component. It also allocates a greater portion of the

Executive Group members’ variable compensation to stock-based long-term incentives than it allocates to annual cash incentives. Given this mix of pay and other features of MetLife’s compensation programs, Executive Group members’ interests are aligned with those of shareholders. The Company’s Share ownership requirements further align executives’ interests with those of shareholders and reinforce the focus on long-term shareholder value.

The Committee also reviews annually the other compensation and benefit programs, such as retirement benefits and potential payments that would be made if an Executive Group member’s employment were to end. However, benefits such as retirement and medical programs do not impact Total Compensation decisions since they apply to substantially all employees. Decisions about those benefits do not vary based on decisions about an Executive Group member’s base salary or annual or stock-based awards, or the amount realizable from prior awards.

The Committee’s independent executive compensation consultant, Meridian, assisted it in its design and review of the Company’s compensation program. For more information on the role of Meridian regarding the Company’s executive compensation program, see “Corporate Governance —Board and Committee Information — Compensation Committee” beginning on page 28.

Generally, the forms of compensation and benefits provided to Executive Group members in the United States are similar to those provided to other U.S.-based officer-level employees. None of the Executive Group members based in the United States is a party to any agreement with the Company that governs the executive’s employment.

2017 Proxy Statement	55

Compensation Discussion and Analysis

Components of Compensation and Benefits

The primary components of the Company’s regular executive compensation and benefits program play various strategic roles:

Description	Strategic Role

Total Compensation

Base Salary is determined based on position, scope of responsibilities, individual performance, and competitive data.	Provides fixed compensation for services during the year.

Annual Incentive Awards are:

•  variable based on performance relative to Company and individual goals and additional business challenges or opportunities that arose during the year.

•  determined through the Compensation Committee assessment of all of these factors as a whole.

•  Serve as the primary compensation vehicle for recognizing and differentiating individual performance each year.

•  Motivate Executive Group members and other employees to achieve strong annual business results that will contribute to the Company’s long-term success, without creating an incentive to take excessive risk.

Stock-Based Long-Term Incentive Awards are:

•  based on the Compensation Committee’s assessment of individual responsibility, performance, relative contribution, and potential for assuming increased responsibilities and future contributions.

•  dependent on the value of Shares (Restricted Stock Units), increases in the price of Shares (Stock Options), or a combination of MetLife’s performance as well as the value of Shares (Performance Shares). Cash-paid equivalents are used outside the U.S.

•  granted each year to provide overlapping vesting and performance cycles.

•  for awards to Executive Group members made as part of Total Compensation for prior year performance and in expectation of contributions to future performance granted in these proportions:

•  Ensure that Executive Group members have a significant continuing stake in the long-term financial success of the Company (see “Executive Share Ownership” on page 71).

•  Align executives’ interests with those of shareholders.

•  Encourage decisions and reward performance that contribute to the long- term growth of the Company’s business and enhance shareholder value.

•  Motivate Executive Group members to outperform MetLife’s competition.

•  Encourage executives to remain with MetLife.

Stock-Based Long-Term Incentive Mix for Executive Group Members

Benefits

Retirement Program and Other Benefits include post-retirement income (pension) or the opportunity to save a portion of current compensation for retirement and other future needs (savings and investment program and nonqualified deferred compensation).

Attract and retain executives and other employees.

Potential Payments
Severance Pay and Related Benefits include transition assistance if employment ends due to job elimination or, in limited circumstances, performance.	Encourage focus on transition to other opportunities and allow the Company to obtain a release of employment-related claims.

Change-in-Control Benefits include:

•  double-trigger severance pay and related benefits, if the Executive Group member’s employment is terminated without cause or the Executive Group member resigns with good reason following a change-in-control.

•  replacement or vesting of stock-based long-term incentive awards.

•  Retain Executive Group members during a change-in-control.

•  Promote the unbiased efforts of the Executive Group members to maximize shareholder value during and after a change-in-control.

•  Keep executives whole in situations where Shares may no longer exist or awards otherwise cannot or will not be replaced.

2017 Proxy Statement	56

Compensation Discussion and Analysis

Determining Total Compensation for 2016 Performance

In determining executive compensation for performance year 2016, the Compensation Committee considered the Executive Group’s performance both as a whole and individually. The Committee also reviewed reports and analyses on competitive compensation for comparable positions at peer companies and in the broader market where the Company competes for executive talent.

A description of the process for determining Total Compensation follows.

Process for Determining Chief Executive Officer Compensation

Early in 2016, Mr. Kandarian and the Committee established goals and objectives that were designed to drive Company performance. The Committee assessed Mr. Kandarian’s 2016 performance against these goals in early 2017. The Committee approved Mr. Kandarian’s Total Compensation, including annual and stock-based long-term incentives, based on this assessment, and recommended it to the Independent Directors for their approval. For a description of these goals, and the performance the Committee and Board reviewed, see “Highlights of 2016 Business Results” beginning on page 43 and “Aspects of Individual Performance” beginning on page 48.

Mr. Kandarian’s compensation is higher than other Executive Group members due to Mr. Kandarian’s broader responsibilities and higher levels of accountability as the most senior executive in the Company, as well as competitive market data.

Process for Determining Compensation of Other Executive Group Members

Early in 2016, Mr. Kandarian and each Executive Group member agreed on the respective executive’s goals for 2016. In early 2017, Mr. Kandarian provided to the Committee an assessment of each of the Executive Group members’ performance during 2016 relative to their goals and the additional business challenges and opportunities that arose during the year. He also recommended Total Compensation amounts for each Executive Group member, other than himself. The Committee reviewed these recommendations. It approved and endorsed the components of each Executive

Group member’s Total Compensation for the Board of Directors’ approval. In each case, Mr. Kandarian and the Committee considered the executive’s performance, future potential, available competitive data, compensation opportunities for each position, retention needs, and fit within the executive talent market, aligned with MetLife’s compensation philosophy and objectives.

The Executive Vice President and Chief Human Resources Officer of the Company (the CHRO) provided the Committee with advice and recommendations on the form and overall level of executive compensation. He also provided guidance and information to Mr. Kandarian to assist him in this process, other than with respect to the CHRO’s own compensation. The CHRO also provided guidance to the Committee on its general administration of the programs and plans in which Executive Group members, as well as other employees, participate.

Other than as described above, no Executive Group member played a role in determining the compensation of any of the other Executive Group members. No Executive Group member took part in the Board’s consideration of his or her own compensation. The Chief Executive Officer does not have any authority to grant Share-based awards of any kind to any Executive Group members, the Chief Accounting Officer, the Chief Risk Officer, or Directors of the Company.

2016 Say-on-Pay Vote and Shareholder Engagement

In 2016, the Company’s shareholders voted by over 97% to approve the Company’s executive compensation programs and policies and the resulting compensation described in the 2016 Proxy Statement. The prior two years’ results were 98% and 97% positive.

Because the vote was advisory, the result was not binding on the Compensation Committee. However, the Committee considered the vote to be an endorsement of the Company’s executive compensation programs and policies, and took into account that support in reviewing those programs and policies. The Company has also discussed the vote, along with aspects of its executive compensation and corporate governance practices, with a number of shareholders to gain a deeper understanding of their perspectives. None of these discussions raised shareholder concerns about the Company’s current compensation practices.

2017 Proxy Statement	57

Compensation Discussion and Analysis

Base Salary

The base salaries earned by the Named Executive Officers in 2016 are reported in the Summary Compensation Table on page 72. The Compensation Committee approved annual base salary rate increases of $100,000 for each of Mr. Kandarian and Mr. Goulart, $75,000 for each of Mr. Hele and Mr. Lippert, and the equivalent of approximately $75,000 for Mr. Townsend. See footnote 1 on page 72 regarding currency exchange rate. Each increase was effective April 1, 2016. These adjustments were made to bring each executive’s salary in line with competitive market data for our peers (described on page 68) and the executive’s level of sustained relative contribution to the Company.

Annual Incentive Awards

The MetLife Annual Variable Incentive Plan (AVIP) provides eligible employees, including the Executive Group members, the opportunity to earn annual cash incentive awards. For awards for 2016 performance, AVIP was administered as a Cash-Based Awards program under the MetLife, Inc. 2015 Stock and Incentive Compensation Plan (2015 Stock and Incentive Plan). The 2016 AVIP awards are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 72.

AVIP Performance Funding

Each year, the Committee approves the maximum aggregate amount available for all AVIP awards for substantially all administrative (non-sales) employees around the world, approximately 31,000 employees for 2016.

Consistent with past practice, this approach uses an AVIP Performance Funding Level, based on the Company’s Operating Earnings compared to the Company’s 2016 Business Plan, multiplied by the total annual incentive compensation planning targets for all eligible employees, subject to the Committee’s assessment of overall performance and other relevant factors.

The Committee uses Operating Earnings as a key metric because doing so allows it to analyze the Company’s performance relative to its Business Plan. That aligns compensation with bottom-line performance that generates shareholder value over time. Using Operating Earnings, rather than GAAP net income, focuses on the Company’s primary businesses excluding the impact of market volatility, which could distort results, and revenues and costs related to areas such as non-core products, divested businesses, and discontinued operations. Operating Earnings excludes the impact of net investment gains and losses and net derivative gains and losses, which helps mitigate the potential for excessive risk-taking.

For purposes of determining the AVIP Performance Funding Level, the Company’s Operating Earnings is adjusted to eliminate the impact (if any) of variable investment income on an after-tax basis that was higher or lower than the Business Plan goal by 10% or more (Adjusted AVIP Operating Earnings).

2017 Proxy Statement	58

Compensation Discussion and Analysis

The Committee’s methodology to determine the AVIP Performance Funding Level is outlined in the following chart, indicating how the Performance Funding Level changes relative to Adjusted Operating Earnings performance:

Total AVIP Funding for Awards to All Eligible Employees

See Appendix A for further details.

This approach avoids providing incentives for employees to take excessive risk through several of its features. Operating Earnings excludes net investment gains and losses and net derivative gains and losses. The exclusion of after-tax variable investment income outside the 10% range higher or lower than the Business Plan goal also avoids providing rewards or penalties for volatile investment returns. As a result, this approach does not provide an incentive to take excessive risk in the Company’s investment portfolio and so facilitates prudent risk management. Nor is this approach an unlimited function of revenues. Rather, this approach caps the amount that can be generated for AVIP awards, and is a function of financial measures that account for the Company’s costs and liabilities.

2017 Proxy Statement	59

Compensation Discussion and Analysis

For 2016 AVIP, the Committee excluded certain items from Operating Earnings:

($ in millions)

Costs related to the anticipated Separation	$232
Non-cash charges:
Reserve charges:
Reserve system enhancements	257
Actuarial assumption update for variable annuities	168
Australia reinsurance claim	44
Total	$701

The Committee excluded Separation costs because the plan for the anticipated Separation was still in development when the 2016 Business Plan was devised. As a result, the costs were not included in the 2016 Business Plan as they were not contemplated or known at the time the Business Plan was established. The Separation is a unique event in which the Company anticipates spinning-off approximately one-fifth of its business (based on Operating Earnings). Further, the Committee and Board believe that the Separation will produce significant benefits for Company shareholders, such as allowing MetLife to operate with greater focus, increasing MetLife’s ability to generate distributable cash flows while reducing its balance sheet and income statement volatility, and making MetLife more globally diversified. The Separation may also improve MetLife’s operating return on equity, after the costs of the Separation are eliminated, and reduce MetLife’s cost of capital and exposure to market risk. Because of these many benefits, the Committee concluded that it was not appropriate to penalize all 31,000 employees covered under this plan for taking the necessary steps to effect the change.

The Committee also excluded three non-cash items, two of which were excluded because they were not the consequence of current management decisions and management did not meaningfully benefit from earlier related outcomes. The other item was excluded because the outcome of a past reinsurance claim was not yet certain. All of these adjustments represent events that were not known or anticipated at the time the 2016 Business Plan was approved. In addition, the Committee believes that adjusting for these items provides a more accurate view of management’s performance in 2016. Further details on these three items follow.

First, the Committee excluded a non-cash charge to increase reserves for products introduced more than 10 years ago, primarily resulting from modeling improvements in the reserving process for universal life products with secondary guarantees. The Company’s reserve charges in prior years were consistent with its Business Plans and actuarial and accounting practices at the time. As a result, those outcomes did not benefit management’s incentive compensation in those prior years.

Second, the Committee excluded a non-cash charge related to the actuarial assumption review for variable annuities. This reserve increase reflects changes to policyholder behavior and long-term economic assumptions relating to guaranteed minimum income benefits in certain variable annuity policies. The Company could not previously update assumptions for the related products, which were first offered over 10 years ago. Accounting rules prohibited the Company from updating these assumptions until 2016, when management had sufficient and credible data. As a result, management could not anticipate these charges when establishing the 2016 Business Plan.

The Committee concluded that adjustments for these two non-cash charges were appropriate in light of the circumstances. Over a decade ago, management had used its best judgment, utilizing relevant experience, to set appropriate reserves for the (now discontinued) products at issue. The Committee concluded that, in order to encourage strong risk management, it should not penalize executives for these reserve-setting decisions made years before.

Third, the Committee excluded a non-cash charge related to a Company reinsurance claim in Australia for a policy last renewed in 2011. The Company incurred a charge for the entire amount in dispute after the initial court determination on some of its claims. The Committee determined to defer reflecting the initial court determination until after there was a final resolution of the dispute.

Individual Annual Incentive Awards

The Committee determined the Executive Group members’ 2016 AVIP awards in consideration of the Company’s key financial performance goals and results described on pages 44-46 and key aspects of each of the Named Executive Officers’ performance relative to their objectives as discussed on pages 48-51.

2017 Proxy Statement	60

Compensation Discussion and Analysis

Stock-Based Long-Term Incentive Awards

The Company awards Performance Shares, Restricted Stock Units, Stock Options and, in some cases outside the United States, cash-payable equivalents. The Committee determines the amount of such awards in consideration of the Company’s key financial performance goals and results as part of MetLife’s Total Compensation program. For information about the specific grants of stock-based long-term incentive awards to the Named Executive Officers in 2016, see the table entitled “Grants of Plan-Based Awards in 2016” on page 78.

Stock Options

The Company grants Stock Options with an exercise price equal to the closing price of Shares on the grant date. The value of Stock Options depends exclusively on increases in the price of Shares. One-third of each award of Stock Options becomes exercisable on each of the first three anniversaries of the date of grant.

Restricted Stock Units

The Company delivers Shares for Restricted Stock Units after the end of a predetermined vesting period. Awards generally vest in thirds, and Shares are delivered, after each of the first three anniversaries of the grant date, assuming that the Company meets goals set for purposes related to Section 162(m) of the United States Internal Revenue Code (Section 162(m)) (see “Tax Considerations” on page 71).

From time to time, the Company grants Restricted Stock Units that vest in their entirety on the third or later anniversary of their grant date. It does so in order to encourage a candidate to begin employment with MetLife (especially where the candidate would forfeit long-term compensation awards from another employer by doing so) or as a means of reinforcing retention efforts, particularly in cases of exceptional performance, critical skills, or talent.

Performance Shares

The Company delivers Shares for Performance Shares after the end of a three-year performance period. The number of Shares depends on Company performance.

The Compensation Committee approves performance metrics for Performance Share awards based on:

•	the Company’s Operating ROE compared to its Business Plan goals; and

•	Total shareholder return (TSR), which reflects total return on Shares including change in Share price and imputed reinvested dividends, compared to the custom group of competitors listed on page 62.

The Committee chose Operating ROE because it directly supports the Company’s strategy to achieve superior shareholder returns. Operating ROE focuses employees on the efficient use of capital, which will drive TSR over time. The use of TSR ensures that final awards are aligned with our shareholder’s experience. The metrics include one absolute measure (Operating ROE) to directly link to the Company’s Business Plan and one relative measure (TSR) based on a peer group that reflects our business model and global reach.

Each of these two factors is measured over the three-year performance period and each is weighted equally. Payment is subject to the satisfaction of the applicable Section 162(m) goals and the overall limit of 175% as the maximum performance factor.

The performance factor scales for these measures are shown below. The performance goal for Operating ROE is established at the beginning of each three-year performance period and is based on a rigorous long-range business plan vetted and approved by the Board of Directors. This Business Plan is informed by macro-economic forecasts as well as industry and peer performance.

The goal for 2016-2018 Performance Share awards will be disclosed after the end of that performance period. Importantly, the Committee set a rigorous goal that requires a meaningful stretch above current levels of performance. In addition, as an overall safeguard to ensure alignment with shareholders, the Committee intends to cap the Performance Factor at 100% if the Company’s TSR for the performance period is zero or negative. This applies even if the Company’s Operating ROE exceeds the performance goal and the Company’s TSR outperforms its peers.

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Compensation Discussion and Analysis

The goal for the 2014-2016 Performance Shares is included at the bottom of the performance factor chart below.

With respect to the TSR component of the Performance Factor, the Committee assesses the Company’s performance against competitors around the world. As a result, the TSR metric reflects a group of competitors that is more globally diverse than the Comparator Group the Committee uses for peer Total Compensation purposes.

See Appendix A for further details.

The Committee may consider how events such as significant unplanned acquisitions or dispositions, unplanned tax, accounting and accounting presentation changes, and unplanned restructuring or reorganization costs affect the Company’s Operating ROE.

2017 Proxy Statement	62

Compensation Discussion and Analysis

The following charts show the metrics the Committee uses to determine the Performance Factor, and how the outcome is tied to Company performance. The charts also reflect the Committee’s determination of the Performance Factor for the 2014-2016 performance period; this award vested at the end of 2016.

Operating ROE: 50% Component of Performance Factor	TSR: 50% Component of Performance Factor

For this purpose the Committee excluded from Operating ROE the same items as it did for purposes of determining the total funding for 2016 AVIP awards, and for the same reasons. See “Annual Incentive Awards,” beginning on page 58.

The Committee also excluded the same items from Operating ROE as it has in the past.

For 2015, the Company recorded a non-cash charge of $792 million, net of income tax, related to tax years 2000 to 2009 for a wholly-owned U.K. subsidiary of MLIC. The charge resulted from the Company’s consideration of court decisions upholding the U.S. Internal Revenue Service’s disallowance of foreign tax credits claimed by corporate entities not affiliated with the Company. The Compensation Committee chose to exclude this item because it did not relate to the consequences of any current management decisions and management did not meaningfully benefit from the tax credit in past compensation determinations. Resolution of the Company’s own foreign tax credits awaits filing of (and determinations regarding) refund claims. The Company expects that, if the charge is later reversed, it will exclude that reversal from its determination of Operating Earnings for applicable executive compensation purposes so that executives do not benefit.

In 2014, the Company increased its reserves for asbestos litigation. The litigation relates to alleged activities in the 1920’s through the 1950’s, and the reserve increase of $117 million, net of income tax, reflected the fact that the frequency and severity of claims against MLIC relating to asbestos increased. MLIC is named as a defendant in asbestos litigation. MLIC has never engaged in the business of manufacturing, producing, distributing or selling asbestos or asbestos-containing products.

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Compensation Discussion and Analysis

Nor has MLIC issued liability or workers’ compensation insurance to companies in the business of manufacturing, producing, distributing or selling asbestos or asbestos-containing products. The lawsuits principally have focused on allegations with respect to certain research, publication and other activities during the period from the 1920’s through approximately the 1950’s and allege that MLIC learned or should have learned of certain health risks posed by asbestos and, among other things, improperly publicized or failed to disclose those health risks. MLIC believes that it should not have legal liability in these cases. The outcome of most asbestos litigation matters, however, is uncertain.

Finally, the Company did not engage in as much merger and acquisition activity in 2015 or 2016 as anticipated for the Business Plan Operating ROE goal. The Committee determined that management had exercised appropriate restraint in pursuing only those acquisitions that were likely to result in profitable growth.

See Appendix A for further details.

For more information, see the table entitled “Option Exercises and Stock Vested in 2016” on page 83.

Phantom Stock-Based Awards

The Company grants cash-settled stock-based awards (Phantom Awards) to employees outside the United States, if paying cash is more appropriate than delivering Shares in light of tax and other regulatory circumstances. Each vehicle has the same LTI award value, performance metrics, and vesting requirements as its Share-payable equivalent.

•	Each Unit Option represents the right to receive a cash payment equal to the closing price of a Share on the surrender date chosen by the employee, less the closing price on the grant date. One-third of each award of Unit Options becomes exercisable on each of the first three anniversaries of the date of grant.

•	Performance Units are units that, if they vest, are multiplied by the same performance factor used for Performance Shares for the applicable period and payable in cash equal to the closing price of a Share. Payment for Performance Units is contingent on Company achievement of goals set for Section 162(m) purposes.

•	Restricted Units are units that vest on the same schedules as Restricted Stock Units and, if they vest, each is payable in cash equal to the closing price of a Share on the vesting date. Payment for Restricted Units that vest and pay out in three annual installments is contingent on Company achievement of goals set for Section 162(m) purposes.

Vesting

For awards granted in 2015 and later, the Company has used an approach that is simpler and more global than for previous awards. Employees whose combined age and years of MetLife employment is 65 or more, with at least 5 years of MetLife employment (the Rule of 65), will retain their awards following the end of their employment. For awards granted through 2014, employees had to meet age and service criteria related to the U.S. pension program or to U.S. post-retirement medical benefits eligibility to retain their awards following employment.

Restrictive Covenants

In order to protect the Company, stock-based long-term incentive awards provide that Executive Group members who leave MetLife and provide services to a competitor, or any employee who violates MetLife’s agreement to protect corporate property, may lose those awards. The agreement to protect corporate property protects MetLife’s ownership of its property and information (including intellectual property) and prohibits the employee from interfering with MetLife’s business or soliciting MetLife’s employees or certain of its agents to leave MetLife until 18 months following the end of employment.

Retirement and Other Benefits

MetLife recognizes the importance of providing comprehensive, cost-effective benefits to attract, retain, engage, and motivate talented employees. The Company reviews its benefits program from time to time and makes adjustments to the design of the program to meet these objectives and to remain competitive with other employers.

Pension Program for U.S.-Based Executives

The Company sponsors a pension program in which all eligible U.S. employees, including the Executive Group members employed in the U.S., participate after one year of service. The program rewards employees for the length of their service and, indirectly, for their job performance, because the amount of benefits increases with the length of employees’ service with the Company and the salary and annual incentive awards they earn.

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Compensation Discussion and Analysis

The program includes the Metropolitan Life Retirement Plan for United States Employees (the Retirement Plan) and the MetLife Auxiliary Pension Plan (Auxiliary Pension Plan), an unfunded nonqualified plan. The Auxiliary Pension Plan provides pension benefits for any Executive Group members that would apply under the (qualified) Retirement Plan if U.S. tax limits on eligible compensation did not apply. It provides no additional or special benefits for Executive Group members. The same compensation formulae were used for benefits accrued in both plans in 2016.

For additional information about pension benefits for the Named Executive Officers, see the table entitled “Pension Benefits at 2016 Fiscal Year-End” on page 84.

Mr. Townsend did not participate in a defined benefit pension plan in 2016.

Mandatory Provident Fund Applicable to Mr. Townsend

Mr. Townsend participates in the Mandatory Provident Fund program for employees in Hong Kong. Applicable law requires employers and employees to contribute a fixed portion of employees’ earnings to the program, and allows employer and employees to make additional contributions. Because the rate and vesting of employer contributions are based on length of service, the program encourages employees to remain with the Company.

Savings and Investment Program for U.S.-Based Executives

The Company sponsors a savings and investment program for U.S. employees in which each Executive Group member employed in the U.S. is eligible to contribute a portion of eligible compensation. U.S. employees are also eligible for Company contributions after one year of employee service in order to encourage and reward such savings.

The program includes the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates (Savings and Investment Plan), a tax-qualified defined contribution plan that includes pre-tax deferrals under Internal Revenue Code Section 401(k), and the Metropolitan Life Auxiliary Savings and Investment Plan (Auxiliary Savings and Investment Plan), an unfunded nonqualified deferred compensation plan. The Auxiliary Savings and Investment Plan provides Company contributions for employees who elect to contribute to the Savings and Investment Plan and who have compensation beyond Internal Revenue Code limits.

Company contributions for the Named Executive Officers are included in the “All Other Compensation” column of the Summary Compensation Table on page 72. Because the Auxiliary Savings and Investment Plan is a nonqualified deferred compensation plan, the Company’s contributions to the Named Executive Officers’ accounts, and the Named Executive Officers’ accumulated account balances and any payouts made during 2016, are reported in the table entitled “Nonqualified Deferred Compensation at 2016 Fiscal Year-End” on page 86.

Nonqualified Deferred Compensation Program for U.S.-Based Executives

The Company sponsors a nonqualified deferred compensation program for employees at the Assistant Vice-President level and above in the United States, including the Executive Group members employed in the U.S. The continued deferral of income taxation and pre-tax simulated investment earnings credited to participants through the employee’s chosen payment dates encourage employees to remain with the Company.

See the table entitled “Nonqualified Deferred Compensation at 2016 Fiscal Year-End” on page 86 for amounts of nonqualified deferred compensation reported for the Named Executive Officers.

Perquisites

The Company provides its Executive Group members with limited perquisites.

•	To maximize the accessibility of Executive Group members, the Company makes leased vehicles and drivers and outside car services available to U.S.-based executives for commuting and personal use.

•	The Company leases an aircraft for purposes of efficient business travel by the Company’s executives. While the Chief Executive Officer may occasionally use the Company’s aircraft for personal travel, Company policy does not require him to use the Company’s aircraft for all personal and business travel. The Company also does not pay, or gross-up any compensation to cover, the CEO’s income taxes on this or other perquisites.

•	For recordkeeping and administrative convenience of the Company, the Company pays certain other costs, such as those for travel and meals for family members accompanying Executive Group members on business functions.

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Compensation Discussion and Analysis

•	The Company holds events to facilitate and strengthen its relationship with customers, potential customers, and other business partners, such as events at MetLife Stadium. The Company occasionally allows employees, including the Executive Group members, and their family members, personal use of its facilities at MetLife Stadium, to the extent space at such events is available or the facilities are not in use for business purposes.

• The Company provides benefits to Mr. Townsend in connection with his overseas assignment that are common for senior management in such circumstances, such as a subsidy of children’s education expenses, tax return preparation assistance, and benefits related to housing.

Aside from limited business travel tax equalization for Executive Group members based outside the United States, each Executive Group member is responsible for any personal income taxes due as a result of receiving these benefits.

The incremental cost of perquisites provided to the Named Executive Officers in respect of 2016 is included in the “All Other Compensation” column of the Summary Compensation Table on page 72, if the total cost of those perquisites for that executive exceeded $10,000.

Sign-On Payments

From time to time, the Company offers newly-hired Executive Group members sign-on payments and/or relocation benefits in order to encourage them to come to MetLife. On such occasions, the Company typically either delays the date the payment is earned and paid or requires repayment if the executive leaves MetLife before the first anniversary (or, in some cases, second or third anniversary) of beginning employment.

Business Travel Income Tax Equalization

As executives of a global enterprise, MetLife Executive Group members are engaged in international business travel. Some executives are required by the demands of their roles to travel to jurisdictions that impose additional taxes on them beyond what they owe in their home jurisdiction. MetLife has established business travel income tax equalization arrangements with its Executive Group members based outside the United States. Providing such executives with “income tax equalization” to their home jurisdiction, by paying or reimbursing the executive for any excess income taxes the executive owes in other jurisdictions as a result of business travel, is a prevalent business practice. Doing so allows the executive to engage in business travel that is necessary to lead MetLife’s business efforts and perform job responsibilities without being financially penalized. It also prevents the additional personal income tax liability from being a disincentive to engage with employees, customers, or others outside of the executive’s home jurisdiction. The arrangements do not provide for equalizing taxes the executive owes as a result of travel taken solely for personal purposes. Mr. Townsend had such an agreement in 2016.

Potential Payments

Severance Pay and Related Benefits

The following describes the Company’s standard severance program and how it was applied in 2016. The Company may, in the future, enter into severance agreements that differ from the general terms of the program where business circumstances warrant.

If the employment of a U.S.-based Executive Group member ends involuntarily due to job elimination or, in limited circumstances, due to performance, he or she may be eligible for the severance program available to substantially all salaried employees. The program generally provides employees with severance pay, outplacement services and other benefits. Employees terminated for cause, as defined under the program, are not eligible. The amount of severance pay reflects the employees’ salary grade, base salary rate, and length of service. The severance pay formula for officer-level employees is potentially higher than that for other employees. Longer-service employees receive greater payments and benefits than shorter-service employees, given the same salary grade and base salary. Depending on the terms of the particular award, employees who meet the Rule of 65 or other applicable age and service criteria, retain their outstanding stock-based long-term incentive awards. Otherwise, employees who receive severance pay also receive a pro rata cash payment in consideration of certain unretained Performance Shares, Performance Units, Restricted Stock Units, and Restricted Units (generally, those awards granted at least one year earlier).

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Compensation Discussion and Analysis

Change-in-Control Arrangements

The Company has adopted arrangements that would impact the Executive Group members’ compensation and benefits upon a change-in-control of MetLife. None of the Executive Group members is entitled to any excise tax gross-up either on severance pay or on any other benefits payable in connection with a change-in-control of the Company.

The Company established the MetLife Executive Severance Plan (Executive Severance Plan) in 2007 to apply to all Executive Group members and replace individual change-in-control agreements.

The Compensation Committee determined the terms of the plan based on its judgment of what is necessary to maximize shareholder value should a change-in-control occur. The Company designed the elements of its change-in-control definition to include circumstances where effective control over the Company would be captured by interests that differ substantially from those of the broad shareholder base the Company now has, without impinging on the Company’s flexibility to engage in transactions that are unlikely to involve such a transformation. An Executive Group member who receives benefits under the Executive Severance Plan would not also be eligible to receive severance pay under the Company’s severance plan that is available to substantially all salaried employees.

The Executive Severance Plan does not provide for any payments or benefits based solely on a change-in-control of MetLife.

Rather, the Plan provides for severance pay and related benefits only if the executive’s employment also ends under certain circumstances.

The Company’s stock-based long-term agreements also include change-in-control arrangements. Under these arrangements, MetLife or its successor may substitute an alternative award of equivalent value and vesting provisions no less favorable than the award being replaced. Only if such substitution does not occur would the awards vest immediately upon a change-in-control.

For additional information about change-in-control arrangements, including the Company’s definition of change-in-control for these purposes, see “Potential Payments upon Termination or Change-in-Control at 2016 Fiscal Year-End” beginning on page 91.

2017 Proxy Statement	67

Compensation Discussion and Analysis

The Compensation Committee periodically reviews the competitiveness of MetLife’s Total Compensation framework using data reflecting a comparator group of companies in the insurance and broader financial services industries with which MetLife competes for executive talent (the Comparator Group).

The Committee chose the members of the Comparator Group based on the size of the firms relative to MetLife and the extent of their global presence or their similarity to MetLife in the importance of investment and risk management to their businesses, as well as their being competitors for executive talent. It reviews the composition of the Comparator Group from time to time to ensure that the group remains an appropriate comparator group for the Company. The Committee changed the group in 2016, eliminating ING Groep and Aegon because regulatory requirements in the Netherlands make these companies no longer representative of the competitive market for MetLife’s executives. The resulting Comparator Group consists of the 17 financial services companies shown below.

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Compensation Discussion and Analysis

1	MetLife is excluded from the Comparator Group when determining its percentile rank.

See Appendix A for further details.

In determining the Executive Group member’s Total Compensation for 2016, the Committee considered the increasingly global nature of the Company’s business and the Company’s size, scope, and complexity relative to its peers, the challenges the Executive Group faces, and the Committee’s expectations for the executive’s and the Company’s performance. MetLife’s competitive compensation philosophy is generally to provide Total Compensation around the size-adjusted median for like positions at Comparator Group companies, taking into account MetLife’s assets, revenue, and market capitalization relative to other companies in the Comparator Group. As a result, the Committee considered an Executive Group member’s Total Compensation to be competitive if it fell within a reasonable range of that size-adjusted median. The Committee reviewed individual elements of the Executive Group members’ Total Compensation in comparison to available Comparator Group data, with a primary focus on Total Compensation. For 2016 performance, each Named Executive Officer’s Total Compensation fell between 80% and 120% of the point representing the size-adjusted median for his position. While the comparison to the range is a part of the compensation framework, the ultimate determinations vary based on individual factors such as performance, expectations of contributions to future performance, experience, and retention considerations.

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Compensation Discussion and Analysis

Risk Management

MetLife’s compensation program leverages best practices and has a number of features that contribute to prudent decision making and do not incent executives to take excessive risks.

Incentive compensation aligned with risk management

•  Operating Earnings – an important incentive compensation metric – excludes net investment gains and losses and net derivative gains and losses

•  Removes incentives not to hedge exposures to various risks inherent in a number of products, or to harvest capital gains for the sole purpose of enhancing incentive compensation

•  Aligned with Company policy not to use derivatives for speculative purposes

•  Company assesses Executives’ performance in risk management and governance practices

Long-term focus

•  Three-year overlapping performance periods and vesting for long-term incentive compensation

•  Time horizons for compensation reflect the extended time horizons for the results of many business decisions.

Performance-based compensation recoupment policy

•  Applies to all employees, including Executive Group members

•  Company may seek recovery of performance-based compensation with respect to period of misconduct

•  Misconduct is fraudulent or other wrongful conduct that causes the Company or its business financial or reputational harm

•  Reinforces the Company intent to consider recovering compensation where the policy applies

Hedging and pledging policies

•  Directors and employees, including Executive Group members, may not short-sell, hedge, trade in put and call options in, or pledge their Company securities

•  Intended to prevent a misalignment, or appearance of misalignment, of interests with shareholders

Annual risk-review of incentive compensation programs

•  Chief Risk Officer reviews programs and reports to the Compensation Committee

•  Intended to ensure that programs do not encourage excessive risk-taking

•  Analyzes performance measures, performance periods, payment determination processes, management controls, and risk management processes

•  Chief Risk Officer concluded that compensation programs did not encourage excessive risk-taking and, as a result, are not reasonably likely to have a material adverse effect on the Company

Share ownership requirements

•  Ensure that executives’ interests are aligned with those of shareholders

•  Encourages prudent risk-taking to the long-term benefit of shareholders

•  Applies to employees at Senior Vice-President level and above, including Executive Group members

•  Requires retention of all net Shares acquired from compensation awards, unless the employee’s ownership is above the requirement

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Compensation Discussion and Analysis

Executive Share Ownership

The Share ownership of the Named Executive Officers as of December 31, 2016 was:

Name	Requirement	Ownership at or Above Requirement	Compliant with 100% Net Share Retention Requirements

Steven A. Kandarian	7	✓	✓
John C. R. Hele	4		✓
Martin J. Lippert	4		✓
Steven J. Goulart	4		✓
Christopher G. Townsend	3		✓

The Company does not allow employees to count outstanding Share awards toward these requirements. Employees may count the value of Shares they or their immediate family members own directly or in trust. They may also count Shares held in the Company’s savings and investment program, Shares deferred under the Company’s nonqualified deferred compensation program and deferred cash compensation or auxiliary benefits measured in Share value. Mr. Lippert joined the Company in 2011, and Mr. Hele and Mr. Townsend joined the Company in 2012. Each of them, and each of the other Named Executive Officers, also has significant outstanding awards deliverable in Shares (or payment in cash equivalent to Share value) that align his interests with those of shareholders.

Stock-Based Award Timing Practices

The Compensation Committee grants stock-based long-term incentive awards to the Executive Group members at its regularly scheduled meeting in February of each year. The exercise price of Stock Options or Unit Options is the closing price of a Share on the grant date. On the rare occasions when the Committee grants awards in connection with the hiring or change in responsibilities of an Executive Group member, or in order to encourage the executive to remain employed, it does so coincident with (or shortly after) the hiring, change in responsibilities, or other related changes. The Company has never granted, and has no plans to grant, any stock-based awards to current or new employees in anticipation of the release of non-public information about the Company or any other company.

Tax Considerations

Section 162(m) of the United States Internal Revenue Code limits the deductibility of compensation paid to certain executives, but exempts certain “performance-based” compensation from those limits. For 2016, the Compensation Committee established limits and performance goals in order for AVIP awards to the Company’s Executive Group members to be eligible for this exemption. As part of the Section 162(m) goal-setting process for 2016, the Committee set the maximum amount that any Executive Group member could be paid as an AVIP award at $10 million. See “Non-Equity Incentive Plan Awards” on page 78 for more information about the individual maximums set for 2016 AVIP awards. The Company has also designed Performance Shares, Stock Options and (with respect to regular awards to Executive Group members) Restricted Stock Units with the intention of making them eligible for the “performance-based compensation” exemption from Section 162(m) limits. However, the Committee reserves the right to grant compensation that does not meet Section 162(m) requirements if it determines it is appropriate to do so.

Accounting Considerations

Stock Options and Restricted Stock Units qualify as equity-classified instruments whose fair value for determining compensation expense under current accounting rules is fixed on the date of grant. The Compensation Committee approved metrics to determine the performance factor applicable to Performance Shares granted in 2013 and later, and retained the ability to adjust them, or to consider other factors, should it find that it is appropriate to do so. As a result, these awards qualify for expense reporting on a variable basis. Phantom Awards qualify for expense reporting on a liability basis because they are paid in cash.

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Summary Compensation Table

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Steven A. Kandarian Chairman of the Board, President and Chief Executive Officer	2016 2015 2014	$1,525,000 $1,425,000 $1,325,000	$ 0 $ 0 $ 0	$6,874,761 $6,837,430 $6,027,795	$1,897,550 $1,939,582 $1,806,120	$4,000,000 $4,500,000 $5,000,000	$705,651 $724,960 $709,963	$278,977 $273,909 $294,924	$15,281,939 $15,700,881 $15,163,802

John C. R. Hele Executive Vice President and Chief Financial Officer	2016 2015 2014	$ 781,250 $ 706,250 $ 637,500	$ 0 $ 0 $ 0	$1,964,270 $2,051,234 $1,870,695	$ 542,164 $ 581,876 $ 560,409	$2,000,000 $2,200,000 $2,200,000	$313,841 $297,271 $213,406	$104,275 $101,741 $ 75,123	$ 5,705,800 $ 5,938,372 $ 5,557,133

Martin J. Lippert Executive Vice President, Global Technology & Operations	2016 2015 2014	$ 756,250 $ 681,250 $ 625,000	$ 0 $ 0 $ 0	$1,833,297 $1,846,125 $1,732,125	$ 506,013 $ 523,692 $ 518,903	$2,100,000 $2,300,000 $2,200,000	$328,378 $301,478 $245,080	$ 0 $ 0 $ 0	$ 5,523,938 $ 5,652,545 $ 5,321,108

Steven J. Goulart Executive Vice President and Chief Investment Officer	2016 2015	$ 725,000 $ 637,500	$ 0 $ 0	$1,636,886 $1,367,505	$ 451,805 $ 387,922	$1,500,000 $1,400,000	$242,190 $196,785	$ 85,000 $ 83,580	$ 4,640,881 $ 4,073,292

Christopher G.	2016	$ 656,493	$ 0	$1,178,562	$ 325,295	$1,001,552	$ 0	$672,215	$ 3,834,117
Townsend(1)	2015	$ 587,236	$199,659	$1,093,994	$ 310,335	$1,099,172	$ 0	$508,035	$ 3,798,431
President, Asia	2014	$ 537,532	$200,010	$1,039,275	$ 311,345	$ 951,838	$ 0	$629,052	$ 3,669,052

1	Mr. Townsend was paid a cash sign-on bonus in each of 2013, 2014, and 2015 on the first three anniversaries of the date his employment began, which is reported in the Bonus column. The final payment was made in 2015.

Mr. Townsend did not participate in a defined benefit pension plan in 2014, 2015, or 2016, which is reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column.

The amount of tax equalization benefits is a component of the amount disclosed in the All Other Compensation column for Mr. Townsend. The amount reported for tax equalization benefits for 2015 in the Company’s 2016 Proxy Statement was $292,438. That amount was based on an estimate of such benefits, as the amount could not be determined due to differences between various jurisdictions’ tax years and the Company’s fiscal year. The amount of the benefit has now been determined to have been $202,187. This amount is reflected in the All Other Compensation and Total columns for Mr. Townsend for 2015 in this table. Accordingly, the amounts disclosed in the All Other Compensation and Total columns for Mr. Townsend for 2015 in this table are different from the amounts in such columns in the Summary Compensation Table in the Company’s 2016 Proxy Statement.

Amounts for Mr. Townsend for 2016 in this table, and other executive compensation disclosure in this Proxy statement, that were denominated, accrued, earned, or paid in Hong Kong dollars have been converted to U.S. dollars at a rate of U.S.$1 = H.K.$7.759. In addition, the amounts in the Salary and Non-Equity Incentive Plan Compensation columns for 2016 differ from the amounts reviewed by the Compensation Committee. See “Incentive Compensation Decisions for 2016 Performance” on page 52. Amounts reported for 2015 and 2014 have not been adjusted from amounts reported in the Company’s 2016 Proxy Statement to reflect the change to the exchange rate used in this Proxy Statement compared to the Company’s 2016 Proxy Statement.

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Summary Compensation Table

Basis for the information in the Summary Compensation Table

The amounts reported in the table above for 2016 include several elements that were not paid to the Named Executive Officers in 2016. The table includes items such as salary and cash incentive compensation that have been earned. It also includes the grant date fair value of Share-based long-term incentive awards granted in 2016 which may never become payable or be delivered, or may ultimately have a value that differs substantially from the values reported in this table. The table also includes changes in the value of pension benefits from prior year-end to year-end 2016 which will become payable only after the Named Executive Officer ends employment. The items and amounts reported in the table above for 2015 and 2014 bear a similar relationship to performance and amounts paid or payable in those years.

In addition, the amounts in the Total column do not represent “Total Compensation” as defined for purposes of the Company’s compensation framework and philosophy, and include elements that do not relate to 2016 performance. For additional information, see the Compensation Discussion and Analysis beginning on page 41.

The Company is required to include compensation in the Summary Compensation Table for either of the two years prior to 2016 to the extent that it was disclosed in any of its prior Proxy Statements. Mr. Goulart was not a Named Executive Officer in the Company’s 2015 Proxy Statement. As a result, his compensation for 2014 is not reported in the table above.

The amounts in each of the columns of the Summary Compensation Table are further discussed in the following.

Salary

The amount reported in the Salary column is the amount of base salary earned by each Named Executive Officer in that year.

For the relationship of each Named Executive Officer’s 2016 base salary earnings to that officer’s 2016 Total Compensation, see the Proxy Summary on page 5.

Stock Awards

Performance Shares and Performance Units. The Company granted Performance Shares and Performance Units in 2016 pursuant to the 2015 Stock and Incentive Plan. No monetary consideration was paid by a Named Executive Officer for any awards. No dividends or dividend equivalents are earned on any awards. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments upon Termination or Change-in-Control at 2016 Fiscal Year-End” beginning on page 91.

Performance Shares are delivered in Shares. Performance Units are paid in cash using the price of Shares.

On February 23, 2016, the Compensation Committee granted Performance Shares to each Named Executive Officer, except that it granted Mr. Townsend Performance Units. The Company may deliver Shares (or pay cash, in the case of Performance Units) after the end of the three-year performance period from January 1, 2016 to December 31, 2018. In order for these awards to be eligible to be fully tax deductible under Section 162(m), the Compensation Committee established separate threshold goals. As a result, for the Company to deliver Shares (or pay cash, in the case of Performance Units), the Company must generate either (1) positive income from continuing operations before provision for income tax, excluding net investment gains (losses) (defined in accordance with Section 3(a) of Article 7.04 of SEC Regulation S-X), which includes total net investment gains (losses) and net derivatives gains (losses), either for the third year of the performance period or for the performance period as a whole, or (2) positive TSR either for the third year of the performance period or for the performance period as a whole.

If any of the above income or TSR goals are met, the number of Shares the Company delivers (or amount of cash it pays, in the case of Performance Units) at the end of the performance period is calculated by multiplying the number of Performance Shares or Performance Units by a performance factor (from 0% to 175%). The performance factor is to be determined by the Compensation Committee in consideration of the Company’s annual Operating ROE compared to its three-year business plan and TSR during the performance period compared to the Company’s peers and other factors the Compensation Committee determines relevant.

For a further discussion of the performance goals applicable to the Performance Share and Performance Unit awards in 2016, see the Compensation Discussion and Analysis beginning on page 41. For a discussion of the 2015 and 2014 Performance

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Summary Compensation Table

Share and Performance Unit awards, see the Company’s 2016 and 2015 Proxy Statements, respectively.

Restricted Stock Units and Restricted Units. The Company granted Restricted Stock Units and Restricted Units in 2016 pursuant to the 2015 Stock and Incentive Plan. No monetary consideration was paid by a Named Executive Officer for any awards. No dividends or dividend equivalents are earned on any awards. For a description of the effect on the awards of a termination of employment or change-in-control of MetLife, see “Potential Payments upon Termination or Change-in-Control at 2016 Fiscal Year-End” beginning on page 91.

Restricted Stock Units are delivered in Shares. Restricted Units are paid in cash using the price of Shares.

On February 23, 2016, the Compensation Committee granted Restricted Stock Units to each Named Executive Officer, except that it granted Mr. Townsend Restricted Units. One-third of each of these awards vests on the first business day of March following each of the first three anniversaries of the grant date. In order for each tranche of these awards to be eligible to be fully tax deductible under Section 162(m), the Compensation Committee established separate threshold goals. As a result, for the Company to deliver Shares (or pay cash, in the case of Restricted Units), the Company must generate either (1) positive income from continuing operations before provision for income tax, excluding net investment gains (losses) (defined in accordance with Section 3(a) of Article 7.04 of SEC Regulation S-X), which includes total net investment gains (losses) and net derivatives gains (losses) in the calendar year immediately preceding the anniversary date on which the tranche vests, or (2) positive TSR either for the calendar year immediately preceding the anniversary date on which the tranche vests.

For a discussion of the 2015 and 2014 Restricted Stock Unit and Restricted Unit awards, see the Company’s 2016 and 2015 Proxy Statements.

Method for Determining Amounts Reported. The amounts reported in this column for Stock Awards were calculated by multiplying the number of Shares or units by their respective grant date fair value:

•	$33.54 for February 23, 2016.

•	$46.85 for February 24, 2015.

•	$46.19 for February 25, 2014.

Those amounts represent the aggregate grant date fair value of the awards under ASC 718 consistent with the estimate of aggregate compensation cost to be recognized over the service period. For Performance Shares and Performance Units, the amounts are based on target performance, which is a total performance factor of 100%. This is the “probable outcome” of the performance conditions to which those awards are subject, determined under ASC 718. The grant date fair values of the Performance Shares and Performance Units assuming the highest level of performance conditions would be 1.75 times the amounts included in this column, rounded down to the nearest whole Share (or Share equivalent), because the same grant date fair value per share would be used but the total performance factor used would be 175%. For 2016 Performance Share and Performance Unit awards, that would produce the following hypothetical Grant Date Fair Values:

Name	Hypothetical Grant Date Fair Value of 2016 Performance Shares and Performance Units at Maximum Performance Level
Steven A. Kandarian	$8,020,554
John C. R. Hele	$2,291,621
Martin J. Lippert	$2,138,846
Steven J. Goulart	$1,909,701
Christopher G. Townsend	$1,374,972

For a description of the assumptions made in determining the expenses of Share awards, see Notes 1 and 16 to the Consolidated Financial Statements in the 2016, 2015, and 2014 Forms 10-K. In determining these expenses, it was assumed that each Named Executive Officer would satisfy any service requirements for vesting of the award. As a result, while a discount for the possibility of forfeiture of the award for this reason was applied to determine the expenses of these awards as reported in the Company’s Annual Reports on Form 10-K, no such discount was applied in determining the expenses reported in this column.

Option Awards

Stock Option awards were granted in 2016 pursuant to the 2015 Stock and Incentive Plan. No monetary consideration was paid by a Named Executive Officer for any awards. For a description of the effect on the awards of a termination of

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Summary Compensation Table

employment or change-in-control of MetLife, see “Potential Payments upon Termination or Change-in-Control at 2016 Fiscal Year-End” beginning on page 91.

On February 23, 2016, the Compensation Committee granted Stock Options to each Named Executive Officer. Each of these awards had a per option exercise price equal to the closing price of a Share on the grant date: $38.42. The Stock Options will normally become exercisable at the rate of one-third of each grant on each of the first three anniversaries of the grant date, and expire on the day before the tenth anniversary of that grant date.

For a discussion of the 2015 and 2014 Stock Options, see the Company’s 2016 and 2015 Proxy Statements, respectively.

Method for Determining Amounts Reported. The amounts reported in this column were calculated by multiplying the number of Stock Options by a grant date fair value per option of:

•	$9.26 for February 23, 2016.

•	$13.29 for February 24, 2015.

•	$13.84 for February 25, 2014.

Those amounts represent the aggregate grant date fair value of the Stock Options granted in each year under ASC 718, consistent with the estimate of aggregate compensation cost to be recognized over the service period.

For a description of the assumptions made in determining the expenses of Stock Option awards, see Notes 1 and 16 to the Consolidated Financial Statements in the 2016, 2015, and 2014 Forms 10-K. In determining these expenses, it was assumed that each Named Executive Officer would satisfy any service requirements for vesting of the award. As a result, while a discount for the possibility of forfeiture of the award was applied to determine the expenses of these awards as reported in the Company’s Annual Reports on Form 10-K, no such discount was applied in determining the expenses reported in this column. In each case, the grant date of the awards was the date that the Compensation Committee approved the awards.

Non-Equity Incentive Plan Compensation

The amounts reported in the Non-Equity Incentive Plan Compensation column for each Named Executive Officer include the 2016 AVIP awards made in February 2017 by the

Compensation Committee to each of the Named Executive Officers, which are based on 2016 performance. The awards were made pursuant to the 2015 Stock and Incentive Plan and are payable in cash by March 15, 2017. The factors considered and analyzed by the Compensation Committee in determining the awards are discussed in the Compensation Discussion and Analysis. For a description of the maximum award formula that applied to the awards for tax deductibility purposes, see the table entitled “Grants of Plan-Based Awards in 2016” on page 78.

Amounts reported in this column for 2015 and 2014 are AVIP awards with a similar relationship to performance in those years. The basis of these awards to the Named Executive Officers who appear in the Company’s 2016 and 2015 Proxy Statements, respectively, is discussed further in those Proxy Statements.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for 2016 represent any aggregate increase during 2016 in the present value of accumulated pension benefits for each of the Named Executive Officers who participates in a defined benefit pension plan. The increase in the present value of these benefits reflects additional service in 2016, base salary compensation earned in 2016 (reflecting any increases in base salary rate), annual incentive awards payable in March 2016 for 2015 performance. The U.S.-based Named Executive Officers participate in the same retirement program that applies to other administrative employees in the U.S. For a description of pension benefits, including the formula for determining benefits, see the table entitled “Pension Benefits at 2016 Fiscal Year-End” on page 84.

None of the Named Executive Officers’ earnings on their nonqualified deferred compensation in 2016, 2015, or 2014 were above-market or preferential. As a result, earnings credited on their nonqualified deferred compensation are not required to be, nor are they, reflected in this column. For a description of the Company’s nonqualified deferred compensation plans and the simulated investments used to determine earnings, see the table entitled “Nonqualified Deferred Compensation at 2016 Fiscal Year-End” on page 86.

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Summary Compensation Table

All Other Compensation

The amounts reported in this column for 2016 include all other items of compensation:

Name	Employer Savings and Investment Program and Mandatory Provident Fund Contributions	Perquisites and Other Personal Benefits(1)	Life Insurance Above Standard Formula	Health Insurance Above Standard Formula	Tax Equalization Benefits	Total

Steven A. Kandarian	$241,000	$ 37,977	$ 0	$ 0	$ 0	$278,977
John C. R. Hele	$ 89,437	$ 14,838	$ 0	$ 0	$ 0	$104,275
Martin J. Lippert	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
Steven J. Goulart	$ 85,000	$ 0	$ 0	$ 0	$ 0	$ 85,000
Christopher G. Townsend	$ 39,383	$248,437	$1,737	$23,585	$359,073	$672,215

1	Each of Mr. Lippert’s and Mr. Goulart’s aggregate amounts of perquisites and other personal benefits in 2016 were less than $10,000 and are therefore reported at $0.

Employer Savings and Investment Program and Mandatory Provident Fund Contributions. U.S. based eligible employees may make contributions to the Savings and Investment Plan, which is a tax-qualified 401(k) plan. Employer matching contributions are also made to that plan. In 2016, matching contributions to that plan of $10,600 were made for Mr. Kandarian and Mr. Goulart, and contributions of $7,950 were made for Mr. Hele.

Employer contributions are made to the Auxiliary Savings and Investment Plan due to U.S. Internal Revenue Code limits on the amount of compensation that is eligible for contributions to the Savings and Investment Plan.

Employer contributions are also made to the Mandatory Provident Fund, in which Mr. Townsend and other eligible employees in Hong Kong participate. These contributions match contributions made by employees up to limits determined under that fund.

The amount of contributions for each Named Executive Officer, other than those made to the Savings and Investment Plan, is also reflected in the “Registrant Contributions in Last FY” column of the Nonqualified Deferred Compensation table on page 86.

Perquisites and Other Personal Benefits. Goods or services provided to the Named Executive Officers are perquisites or personal benefits only if they confer a personal benefit on the executive. However, goods or services that are directly and integrally related to the executive’s job duties, or are offered generally to all employees, or for which the executive fully reimbursed the Company, are not perquisites or personal benefits. Perquisites and other personal benefits are reported at the Company’s aggregate incremental cost. The following describes each type of perquisite or other personal benefit.

Personal Car Service. The Company used its own vehicles to provide limited personal travel, incurring the cost of tolls, fuel, and driver overtime compensation reported in the table above.

Personal Company Aircraft Use. The reported amounts include the variable costs for personal use of aircraft that were charged to the Company by the vendor that operates the Company’s leased aircraft for trip-related crew hotels and meals, landing and ground handling fees, hangar and parking costs, in-flight catering and telephone usage, and similar items. Fuel costs were calculated based on average fuel cost per flight hour for each hour of personal use. Because the aircraft is leased primarily for business use, fixed costs such as lease payments are not included in these amounts. The Company does not require the Chief Executive Officer to use the Company’s aircraft for all personal and business travel.

Personal Conference, Event, and Travel. The reported amounts include the costs incurred by the Company for personal items for the Named Executive Officer at a Company business conference

2017 Proxy Statement	76

Summary Compensation Table

or meeting, at MetLife Stadium or at other events, and for personal guests of the Named Executive Officer at such events. Costs paid to a vendor to make personal travel reservations for the Named Executive Officers or their family members, and the cost of corporate credit card fees, are also included.

Overseas Assignment Benefits. The Company provided Mr. Townsend, in connection with his assignment in Hong Kong, $114,933 in housing and $99,896 in subsidy of children’s education. The Company also provided Mr. Townsend personal tax return preparation services at a cost of $25,736. The Company’s incremental costs to provide these items are included in the table above.

Life and Health Insurance Above Standard Formula. Employees in Hong Kong, including Mr. Townsend, are provided life and health insurance at levels that vary based on position. The cost of providing such coverage to Mr. Townsend in 2016 is reported in the table above.

Tax Equalization Benefits. The Company will pay any income taxes Mr. Townsend owes as a result of 2016 travel on Company business in excess of what he would have owed had he provided the services in his home jurisdiction. The amount reported in the table above is an estimate of such taxes, as Mr. Townsend‘s precise liability has not yet been determined. The estimate is based on extensive travel to multiple jurisdictions in furtherance of MetLife’s business. For further information, see “Business Travel Income Tax Equalization” on page 66.

2017 Proxy Statement	77

Grants of Plan-Based Awards in 2016

Grants of Plan-Based Awards in 2016

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Maximum ($)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold (#)	Target (#)	Maximum (#)

Steven A.		$10,000,000
Kandarian	February 23, 2016		34,162	136,648	239,134				$4,583,174
	February 23, 2016					68,324			$2,291,587
	February 23, 2016						204,919	$38.42	$1,897,550
John C. R.		$10,000,000
Hele	February 23, 2016		9,761	39,043	68,325				$1,309,502
	February 23, 2016					19,522			$ 654,768
	February 23, 2016						58,549	$38.42	$ 542,164
Martin J.		$10,000,000
Lippert	February 23, 2016		9,110	36,440	63,770				$1,222,198
	February 23, 2016					18,220			$ 611,099
	February 23, 2016						54,645	$38.42	$ 506,013
Steven J. Goulart		$10,000,000
	February 23, 2016		8,134	32,536	56,938				$1,091,257
	February 23, 2016					16,268			$ 545,629
	February 23, 2016						48,791	$38.42	$ 451,805
Christopher		$10,000,000
G. Townsend	February 23, 2016		5,857	23,426	40,995				$ 785,708
	February 23, 2016					11,713			$ 392,854
	February 23, 2016						35,129	$38.42	$ 325,295

Non-Equity Incentive Plan Awards

In February, 2016, the Compensation Committee made each Named Executive Officer eligible for an AVIP award for 2016 performance of up to $10 million, if the Company attained either of two Section 162(m) performance goals in 2016. Those goals were: (1) positive income from continuing operations before provision for income tax, excluding net investment gains (losses) (defined in accordance with Section 3(a) of Article 7.04 of SEC Regulation S-X), which includes total net investment gains (losses) and net derivatives gains (losses); or (2) positive TSR. These goals were established for the purpose of making AVIP awards to certain of the Company’s executives for 2016 eligible for the “performance-based” exemption from the limits on tax deductibility under Section 162(m). This limit is labeled “maximum” in this table. No amounts were established as minimum or target awards.

The amounts of the 2016 AVIP awards paid to the Named Executive Officers are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 72 and further described in the text accompanying that table. The factors and analysis of results considered by the Compensation Committee in determining the 2016 AVIP awards are discussed in the Compensation Discussion and Analysis.

Equity Incentive Plan Awards

The amounts in these columns reflect a range of Shares the Company may deliver for Performance Shares, or Share equivalents it may pay in cash for Performance Units, granted to each Named Executive Officer in 2016. In each case, it is also possible that no Shares will be delivered or cash paid.

2017 Proxy Statement	78

Grants of Plan-Based Awards in 2016

If the 25% threshold performance factor in the metrics approved by the Compensation Committee applies, each Named Executive Officer would receive the number of Performance Shares or Performance Units reflected in the Threshold column of this table. If the target performance factor applies, each Named Executive Officer would receive the number of Performance Shares or Performance Units reflected in the Target column of the table. The maximum performance factor of 175% is reflected in the Maximum column of the table, rounded down to the nearest whole Share (or Share equivalent).

For a more detailed description of the material terms and conditions of these awards, see the Summary Compensation Table on page 72 and the text accompanying that table.

All Other Stock Awards

The amounts in these columns reflect the potential number of Shares the Company may deliver for Restricted Stock Units, or cash it may pay for Restricted Units, granted to each Named Executive Officer in 2016. In each case, it is also possible that no Shares will be delivered or cash paid.

For a more detailed description of the material terms and conditions of these awards, see the Summary Compensation Table on page 72 and the text accompanying that table.

All Other Option Awards

For a description of the material terms and conditions of these awards, see the Summary Compensation Table on page 72 and the text accompanying that table.

2017 Proxy Statement	79

Outstanding Equity Awards at 2016 Fiscal Year-End

Outstanding Equity Awards at 2016 Fiscal Year-End

This table presents information about:

•	Stock Options granted to the Named Executive Officers that were outstanding on December 31, 2016 because they had not been exercised or forfeited as of that date.

•	Performance Shares and Performance Units granted to the Named Executive Officers that were outstanding on December 31, 2016 because they had not vested as of that date.

•	Restricted Stock Units and Restricted Units granted to the Named Executive Officers that were outstanding on December 31, 2016 because they had not vested as of that date.

The awards reported in this table include awards granted in 2016, which are also reported in the Summary Compensation Table on page 72 and the table entitled “Grants of Plan-Based Awards in 2016” on page 78.

	Option Awards(1)(2)(3)				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)

Steven A. Kandarian	45,000	0	$62.80	February 26, 2017
	43,500	0	$60.51	February 25, 2018
	53,400	0	$23.30	February 23, 2019
	106,800	0	$23.30	February 23, 2019
	76,000	0	$34.84	February 22, 2020
	80,000	0	$45.79	February 22, 2021
	150,000	0	$44.59	March 20, 2021			409,400
	328,125	0	$38.29	February 27, 2022
	181,818	0	$34.86	February 25, 2023
	87,000	43,500	$50.53	February 24, 2024
	48,647	97,296	$51.39	February 23, 2025
	0	204,919	$38.42	February 22, 2026
					115,256	$6,211,146		$22,062,566
John C.R. Hele	98,383	0	$34.00	September 3, 2022
	18,182	0	$34.86	February 25, 2023
	26,994	13,498	$50.53	February 24, 2024			119,405
	14,594	29,189	$51.39	February 23, 2025
	0	58,549	$38.42	February 22, 2026
					33,752	$1,818,895		$6,434,735
Martin J.	37,500	0	$29.50	September 5, 2021
Lippert	32,800	0	$38.29	February 27, 2022
	54,545	0	$34.86	February 25, 2023
	24,995	12,498	$50.53	February 24, 2024			109,742
	13,135	26,270	$51.39	February 23, 2025
	0	54,645	$38.42	February 22, 2026
					31,144	$1,678,350		$5,913,996

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Outstanding Equity Awards at 2016 Fiscal Year-End

	Option Awards(1)(2)(3)				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(6) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)

Steven J. Goulart	10,500	0	$62.80	February 26, 2017
	10,500	0	$60.51	February 25, 2018
	14,000	0	$23.30	February 23, 2019
	17,100	0	$34.84	February 22, 2020
	18,300	0	$45.79	February 22, 2021
	70,300	0	$38.29	February 27, 2022			90,991
	36,364	0	$34.86	February 25, 2023
	15,996	7,999	$50.53	February 24, 2024
	9,729	19,460	$51.39	February 23, 2025
	0	48,791	$38.42	February 22, 2026
					25,422	$1,369,992		$4,903,505
Christopher G. Townsend	44,365	0	$30.43	July 31, 2022
	29,545	0	$34.86	February 25, 2023
	14,997	7,499	$50.53	February 24, 2024			68,237
	7,783	15,568	$51.39	February 23, 2025
	0	35,129	$38.42	February 22, 2026
					19,403	$1,045,628		$3,677,292

1	Each of these Option Awards is a Stock Option. Each has an expiration date that is the day before the tenth anniversary of its grant date. Except as described in note 2 to this table, each of the Stock Options for each Named Executive Officer will become exercisable at a rate of one-third of each annual grant on each of the first three anniversaries of the grant date, subject to conditions.

2	Mr. Kandarian’s Stock Options that expire on March 20, 2021, and 106,800 of Mr. Kandarian’s Stock Options that expire on February 23, 2019, became exercisable on the third anniversary of their grant date, subject to conditions.

3	Portions of Mr. Kandarian’s outstanding Stock Options have been effectively transferred other than for value under a domestic relations order: 19,125 of those expiring in 2017 and 11,310 of those expiring in 2018.

4	Each of these Stock Awards is comprised of Restricted Stock Units, except for Mr. Townsend’s Stock Awards, which are Restricted Units.

5	The hypothetical amount reflected in this column for each Named Executive Officer is equal to the number of Restricted Stock Units and Restricted Units reflected in the column entitled “Number of Shares or Units of Stock That Have Not Vested” multiplied by the closing price of a Share on December 31, 2016, the last business day of that year.

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Outstanding Equity Awards at 2016 Fiscal Year-End

6	Each of these Stock Awards is comprised of Performance Shares, except for Mr. Townsend’s Stock Awards which are Performance Units. The number of Stock Awards reported is the maximum number of Shares that the Company could deliver (or pay the equivalent in cash) for the following performance periods:

	Maximum Performance Shares or Performance Units

Name	2015-2017	2016-2018

Steven A. Kandarian	170,266	239,134
John C.R. Hele	51,080	68,325
Martin J. Lippert	45,972	63,770
Steven J. Goulart	34,053	56,938
Christopher G. Townsend	27,242	40,995

The Company has not yet delivered any Shares or paid any cash for these Performance Shares and Performance Units. The number of Shares the Company delivers or cash it pays may be lower than the amounts reflected in this table. Under the terms of the awards, the number of Shares the Company delivers, or cash it pays, if any, will depend on a performance factor that the Compensation Committee determines based upon a three-year performance period. The maximum performance factor has been used to report these outstanding awards because it was not possible to determine the Company’s performance in 2017 or 2018 at the time this Proxy Statement was filed. See the Summary Compensation Table on page 72 for a description of the terms of the Performance Share and Performance Unit awards.

7	The hypothetical amount reflected in this column for each Named Executive Officer is equal to the number of Performance Shares and Performance Units reflected in the column entitled “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” multiplied by the closing price of a Share on December 31, 2016, the last business day of that year.

2017 Proxy Statement	82

Option Exercises and Stock Vested in 2016

Option Exercises and Stock Vested in 2016

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Steven A. Kandarian	89,546	$4,088,440
John C.R. Hele	23,373	$1,092,001
Martin J. Lippert	25,706	$1,174,243
Steven J. Goulart	17,055	$ 775,022
Christopher G. Townsend	15,037	$ 689,097

Stock Awards

Restricted Stock Units and Restricted Units. These amounts include Shares the Company delivered for Restricted Stock Units, or equivalent in cash it paid for Restricted Units, that vested in 2016. The value realized on vesting was determined using the closing price of a Share on the vesting date. None of the Named Executive Officers had the opportunity to defer the Shares that they might receive for these awards.

2014-2016 Performance Shares and Performance Units. These amounts also include Shares deliverable for Performance Shares, or equivalent in cash payable for Performance Units, for the 2014-2016 performance period, which vested on December 31, 2016. The value realized on vesting was determined using the number of Shares deliverable, or Share equivalent payable in cash, multiplied by the closing price of Shares on the vesting date. The number of Shares deliverable for this award (or cash equivalent) was calculated by multiplying the number of Performance Shares by the performance factor that pertained to the awards, which was 44.4%. For more information, see pages 53.

Each Named Executive Officer who had a Performance Share award for the 2014-2016 performance period had the opportunity to defer Shares deliverable for that award. None of them chose to defer any of those Shares.

Option Awards

None of the Named Executive Officers exercised any Option Awards in 2016.

2017 Proxy Statement	83

Pension Benefits at 2016 Fiscal Year-End

Pension Benefits at 2016 Fiscal Year-End

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)

Steven A. Kandarian	Retirement Plan	11.75	$ 207,050
	Auxiliary Pension Plan	11.75	$3,698,510
John C. R. Hele	Retirement Plan	4.333	$ 75,074
	Auxiliary Pension Plan	4.333	$ 758,776
Martin J. Lippert	Retirement Plan	5.333	$ 97,878
	Auxiliary Pension Plan	5.333	$ 976,395
Steven J. Goulart	Retirement Plan	10.5	$ 219,856
	Auxiliary Pension Plan	10.5	$1,065,953

1	Mr. Townsend did not participate in a defined benefit pension plan in 2016.

The U.S.-based Named Executive Officers are eligible to participate in the Retirement Plan and the Auxiliary Pension Plan. Eligible employees qualify for pension benefits after one year of service and become vested in their benefits after three years of service. The discussion below relates to those benefits.

Pension Plans

Pension benefits are paid under two separate plans, primarily due to tax requirements. The Retirement Plan is a tax-qualified defined benefit pension plan that provides benefits for eligible employees on the United States payroll. The U.S. Internal Revenue Code imposes limitations on eligible compensation and on the amounts that can be paid under the Retirement Plan. The purpose of the Auxiliary Pension Plan is to provide benefits which eligible employees would have received under the Retirement Plan if these limitations were not imposed. Benefits under the Auxiliary Pension Plan are calculated in substantially the same manner as they are under the Retirement Plan. The Auxiliary Pension Plan is unfunded, and benefits under that plan are general promises of payment not secured by any rights to Company property.

Determination of Benefits

Each U.S.-based Named Executive Officer’s benefit will be determined under the Personal Retirement Account Formula, which is based on monthly contributions for each employee based on the employee’s compensation, plus interest.

This formula is the standard formula that applies to all similarly-situated employees. Each of the U.S.-based NEO’s had sufficient service as of year-end 2016 to be fully vested in his Personal Retirement Account Formula benefit.

Under the Personal Retirement Account Formula, an employee is credited each month with an amount equal to five percent of eligible compensation up to the Social Security wage base (for 2016, $118,500), plus 10% of eligible compensation in excess of that wage base. Eligible compensation includes base salary and eligible annual incentive awards. In addition, amounts credited to each employee earn interest at an approximation of the U.S. government’s 30-year Treasury securities rate.

For pension benefit purposes, the 2009 annual incentive awards, which were paid outside of AVIP, are considered on the same basis as AVIP awards.

Form and Timing of Payment of Benefits

An employee may choose to receive vested Personal Retirement Account Formula benefits from the Retirement Plan as a single lump-sum payment or as one of several forms of annuity at termination of employment or deferred until no later than age 65. Amounts accrued under the Auxiliary Pension Plan that are determined by the Personal Retirement Account Formula are paid in a lump sum at termination of employment, subject to any delays under Code Section 409A.

2017 Proxy Statement	84

Pension Benefits at 2016 Fiscal Year-End

Retirement Eligibility

Normal Retirement Eligibility applies at age 65 with at least one year of service. An employee is eligible for early Retirement Eligibility beginning at age 55 with 15 years of service. Each year of age over age 57 1/2 reduces the number of years of service required to qualify for early retirement, until normal Retirement Eligibility at age 65 and at least one year of service.

However, attaining Retirement Eligibility does not affect Personal Retirement Account benefits. Personal Retirement Account participants qualify to be paid their full vested benefit when their employment ends. Because Personal Retirement Account benefits are based on total amounts credited for the employee and not final average compensation, those benefits are not reduced for any early retirement.

Attaining Retirement Eligibility does effect whether an employee retains stock-based long-term incentive awards granted in 2014 or earlier. See the text accompanying the table entitled “Potential Payments upon Termination or Change-in-Control at 2016 Fiscal Year-End” on page 91 for a discussion of these effects as of 2016 year-end.

Of the Named Executive Officers based in the U.S., only Mr. Kandarian was Retirement Eligible during 2016.

Code Section 409A Requirements

Personal Retirement Account balances in the Auxiliary Pension Plan are subject to the requirements of U.S. Internal Revenue Code Section 409A (Section 409A). Participants had the opportunity in 2008 to choose their form of payment (including a lump sum or annuity) for their accrued benefit, so long as they did not begin receiving payments in the year of the election. Payments of amounts that are subject to the requirements of Section 409A to the top 50 highest paid officers in the Company that are due upon separation from service are delayed for six months following their separation, as required by Section 409A.

Present Value Calculation Assumptions

The present value of each Named Executive Officer participant’s accumulated pension benefits is reported in the table above using certain assumptions.

The present value of each Named Executive Officer’s benefit as of December 31, 2016 is equal to his Personal Retirement Account balance. Each U.S.-based NEO was vested in such benefit as of that date.

2017 Proxy Statement	85

Nonqualified Deferred Compensation at 2016 Fiscal Year-End

Nonqualified Deferred Compensation at 2016 Fiscal Year-End

Name(1)	Plan Name	Executive Contributions in Last FY(2) ($)		Registrant Contributions in Last FY(3) ($)		Aggregate Earnings in Last FY(4) ($)		Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at Last FYE(5) ($)

Steven A. Kandarian	Leadership Plan		$0		$0		$1,003,552		$0		$7,422,948
	Auxiliary SIP		$0		$230,400		$42,944		$0		$1,486,745
John C. R. Hele	Auxiliary SIP		$0		$81,487		$14,664		$0		$236,752
Steven J. Goulart	Leadership Plan Auxiliary SIP	$ $	0 0	$ $	0 74,400	$ $	16,266 48,196	$ $	51,763 0	$ $	118,062 514,190
Christopher G. Townsend	Mandatory Provident Fund		$2,320		$39,383		$2,014		$0		$155,128

1	Mr. Lippert did not participate in a nonqualified deferred compensation plan in 2016.

2	The amount in this column for Mr. Townsend reflects salary payments that were credited as contributions to the Mandatory Provident Fund. These amounts were reported as salary in the Summary Compensation Table for 2016. No employee contributions are made under the Auxiliary SIP.

3	Amounts in this column are reported as components of Employer Savings and Investment Program and Mandatory Provident Fund Contributions for 2016 in the “All Other Compensation” column of the Summary Compensation Table on page 72.

4	None of the amounts in this column are reported for 2016 in the Summary Compensation Table. See the text pertaining to the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of that table beginning on page 72. The amount in this column for Mr. Townsend includes the effect of the change in foreign currency exchange rate from Hong Kong dollars to United States dollars used for this table (U.S.$1 = H.K.$7.759) compared to that used for the same table in the Company’s 2016 Proxy Statement (U.S.$1 = H.K. $7.765).

5	A portion of the amounts reported in this column is attributable to Employer Savings and Investment Program and

Mandatory Provident Fund Contributions. These contributions are reflected in the “All Other Compensation” column of the Summary Compensation Tables in the Company’s previous Proxy Statements (beginning in 2007) for Named Executive Officers who appeared in those Proxy Statements: $1,197,917 for Mr. Kandarian, $155,062 for Mr. Hele, $123,067 for Mr. Goulart, and $97,709 for Mr. Townsend.

Deferred Compensation Program for U.S.-Based Employees

The Company’s nonqualified deferred compensation program offers savings opportunities to the U.S.-based Named Executive Officers, as well as hundreds of other eligible employees.

The program for U.S.-based employees includes the MetLife Leadership Deferred Compensation Plan, or Leadership Plan. Under the Leadership Plan, employees may elect to defer receipt of their base salary and incentive compensation. Income taxation on such compensation is delayed until the employee receives payment. Amounts deferred under the Leadership Plan are subject to the requirements of Section 409A.

Employees may also receive Company contributions under the Auxiliary Savings and Investment Plan. In the table above, the Auxiliary Savings and Investment Plan is referred to as the Auxiliary SIP.

2017 Proxy Statement	86

Nonqualified Deferred Compensation at 2016 Fiscal Year-End

Leadership Plan. Under the Leadership Plan, Named Executive Officers based in the U.S. may elect to defer receipt of up to 75% of their base salary, all of their AVIP awards, and any Shares deliverable for Performance Share awards. These deferrals are voluntary contributions of the Named Executive Officers’ own earnings.

Compensation that would have been made in Shares, but is deferred, remains deliverable in Shares. This includes Shares deliverable for Performance Shares, Restricted Stock Units, and the Shares deliverable under the Long Term Performance Compensation Plan formerly maintained by the Company. Cash awards under the Long Term Performance Compensation Plan that were irrevocably deferred in the form of Shares are also delivered in Shares. All other deferred compensation is payable in cash.

Participants may elect to receive compensation they have deferred at a specified date before, upon or after retirement. In addition, participants may elect to receive payments in a single lump sum or in up to 15 annual installments. However, MetLife pays out the deferred compensation in a single lump sum when the employee leaves MetLife, except under certain circumstances. With respect to compensation that would otherwise have been paid in 2014 and earlier but is instead deferred, the employee’s choice of form and timing of payment is honored if the employee becomes Retirement Eligible or Bridge Eligible (meet the requirements for age and service and have a final separation agreement under a particular severance plan, making the employee eligible for post-retirement medical benefits despite not being Retirement Eligible). With respect to compensation that would have been paid in 2015 or later but was instead deferred, the employee’s choice of form and timing of payment is honored if the employee has completed five or more years of service or is at least age 60 when employment ends. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

The Company offers a number of simulated investments under the Leadership Plan. Participants may generally choose the simulated investments for their deferred cash compensation at the time they elect to defer compensation, and may change the simulated investment selections for their existing account balances up to six times each calendar year.

The rate set for the Auxiliary Fixed Income Fund cannot exceed 120% of the applicable federal long term rate under U.S. Internal Revenue Code Section 1274(d) at the time that rate is set.

The MetLife Deferred Shares Fund is available exclusively for compensation payable in Shares that the employee has deferred (Deferred Shares). The MetLife Common Stock Fund is available for deferred cash compensation. Each of these two funds reflects changes in value of Shares plus the value of imputed reinvested dividends.

The following table reflects the simulated investment returns for 2016 on each of the alternatives offered under the Leadership Plan.

Simulated Investment	2016 Returns

Auxiliary Fixed Income Fund	3.13%
Lord Abbett Bond Debenture Fund	(3.28)%
Western Asset Management Strategic Bond Opportunities	8.55%
Oakmark Fund	18.35%
Small Cap Equity Fund	16.82%
Oakmark International Fund	7.91%
S&P 500© Index	11.96%
Russell 2000© Index	21.31%
MSCI EAFE© Index	1.00%
Barclays U.S. Aggregate Bond Index	2.65%
BofA Merrill Lynch U.S. High Yield Index	17.49%
MSCI Emerging Markets Index	11.19%
MetLife Deferred Shares Fund	15.63%
MetLife Common Stock Fund	15.63%

The Lord Abbett Bond Debenture Fund was available as a simulated investment through April 29, 2016, and the table above reports the return for that period. Simulated investments in that fund as of that date were transferred to the Western Asset Management Strategic Bond Opportunities fund, unless and until a participant changed the simulated investment for those deferrals.

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Nonqualified Deferred Compensation at 2016 Fiscal Year-End

Auxiliary Savings and Investment Plan. Eligible U.S.-based Named Executive Officers and other eligible U.S.-based employees who elected to contribute a portion of their eligible compensation under the tax-qualified Savings and Investment Plan in 2016 received a Company contribution of their eligible compensation in that plan in 2016:

Employee Contribution (as a percentage of eligible compensation)	Company Contribution (as a percentage of eligible compensation)

3%	3.0%
4%	3.5%
5% or more	4.0%

The employee’s eligible compensation under the Savings and Investment Plan includes base salary and eligible annual incentive awards.

The U.S. Internal Revenue Code limits compensation that is eligible for employer contributions under the Savings and Investment Plan. In 2016, the Company could not make contributions based on compensation over $265,000. Named Executive Officers and other eligible employees who elected to participate in the Savings and Investment Plan during 2016 were credited with a percentage of their eligible compensation beyond that limit. The Company contribution was determined using the same employee contribution rate as applied under the Savings and Investment Plan. This Company contribution is credited to an account established for the employee under the nonqualified Auxiliary Savings and Investment Plan.

If the employee makes no election otherwise, Auxiliary Savings and Investment Plan balances are paid in a lump sum one year after termination of employment. Employees can elect to receive their Auxiliary Savings and Investment Plan balances in up to 15 annual installments and/or may elect to delay their payment, or the beginning of their annual payments, for up to 10 years after termination of employment.

Amounts in the Auxiliary Savings and Investment Plan are subject to the requirements of Section 409A. Participants were able to elect the time and form of their payments through 2008, which was within the time period permitted for such elections under Section 409A. Participants may change the time and form of their payments after 2008, but the election must be made during employment, is not effective until 12 months after it is made, and must delay the start of benefit payments by at least five years. Payments to the top 50 highest paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

Employees may choose from a number of simulated investments for their Auxiliary Savings and Investment Plan accounts. These simulated investments were identical to the core funds offered under the Savings and Investment Plan in 2016, except that the rate set for the Auxiliary Fixed Income Fund available under the Auxiliary Savings and Investment Plan cannot exceed 120% of the applicable federal long term rate under U.S. Internal Revenue Code Section 1274(d) at the time that rate is set. Employees may change the simulated investments for new Company contributions to their Auxiliary Savings and Investment Plan accounts at any time.

Employees could change the simulated investments for their existing Auxiliary Savings and Investment Plan accounts up to four times a month in 2016. Beginning in 2010, employees could not allocate more than 10% of their existing Auxiliary Savings and Investment Plan account balances to the MetLife Company Stock Fund (except for any account balance already in the MetLife Company Stock Fund as of January 1, 2010), and could not allocate more than 10% of future contributions to that fund. Fees are charged to employees for moving existing balances out of certain international simulated investments prior to the expiration of pre-established holding periods.

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Nonqualified Deferred Compensation at 2016 Fiscal Year-End

The following table reflects the simulated investment returns for 2016 on each of the alternatives offered under the Auxiliary Savings and Investment Plan.

Simulated Investment	2016 Returns

Auxiliary Fixed Income Fund	3.13%
Bond Index Fund	2.50%
Balanced Index Fund	7.26%
Large Cap Equity Index Fund	11.88%
Large Cap Value Index Fund	17.20%
Large Cap Growth Index Fund	6.99%
Mid Cap Equity Index Fund	20.62%
Small Cap Equity Fund	16.82%
International Equity Fund	5.63%
MetLife Company Stock Fund	15.53%

The MetLife Company Stock Fund includes a limited proportion of simulated investments in instruments other than Shares.

Each simulated investment was available for the entirety of 2016.

Mandatory Provident Fund Applicable to Mr. Townsend

Under the Mandatory Provident Fund available to employees in Hong Kong, including Mr. Townsend, eligible employees must defer five percent of their salary and other compensation, subject to a monthly limit. The monthly employer contribution is based on the employee’s years of service: six percent of salary if the employee has less than five years of service, eight percent of salary if the employee has between five and 10 years of service, 10% of salary if the employee has between 10 and 15 years of service, and 12% of salary if the employee has 15 or more years of service. An employee may make additional, voluntary contributions of between one and five percent of monthly salary. If the employee does so, the employer must make additional matching contributions equal to the employee’s contributions up to two percent of monthly salary.

The matching contribution vests at 10% per year of completed service and is completely vested at ten years of service. An employee who is dismissed due to fraud, dishonesty, or gross misconduct (or resigns to avoid such a dismissal) may forfeit the employer’s voluntary contributions.

Payments of the employee and mandatory employer contributions are generally made in a single lump sum at age 65 or when the employee leaves employment after age 60. If an employee leaves employment before age 60, the employee’s mandatory contributions, and the mandatory contributions the employer made to match those contributions, generally remain in the program and may be transferred to another employer’s Mandatory Provident Fund. When an employee leaves employment, regardless of age, the employee receives the employee’s voluntary contributions and the vested voluntary contributions the employer made to match those contributions.

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Nonqualified Deferred Compensation at 2016 Fiscal Year-End

The program offers a number of funds from among which participants may choose to invest some or all of their accounts. Participants may generally change the investments for their new contributions at any time. The following table reflects the investment returns for 2016 on each of the funds offered under the program.

Constituent Fund	2016 Returns

Manulife MPF Japan Equity Fund	4.01%
Manulife MPF North American Equity Fund	8.07%
Manulife MPF Healthcare Fund	(7.31)%
Manulife MPF International Equity Fund	4.38%
Manulife MPF Hong Kong Bond Fund	(0.44)%
Manulife MPF Conservative Fund	0.02%
Manulife MPF Stable Fund	(1.11)%
Manulife MPF European Equity Fund	1.91%
Manulife MPF 2035 Retirement Fund	0.04%
Manulife MPF 2025 Retirement Fund	(0.53)%
Manulife MPF 2020 Retirement Fund	(1.10)%
Manulife MPF 2030 Retirement Fund	(0.08)%
Manulife MPF 2045 Retirement Fund	0.08%
Manulife MPF 2040 Retirement Fund	0.04%
Manulife MPF Aggressive Fund	0.32%
Manulife MPF Growth Fund	(0.50)%
Manulife MPF Smart Retirement Fund	(1.33)%
Manulife MPF Fidelity Growth Fund	0.20%
Manulife MPF Interest Fund	0.01%
Manulife MPF International Bond Fund	0.43%
Manulife MPF Fidelity Stable Growth Fund	0.61%
Manulife MPF Pacific Asia Bond Fund	1.39%
Manulife MPF China Value Fund	(2.60)%
Manulife MPF RMB Bond Fund	(1.29)%
Manulife MPF Hang Seng Index Tracking Fund	2.26%
Manulife MPF Hong Kong Equity Fund	(1.06)%
Manulife MPF Pacific Asia Equity Fund	4.53%

Each investment was available for the entirety of 2016.

2017 Proxy Statement	90

Potential Payments upon Termination or Change-in-Control at 2016 Fiscal Year-End

Potential Payments upon Termination or Change-in-Control at 2016 Fiscal Year-End

The following table reflects estimated additional payments or benefits that would have been earned or accrued, or that would have vested or been delivered or paid out earlier than normal, had any Named Executive Officer been terminated from employment or had a change-in-control of the Company occurred on the last business day of 2016 (the Trigger Date), and using the closing price of a Share on that date as applicable. The table reflects hypothetical payments and benefits. None of the payments or benefits has actually been made.

The table and accompanying discussion also do not include payments or benefits under arrangements available on the same basis generally to all salaried employees in the jurisdiction in which the Named Executive Officer is employed. The Named Executive Officers’ pension benefits and nonqualified deferred compensation are described in the tables entitled “Pension Benefits at 2016 Fiscal Year-End” on page 84 and “Nonqualified Deferred Compensation at 2016 Fiscal Year-End” on page 86, respectively.

	Voluntary Resignation	Death		Severance-Eligible Termination (No Change-in-Control)			Change-in-Control (Assuming No Alternative Award)		Change-in-Control Severance Eligible Termination
Name		Accelerated Stock Options	Delivery of Shares (or Cash Equivalent) for Share Awards	Severance Pay	Outplace- ment	Pro-Rata Delivery of Shares (or Payment of Cash Equivalent) for Share Awards	Accelerated Stock Options	Delivery of Shares (or Payment of Cash Equivalent) for Share Awards	Severance Pay	Benefits Continuation

Steven A. Kandarian	$0	$3,559,497	$18,036,929	$1,162,500	$16,250	$ 0	$3,559,497	$18,036,929	$12,406,139	$199,404
John C. R. Hele	$0	$1,024,079	$ 5,253,413	$ 492,308	$16,250	$1,500,000	$1,024,079	$ 5,253,413	$ 2,819,931	$147,567
Martin J. Lippert	$0	$ 953,026	$ 4,833,232	$ 491,827	$16,250	$1,366,700	$ 953,026	$ 4,833,232	$ 3,076,594	$126,015
Steven J. Goulart	$0	$ 830,323	$ 4,028,278	$ 548,077	$16,250	$ 0	$ 830,323	$ 4,028,278	$ 3,248,162	$100,909
Christopher G. Townsend	$0	$ 607,562	$ 3,012,235	$ 415,385	$ 0	$ 833,300	$ 607,562	$ 3,012,235	$ 2,972,513	$ 83,764

Voluntary Resignation

None of the Named Executive Officers has a preferential arrangement that calls for any severance pay in connection with a voluntary resignation from employment prior to a change-in-control. Nor in such a case would any additional preferential payments or benefits have been earned or accrued, or have vested or been delivered or paid out earlier than normal, in favor of any Named Executive Officer. Mr. Townsend would receive payments determined on the same basis as applies to all other employees in Hong Kong.

A Named Executive Officer who had resigned but was Retirement Eligible (for awards granted in 2014 or earlier) or met the Rule of 65 (for awards granted in 2015) as of the Trigger Date would have continued to receive the benefit of the executive’s existing stock-based awards. The Company would have delivered Shares for each of the executive’s Performance Shares, or paid cash for each of the executive’s Performance Units, after the conclusion of the performance period, and would have delivered Shares or paid cash for the executive’s Restricted Stock Units and Restricted Units after the conclusion of the restriction period, and all of the executive’s unexercised Stock Options would have continued to vest and remain exercisable for

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Potential Payments upon Termination or Change-in-Control at 2016 Fiscal Year-End

the remainder of their full ten-year term. These terms apply to all employees who meet the age and service qualifications to become Retirement Eligible and have received such awards. See the table entitled “Outstanding Equity Awards at 2016 Fiscal Year-End” on page 80 for details on the Performance Shares and Stock Options. Of the Named Executive Officers only Mr. Kandarian was Retirement Eligible as of the Trigger Date, and only Mr. Kandarian and Mr. Goulart met the Rule of 65 as of the Trigger Date.

An executive terminated for “cause” would not have continued to receive the benefit of existing stock-based awards describe din the previous paragraph.

For this purpose, “cause” is defined as engaging in a serious infraction of Company policy, theft of Company property or services or other dishonest conduct, conduct otherwise injurious to the interests of the Company, or demonstrated unacceptable lateness or absenteeism.

Any other Named Executive Officer who had resigned on the Trigger Date would nevertheless have received any 2014-2016 Performance Shares previously granted to him, because these awards vested on December 31, 2016. The executive would have had 30 days from the Trigger Date to exercise any Stock Options that had vested as of the Trigger Date. Such a Named Executive Officer would have forfeited all other outstanding stock-based compensation awards.

Under the terms of Mr. Townsend’s employment offer letter, the Company could have imposed a Garden Leave on Mr. Townsend as of the Trigger Date. During such a period, which could not have exceeded three months, Mr. Townsend would have been excluded from working for the Company and would have been prohibited from working for any third party and from competing with the Company. The Company would have had to continue paying Mr. Townsend his compensation during the Garden Leave. Had the Company exercised its right to impose a three month Garden Leave on Mr. Townsend as of the Trigger Date, Mr. Townsend’s salary and housing allowance payments would have cost the equivalent of $197,487.

Death

In the unlikely event that a Named Executive Officer had died on the Trigger Date, that executive’s stock-based awards would have vested and Shares would have become immediately deliverable, or cash become immediately payable. The Company would have delivered Shares for the executive’s unvested Performance Shares, or paid cash for the executive’s Performance Units, using 100% of Performance Shares granted (Target Performance), and would have delivered Shares or paid cash for the executive’s unvested Restricted Stock Units and/or Restricted Units. All of the executive’s Stock Options would have become immediately exercisable. These terms apply to all employees of the Company who have been granted such awards. The Share delivery or cash payment for stock-based awards reflected in the table above was calculated using the closing price of Shares on the Trigger Date (the Trigger Date Closing Price).

Severance-Eligible Termination

(No Change-in-Control)

None of the Named Executive Officers has an employment agreement or other arrangement that calls for any severance pay in connection with a termination of employment for cause. If one of these Named Executive Officers had been terminated for cause, the executive’s unvested Performance Shares, Performance Units, and Restricted Stock Units, and all of the executive’s Stock Options, would have been forfeited and the executive would have received no annual award for 2016 performance. For the definition of cause for this purpose, see above under “Voluntary Resignation.”

Had such a Named Executive Officer been terminated from employment due to job elimination without a change-in-control having occurred, the executive would have been eligible for severance pay under a severance program for all officer-level employees (or, in Mr. Townsend’s case, equivalent terms promised to him in his employment offer letter). The severance pay would have been equal to 28 weeks base salary plus one week for every year of service, up to 52 weeks base salary. In order to receive any severance pay, the executive would have had to enter into a separation agreement that would have included a release of employment-related claims against the Company (a Separation Agreement). Each executive would also have been entitled to outplacement services. The cost of these payments and services is reflected in the table above.

If such a Named Executive Officer’s termination had been due to performance, the amount of severance pay would have been one-half of what it would have been in the case of job elimination.

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Potential Payments upon Termination or Change-in-Control at 2016 Fiscal Year-End

An employee who would have been Bridge Eligible had the employee been involuntarily terminated with severance pay on the Trigger Date would have received the benefit of all stock-based awards made in 2005 through 2014 on the same basis as those who were Retirement Eligible. In order to be Bridge Eligible, an employee must enter into a Separation Agreement. None of the Named Executive Officers had the requisite age and service to qualify for Bridge Eligibility as of the Trigger Date.

Any of the Named Executive Officers whose employment was terminated with severance pay and who was not Retirement Eligible, had not met the Rule of 65, and was not Bridge Eligible as of the Trigger Date would have had 30 days from the Trigger Date to exercise any Stock Options that had vested as of the Trigger Date. Such a Named Executive Officer would have received Shares (or cash equivalent) for his 2014-2016 Performance Shares and Performance Units, because these awards vested at the end of the performance period on December 31, 2016. Such a Named Executive Officer would have been offered pro rata cash payments in consideration of any 2015-2017 and 2016-2018 Performance Shares and Performance Units, contingent on a Separation Agreement. The amount of payment for these Performance Shares and Performance Units would have been determined using the amount of time that had passed in the performance period through the date of the termination of employment, the number of Performance Shares or Performance Units granted, the lesser of the performance factor ultimately determined for that three-year performance period or target performance (100%), and the lesser of the closing price of Shares on the date of grant and the closing price of Shares on the date the Compensation Committee determined the performance factor for that performance period. Such payments would not have been made until after the end of the applicable performance period.

Such an Named Executive Officer would also have been offered a pro rata cash payment for any outstanding Restricted Stock Units or Restricted Units that were to have vested in their entirety on the third or later anniversary of their grant date, and that had been granted before December 31, 2015. Such a payment would have been based on the amount of time that had passed in the restriction period through the date of termination of employment.

The estimated cost of these Share-award-related pro rata payments for each Named Executive Officer is reflected in the table above, using the closing price of Shares on the date of grant and a hypothetical 100% performance factor.

Change-in-Control (Assuming No Alternative Award)

The Company’s definition of change-in-control is: any person acquires beneficial ownership of 25% or more of MetLife’s voting securities (for this purpose, persons include any group under Rule 13d-5(b) under the Exchange Act, not including MetLife, any affiliate of MetLife, any Company employee benefit plan, or the MetLife Policyholder Trust); a change in the majority of the membership of MetLife’s Board of Directors (other than any director nominated or elected by other directors) occurs within any 24-month period; or a completed transaction after which the previous shareholders of MetLife do not own the majority of the voting shares in the resulting company, or do not own the majority of the voting shares in each company that holds more than 25% of the assets of MetLife prior to the transaction.

Had a change-in-control occurred on the Trigger Date, the Company could have chosen to substitute an award with at least the same value and at least equivalent material terms that complies with Section 409A (an Alternative Award), rather than accelerate the vesting of, and deliver Shares or pay cash for, the existing stock-based award. Otherwise, the Company would have delivered Shares for the executive’s unvested Performance Shares, or paid cash for the executive’s unvested Performance Units, using Target Performance and the change-in-control price of Shares, and would have delivered Shares or paid cash for the executive’s unvested Restricted Stock Units and Restricted Units using the change-in-control price of Shares. The Company would have made delivery or payment within 30 days after the change-in-control, except that if the event did not qualify as a change-in-control as defined in Section 409A, then delivery or payment would have been made following the end of the three-year performance period originally applicable to the Performance Shares or Performance Units, or following the end of the restriction period applicable to the Restricted Stock Units or Restricted Units.

In addition, if no Alternative Award had been made, each executive’s unvested Stock Options would have become immediately exercisable, and the Compensation Committee could have chosen to cancel each option in exchange for a cash payment equal to the difference between the exercise price of the Stock Option and the change-in-control price.

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Potential Payments upon Termination or Change-in-Control at 2016 Fiscal Year-End

The estimated cost of these payments and benefits (assuming no Alternative Award) is reflected in the table above. The payment related to unvested stock-based awards was calculated using the Trigger Date Closing Price.

Change-in-Control Severance-Eligible Termination

In addition to being eligible to receive the payments described above under “Change-in-Control,” each of the Named Executive Officers is eligible to participate in the Executive Severance Plan. Under this plan, had a change-in-control occurred on the Trigger Date, and had such a Named Executive Officer’s terms and conditions of employment during the three-year period beginning with the Trigger Date (Employment Period) not satisfied specified standards, the Named Executive Officer could have terminated employment and received severance pay and related benefits. These standards include:

•	base pay no lower than the level paid before the change-in-control;

•	annual bonus opportunities at least as high as other Company executives;

•	participation in all long-term incentive compensation programs for key executives at a level at least as high as for other executives of the Company of comparable rank;

•	aggregate annual bonus and long-term compensation awards at least equal to the aggregate value of such awards for any of the three years prior to the change-in-control;

•	a pro rata annual bonus for any fiscal year that extends beyond the end of the three-year period at least equal to the same pro rata portion of any of the three annual bonuses granted prior to the change-in-control;

•	participation in all Company pension, deferred compensation, savings, and other benefit plans at the same level as or better than those made available to other similarly-situated officers;

•	vacation, indemnification, fringe benefits, and reimbursement of expenses on the same basis as other similarly-situated officers; and
•	a work location at the same office as the executive had immediately prior to the change-in-control, or within 50 miles of that location.

In addition, if the Company had terminated a Named Executive Officer’s employment without cause during the Employment Period, the executive would have received severance pay and related benefits. For these purposes, cause is defined as the executive’s conviction or plea of nolo contendere to a felony, dishonesty or gross misconduct which results or is intended to result in material damage to the Company’s business or reputation, or repeated, material, willful and deliberate violations by the executive of the executive’s obligations.

Had a Named Executive Officer listed in the table above qualified for severance pay as of the Trigger Date, the amount would have been two times the sum of the executive’s annual salary rate plus the average of the executive’s annual incentive awards for the three fiscal years prior to the change-in-control. If the executive would have received a greater net after-tax benefit by reducing the amount of severance pay below the U.S. Internal Revenue Code’s change-in-control excise tax threshold, the severance pay would have been reduced to an amount low enough to avoid that excise tax.

The executive’s related benefits would have included up to three years continuation of existing medical, dental, and long-term disability plan benefits.

The estimated cost of these payments and benefits is reflected in the table above, using the Trigger Date Closing Price and the actuarial present value of continuation of benefits using the same assumptions or principles that are used by the Company for financial reporting purposes under GAAP.

If severance pay and related benefits had become due because the executive voluntarily terminated employment because the Company failed to provide the terms and conditions specified above during the Employment Period, payment would have been delayed for six months in order to comply with Section 409A.

2017 Proxy Statement	94

Proposal 4 — Advisory vote on the Frequency of Future Advisory Votes to Approve the Compensation Paid to the Company’s

Named Executive Officers

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Board of Directors recommends that you vote in favor of a ONE YEAR frequency for future advisory votes on executive compensation.

In accordance with Section 14A of the Exchange Act, this proposal will give shareholders the opportunity to express their preference for how frequently they will cast an advisory vote to endorse or not endorse the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Disclosure and Analysis, compensation tables and narrative discussion. Shareholders may cast a vote in favor of a frequency of one year, two years, or three years, or they may abstain.

The Company current holds such a vote annually. The Board recommends a vote in favor of an annual advisory vote because an annual vote will allow shareholders to provide direct input on the Company’s compensation policies and practices, and the resulting compensation for the Named Executive Officers, every year. Shareholders would have the opportunity to consider the Company’s most recent compensation decisions in the context of its pay for performance philosophy and focus on increasing long-term shareholder value, and to provide feedback to the Company in a timely way.

Because the frequency vote is advisory, the result will not be binding on the Board of Directors or the Company. The Board will, however, take into account the outcome of the vote when it determines the frequency with which future advisory votes on executive compensation will be held. The Board expects to make its determination and disclose its decision to shareholders within 150 days of the Annual Meeting.

The next shareholder advisory vote on the frequency of advisory votes on the Company’s compensation of Named Executive Officers will be in 2023, or earlier if the Board so determines.

The Compensation Committee and the Board of Directors believe that an annual advisory vote on executive compensation is in the best interests of the Company and its shareholders. Accordingly, the Board of Directors recommends that you vote in favor of a ONE YEAR frequency for future advisory votes on executive compensation.

2017 Proxy Statement	95

Security Ownership of Directors and Executive Officers

OTHER INFORMATION

Security Ownership of Directors and Executive Officers

The table below shows the number of MetLife equity securities beneficially owned by each of the Directors and Named Executive Officers of MetLife and all the Directors and Executive Officers as a group. Other than as disclosed in note (6) below, information in this table is reported as of April 14, 2017.

Securities beneficially owned include, to the extent applicable to a Director, Named Executive Officer, or Executive Officer:

•	securities held in each individual’s name;

•	securities held by a broker for the benefit of the individual;

•	securities which the individual could acquire within the following 60 days (as described in notes (3) and (4) below);

•	securities held indirectly in the Savings and Investment Plan; and

•	other securities for which the individual may directly or indirectly have or share voting power or investment power (including the power to direct the disposition of the securities).

As of April 14, 2017, none of the Directors or Executive Officers of the Company beneficially owned the Company’s Floating Rate Non-Cumulative Preferred Stock, Series A, or 5.25% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series C.

	Common Stock

Name	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)	Percent of Class

Steven A. Kandarian	1,537,749	*
Steven J. Goulart	288,218	*
Cheryl W. Grisé	14,705	*
Carlos M. Gutierrez	12,478	*
John C. R. Hele	255,128	*
David L. Herzog	2,175	*
R. Glenn Hubbard	41,062	*
Alfred F. Kelly, Jr.	15,141	*
Edward J. Kelly, III	1,364	*
William E. Kennard	10,826	*
James M. Kilts(5)	28,262	*
Catherine R. Kinney	33,966	*
Martin J. Lippert	269,497	*
Denise M. Morrison	9,037	*
Kenton J. Sicchitano	25,707	*
Christopher G. Townsend	123,682	*
Lulu C. Wang	27,339	*
Board of Directors of MetLife, but not in each Director’s individual capacity(6)	162,077,300	14.90%
All Directors and Executive Officers, as a group(7)	3,242,280	*

*	Number of Shares represents less than one percent of the number of Shares outstanding as of April 14, 2017.

1	Each Director and Named Executive Officer has sole voting and investment power over the Shares shown in this column opposite his or her name, except as indicated in notes (2), (3) and (4) below.

2	Includes, in the case of William E. Kennard, 10 Shares held by the MetLife Policyholder Trust allocated to him in his individual capacity as a beneficiary of the MetLife Policyholder Trust. Directors and Executive Officers as of April 14, 2017, as a group, were allocated 10 Shares as beneficiaries of the MetLife Policyholder Trust in their individual capacities. The beneficiaries have sole investment power and shared voting power with respect to such Shares. Note (6) below describes additional beneficial ownership attributed to the Board of Directors as an entity, but not to any Director in an individual capacity, of Shares held by the MetLife Policyholder Trust.

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Security Ownership of Directors and Executive Officers

3	Includes Shares that are subject to Stock Options which were granted under the MetLife, Inc. 2005 Stock and Incentive Plan and the 2015 Stock and Incentive Plan and are exercisable within 60 days following April 14, 2017. The number of such Stock Options held by each Named Executive Officer is shown in the following table:

Name	Number of Stock Options Exercisable Within 60 Days	Name	Number of Stock Options Exercisable Within 60 Days	Name	Number of Stock Options Exercisable Within 60 Days

Steven A. Kandarian	1,285,309	John C. R. Hele	205,761	Christopher G. Townsend	123,682
Steven J. Goulart	226,281	Martin J. Lippert	206,823

All Executive Officers as of April 14, 2017, as a group, held 2,465,586 Stock Options exercisable within 60 days following April 14, 2017. None of the Directors, except for Mr. Kandarian, held any Stock Options as of April 14, 2017.

4	Includes Shares deferred under the Company’s nonqualified deferred compensation program (Deferred Shares) that the Director or Named Executive Officer could acquire within 60 days following April 14, 2017, such as by ending employment or service as a Director, or by taking early distribution of the Shares (in some cases with a 10% reduction as provided under the applicable deferred compensation plan). The number of such Deferred Shares held by individual Directors and Named Executive Officers is shown in the following table:

Name	Number of Deferred Shares That Can Be Acquired Within 60 Days	Name	Number of Deferred Shares That Can Be Acquired Within 60 Days	Name	Number of Deferred Shares That Can Be Acquired Within 60 Days

Cheryl W. Grisé	9,997	Edward J. Kelly, III	1,364	Catherine R. Kinney	20,114
R. Glenn Hubbard	33,284	William E. Kennard	10,816	Kenton J. Sicchitano	1,368
Alfred F. Kelly, Jr.	4,804	James M. Kilts	7,748

The number of Deferred Shares reflected in the table immediately above does not include Deferred Shares to the extent the Company would delay delivery of Shares in order to comply with Section 409A. All Directors and Executive Officers as of April 14, 2017, as a group, held 96,174 Deferred Shares that could be acquired within 60 days following April 14, 2017.

5	Includes 236 Shares held by a limited partnership in which Mr. Kilts and members of his family hold indirect interests.

6	This information is reported as of February 23, 2017. The Board of Directors of MetLife, as an entity, but not any Director in his or her individual capacity, is deemed to beneficially own the Shares held by the MetLife Policyholder Trust because the Board will direct the voting of those Shares on certain matters submitted to a vote of shareholders. This number of Shares deemed owned by the Board of Directors is reflected in Amendment No. 68 to Schedule 13D referred to under the heading “Security Ownership of Certain Beneficial Owners” on page 99.

7	Does not include Shares held by the MetLife Policyholder Trust that are beneficially owned by the Board of Directors, as an entity, as described in note (6). Includes the Shares in the MetLife Policyholder Trust allocated to the Directors and Executive Officers in their individual capacities, as described in note (2). Includes 2,465,586 Shares that are subject to Stock Options that are exercisable, and 96,174 Deferred Shares that could be acquired, within 60 days following April 14, 2017, by all Directors and Executive Officers of the Company, as a group, as described in notes (3) and (4), respectively.

2017 Proxy Statement	97

Deferred Shares Not Beneficially Owned and Deferred Share Equivalents /

Section 16(a) Beneficial Ownership Reporting Compliance

Deferred Shares Not Beneficially Owned and Deferred Share Equivalents

The following table presents additional items that align the Directors’ and Named Executive Officers’ interests with those of the Company’s shareholders because their values depend on the price of Shares, but do not represent beneficial ownership of Shares. Deferred Shares that could not be acquired within 60 days following April 14, 2017 are not considered beneficially owned. Deferred cash compensation or auxiliary cash benefits measured in Share value (Deferred Share Equivalents) are not considered Shares beneficially owned because their payment is not made in Shares. The following table sets forth information on Deferred Shares that could not be acquired within 60 days following April 14, 2017 and Deferred Share Equivalents as of April 14, 2017.

Name	Deferred Shares Not Beneficially Owned and/or Deferred Share Equivalents

Steven A. Kandarian	138,759
Cheryl W. Grisé	28,488
R. Glenn Hubbard	14,876
Alfred F. Kelly, Jr.	20,868
Edward J. Kelly, III	5,453
James M. Kilts	41,083
Kenton J. Sicchitano	5,006

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s Directors, certain officers of the Company, and beneficial owners of more than 10% of the Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Shares and other equity securities of the Company. Based solely upon a review of the filings furnished to the Company during 2016 or written representations that no Form 5 was required, the Company believes that all filings required to be made by reporting persons were timely made in accordance with the requirements of the Exchange Act.

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Security Ownership of Certain Beneficial Owners

Security Ownership of Certain Beneficial Owners

The following persons have reported to the SEC beneficial ownership of more than five percent of the Shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Beneficiaries of the MetLife Policyholder Trust(1) c/o Wilmington Trust Company, as Trustee, Rodney Square North, 1100 North Market Street Wilmington, DE 19890	162,077,300	14.9%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	70,977,937	6.5%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	63,479,374	5.77%

1	The Board of Directors of the Company has reported to the SEC that, as of February 23, 2017, it, as an entity, had shared voting power over 162,077,300 Shares held in the MetLife Policyholder Trust. The Board’s report is in Amendment No. 68, filed on February 28, 2017, to the Board’s Schedule 13D. MetLife created the trust when MLIC, a wholly-owned subsidiary of MetLife, converted from a mutual insurance company to a stock insurance company in April 2000. At that time, eligible MLIC policyholders received beneficial ownership of Shares, and MetLife transferred these Shares to a trust, which is the record owner of the Shares. Wilmington Trust Company serves as trustee. The trust beneficiaries have sole investment power over the Shares, and can direct the trustee to vote their Shares on matters identified in the trust agreement that governs the trust. However, the trust agreement directs the trustee to vote the Shares held in the trust on some shareholder matters as recommended or directed by MetLife’s Board of Directors and, on that account, the Board, under SEC rules, shares voting power with the trust beneficiaries and the SEC has considered the Board, as an entity, a beneficial owner under the rules.

2.	This information is based solely on a Schedule 13G/A filed with the SEC on January 25, 2017 by BlackRock, Inc., which reported beneficial ownership as of December 31, 2016 of 70,977,937 Shares, constituting 6.5% of the Shares, with sole voting power with respect to 60,970,976 of the Shares, sole dispositive power with respect to 70,929,937 of the Shares, shared voting power with respect to 48,000 of the Shares, and shared dispositive power with respect to 48,000 of the Shares.

3.	This information is based solely on a Schedule 13G/A filed with the SEC on February 10, 2017 by The Vanguard Group, which reported beneficial ownership as of December 31, 2016 of 63,479,374 Shares, constituting 5.77% of the Shares, with sole voting power with respect to 1,653,980 of the Shares, sole dispositive power with respect to 61,669,972 of the Shares, shared voting power with respect to 171,076 of the Shares, and shared dispositive power with respect to 1,809,402 of the Shares.

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Information About the Annual Meeting, Proxy Voting, and Other Information

Information About the Annual Meeting, Proxy Voting, and Other Information

The Board is not aware of any matters to be presented for a vote at the Annual Meeting other than those described in this Proxy Statement. If any other matters properly arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the proxy card.

Accessing your proxy materials

MetLife is using “notice and access” procedures to distribute its proxy materials to its shareholders. MetLife is mailing a Notice of Internet Availability of Proxy Materials (Notice) to shareholders. Shareholders who received the Notice may access the proxy materials over the Internet or, on request, receive a paper copy of the materials by mail or an e-mail copy. The Notice includes instructions on how to access the materials over the Internet and how to request a paper or e-mail copy. The Notice further provides instructions on how shareholders may elect to receive proxy materials in the future in printed form or by electronic mail.

Some of our shareholders, including shareholders who previously asked to receive paper copies of the proxy materials, will receive paper copies of the proxy materials.

Electronic delivery of the proxy statement and annual report to shareholders

If you are a shareholder of record, you may choose to receive future proxy statements and annual reports to shareholders electronically by consenting to electronic delivery online at: www.computershare.com/metlife. If you choose to receive your proxy materials electronically, your choice will remain in effect until you notify MetLife that you wish to discontinue electronic delivery of these documents. You may provide your notice to MetLife via the Internet at www.computershare.com/metlife.

If you hold your Shares in street name in a stock brokerage account or at a bank or other nominee, refer to the information provided by that entity for instructions on how to elect this option.

Attending the Annual Meeting

MetLife shareholders of record or their duly appointed proxies are entitled to attend the Annual Meeting.

Holders of record. If you are a MetLife shareholder of record and wish to attend the meeting, please so indicate on the proxy card (if you received printed copies of the proxy materials) or as prompted by the telephone or Internet voting systems and an admittance card will be sent to you. On the day of the meeting, please bring your admittance card, together with photo identification such as a driver’s license, which you will be asked to present to gain entrance to the meeting at 200 Park Avenue, New York, New York.

Holders in street name. Beneficial owners whose Shares are held in street name in a stock brokerage account or by a bank or other nominee also are entitled to attend the meeting. However, because the Company may not have evidence that you are a beneficial owner, you will need to bring proof of your ownership, together with photo identification such as a driver’s license, to be admitted to the meeting. A recent statement or letter from the record owner (your bank, broker or other nominee) confirming your beneficial ownership, together with such photo identification, will be acceptable proof.

Shares outstanding and holders of record entitled to vote at the Annual Meeting

There were 1,080,448,287 Shares outstanding as of the April 14, 2017 record date. Each of those Shares is entitled to one vote on each matter to be voted on at the Annual Meeting.

All holders of record of Shares at the close of business on the April 14, 2017 record date are entitled to vote at the Annual Meeting.

Your vote is important

Whether or not you plan to attend the Annual Meeting, please take the time to vote your Shares as soon as possible. You may vote your Shares on the Internet, by using a toll-free telephone number or by mailing your proxy card (see your Notice or proxy card for complete instructions, or refer to the instructions on page 1 of this Proxy Statement).

Voting your Shares

Holders of record. If you are a shareholder of record or a duly appointed proxy of a shareholder of record, you may vote by:

•	attending the Annual Meeting and voting in person;

•	voting on the Internet or by telephone no later than 11:59 p.m., Eastern Time, June 12, 2017; or

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Information About the Annual Meeting, Proxy Voting, and Other Information

•	mailing your proxy card so that it is received by MetLife, c/o Computershare, P.O. Box 30202, College Station, TX 77842-9909 prior to the Annual Meeting.

Instructions about these ways to vote appear on your Notice or proxy card. If you vote on the Internet or by telephone, please have your Notice or proxy card available for reference when you vote.

For shareholders of record, votes submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you do not specify how your Shares are to be voted, the proxies will vote your Shares FOR Proposal 1 (election of each Director nominee), Proposal 2 (ratification of appointment of independent auditor) and Proposal 3 (advisory vote to approve compensation paid to the Company’s Named Executive Officers), vote your Shares in favor of a ONE YEAR frequency for future advisory votes on executive compensation on Proposal 4, and vote your Shares AGAINST Proposal 5 (shareholder proposal to reduce the ownership required for shareholders to call a special meeting).

Holders in street name. If you are a beneficial owner whose Shares are held in street name and you wish to vote in person at the Annual Meeting, you must contact your bank, broker or other nominee to obtain its proxy. Bring that document with you to the meeting.

If you do not instruct your broker how to vote on Proposals 1, 3, 4, or 5, your Shares will not be voted (a Broker Non-Vote). See “Tabulation of abstentions and Broker Non-Votes” on page 102 for additional details. Contact your bank, broker or other nominee directly if you have questions.

Changing your vote or revoking your proxy after it is submitted

Holders of record. You may change your vote or revoke your proxy by:

•	subsequently voting on the Internet or by telephone no later than 11:59 p.m., Eastern Time, June 12, 2017;

•	signing another proxy card with a later date and returning it so that it is received by MetLife, c/o Computershare, P.O. Box 30202, College Station, TX 77842-9909 prior to the Annual Meeting;
•	sending your notice of revocation so that it is received by MetLife, c/o Computershare, P.O. Box 30202, College Station, TX 77842-9909 prior to the Annual Meeting or sending your notice of revocation to MetLife via the Internet at www.investorvote.com/MET no later than 11:59 p.m., Eastern Time, June 12, 2017; or

•	attending the Annual Meeting and voting in person.

Holders in street name. If you hold your shares in street name in a stock brokerage account or at a bank or other nominee, please contact the brokerage firm, bank or other nominee for instructions on how to change your vote.

Voting by participants in retirement and savings plans

The Bank of New York Mellon is trustee for the portion of the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates which is invested in the MetLife Company Stock Fund. It is also the trustee for the portion of the New England Life Insurance Company Agents’ Retirement Plan and Trust which is invested in the MetLife Company Stock Fund. As trustee, it will vote the Shares in these plans in accordance with the voting instructions given by plan participants to the trustee. Instructions on voting appear on the voting instruction form distributed to plan participants. The trustee must receive the voting instructions of a plan participant no later than 6:00 p.m., Eastern Time, June 9, 2017. The trustee will generally vote the Shares held by each plan for which it does not receive voting instructions in the same proportion as the Shares held by such plan for which it does receive voting instructions.

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Voting of Shares held in the MetLife Policyholder Trust

The beneficiaries of the MetLife Policyholder Trust may direct Wilmington Trust Company, as trustee, to vote their Shares held in the trust on certain matters that are identified in the trust agreement governing the trust, including approval of mergers and contested Directors’ elections. On all other matters, the trust agreement directs the trustee to vote the Shares held in the trust as recommended or directed by the Company’s Board of Directors. The beneficiaries of the trust may not direct the trustee to vote their shares on any matters to be presented at the Annual Meeting.

Vote required to elect Directors

Under the Company’s By-laws, in an uncontested election, such as the election of Directors at the Annual Meeting, the vote of a majority of the votes cast with respect to a Director’s election at a meeting at which a quorum is present will determine the election of the Director.

Under Delaware law, a Director holds office until the Director’s successor is elected and qualified or until the Director’s earlier resignation or removal. The Company’s By-Laws provide that, following the certification of the shareholder vote in an uncontested election, such as the election of Directors at the Annual Meeting, any incumbent Director who is a nominee for election as Director who receives a greater number of votes “against” his or her election than votes “for” his or her election will promptly tender his or her resignation. The Governance and Corporate Responsibility Committee of the Board will promptly consider the offer to resign and recommend to the Board whether to accept or reject it. The Board of Directors will decide within 90 days following certification of the shareholder vote whether to accept or reject the resignation. The Board’s decision and, if applicable, the reasons for rejecting the resignation, will be disclosed in a Current Report on Form 8-K filed with the SEC.

Vote required to approve matters other than the election of Directors

The affirmative vote of the holders of a majority of the Shares voting will be sufficient to ratify the appointment of Deloitte as MetLife’s independent auditor for 2017 (Proposal 2), to approve the advisory vote to approve the compensation paid to the Company’s Named Executive Officers (Proposal 3), and to approve the shareholder proposal to reduce the ownership required for shareholders to call a special meeting (Proposal 5). The results of the advisory vote on the frequency of future advisory votes to approve the compensation paid to the Company’s Named Executive Officers (Proposal 4) will reflect all of the votes cast for each alternative presented, including any abstentions. The alternative receiving the most votes cast will receive a plurality of the votes cast.

Tabulation of abstentions and Broker Non-Votes

If a shareholder abstains from voting as to the election of Directors (Proposal 1), the ratification of the appointment of Deloitte as MetLife’s independent auditor for 2017 (Proposal 2), the approval of the advisory vote to approve the compensation paid to the Company’s Named Executive Officers (Proposal 3), the advisory vote on the frequency of future advisory votes (Proposal 4), or the shareholder proposal to reduce the ownership required for shareholders to call a special meeting (Proposal 5), the shareholder’s Shares will not be counted as voting for or against that matter or, in the case of Proposal 4, any of the alternatives.

If you are a beneficial owner whose Shares are held in street name and you do not submit voting instructions to your broker, your broker may generally vote your Shares in its discretion on routine matters. Proposal 2 is considered routine and may be voted upon by your broker if you do not submit voting instructions. However, brokers do not have the discretion to vote their clients’ Shares on non-routine matters, unless the broker receives voting instructions from the beneficial shareholder. Proposals 1, 3, 4 and 5 are considered non-routine matters. Consequently, if your Shares are held in street name, you must provide your broker with instructions on how to vote your Shares in order for your Shares to be voted on these proposals. If a broker does not cast a vote as to Proposal 1, Proposal 3, Proposal 4 or Proposal 5, the absence of a vote will have the same effect on those proposals as an abstention, and will not affect the outcome of the vote.

Quorum

To conduct business at the Annual Meeting, a quorum must be present. A quorum will be present if shareholders of record of one-third or more of the Shares entitled to vote at the meeting are present in person or are represented by proxies. Abstentions and Broker Non-Votes will be counted to determine whether a quorum is present.

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Information About the Annual Meeting, Proxy Voting, and Other Information

Proposal		Vote Required	Effect of Abstentions	Effect of Broker Non-Votes

1.	Election of 11 Directors to one-year terms	Majority of Shares voted(1)	No effect	No effect
2.	Ratification of the appointment of Deloitte & Touche LLP as MetLife’s independent auditor for 2017	Majority of Shares voted	No effect	Not applicable
3.	Advisory (non-binding) vote to approve compensation paid to the Company’s Named Executive Officers	Majority of Shares voted	No effect	No effect
4.	Advisory (non-binding) vote on the frequency of future advisory votes to approve the compensation paid to the Company’s Named Executive Officers	Plurality of Shares voted	Vote Reflected in Results	No effect
5.	Shareholder proposal to reduce the ownership required for shareholders to call a special meeting	Majority of Shares voted	No effect	No effect

1	See “Vote required to elect Directors” on page 102.

Inspector of Election and confidential voting.

The Board of Directors has appointed IVS Associates, Inc. Inspector of Election at the Annual Meeting. The Company’s By-Laws provide for confidential voting.

Directors’ attendance at annual meetings of shareholders

Directors are expected to attend annual meetings of shareholders, and 10 out of 12 Directors serving at that time attended MetLife’s 2016 annual meeting of shareholders.

Cost of soliciting proxies for the Annual Meeting

The Company has retained Georgeson Inc. to assist with the solicitation of proxies from the Company’s shareholders of record. For these services, the Company will pay Georgeson Inc. a fee of approximately $15,000, plus expenses. The Company also will reimburse banks, brokers or other nominees for their costs of sending the Company’s proxy materials to beneficial owners. Directors, officers or other MetLife employees also may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication, but will not receive any additional compensation for such services.

Deadline for submission of shareholder proposals and nominations for the 2018 annual meeting of shareholders

Rule 14a-8 under the Exchange Act establishes the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in a public company’s proxy materials. Under the Rule, proposals submitted for inclusion in MetLife’s 2018 proxy materials must be received by MetLife, Inc. at 200 Park Avenue, New York, NY 10166, Attention: Corporate Secretary, on or before the close of business on December 28, 2017. If the Company changes this deadline, it will disclose that fact and the new deadline in a Quarterly Report on Form 10-Q or a Current Report on Form 8-K. Proposals must comply with all the requirements of Rule 14a-8.

MetLife’s By-Laws permit a shareholder, or a group of up to 20 shareholders, owning Shares continuously for at least three years representing an aggregate of at least three percent of the voting power entitled to vote in the election of Directors, to nominate and include in MetLife’s proxy materials Director nominees constituting up to the greater of two nominees or 20% of MetLife’s Board, provided that the shareholders and the Director nominees satisfy the requirements in the By-Laws. Notice of Director nominees for inclusion in the proxy materials must be received by our Corporate Secretary at the address below no earlier than the close of business on January 14, 2018 and no later than the close of business on February 13, 2018.

A shareholder may present a matter for consideration at MetLife’s 2018 annual meeting of shareholders (including any shareholder proposal not submitted under Rule 14a-8 or any Director nomination) without requesting that the matter be included in the Company’s Proxy Statement. To do so, the shareholder must deliver to the MetLife Corporate Secretary no

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earlier than the close of business on January 14, 2018 and no later than the close of business on February 13, 2018 or such other date as may be announced by the Company in accordance with its By-Laws a notice and accompanying disclosure questionnaire containing the information required by the advance notice and other provisions of the Company’s By-Laws. Copies of the By-Laws and disclosure questionnaire may be obtained by written request to MetLife, Inc., 200 Park Avenue, New York, NY 10166, Attention: Corporate Secretary. The By-Laws and disclosure questionnaire also are available on MetLife’s website at www.metlife.com/corporategovernance by selecting the appropriate category under the heading “Related Links.”

Where to find the voting results of the Annual Meeting

The Company will announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

Principal executive offices

The principal executive offices of MetLife are at 200 Park Avenue, New York, NY 10166.

Trademark Information

DOW JONES is a registered trademark of Dow Jones Trademark Holdings LLC. NATIONAL ASSOCIATION FOR FEMALE EXECUTIVES and NAFE are registered trademarks of Bonnier Working Mother Media, Inc. BLOOMBERG is a registered trademark of Bloomberg Finance One L.P. INSTITUTIONAL INVESTOR is a registered trademark of Institutional Investor, LLC. NEWSWEEK and GREEN RANKINGS are registered trademarks of Newsweek LLC. All other trademarks are the property of their respective owners.

Communications with the Company’s Directors

The Board of Directors provides procedures through which security holders may send written communications to individual Directors or the Board of Directors, and procedures through which interested parties may submit communications to the Non-Management Directors. In addition, the Audit Committee of the Board of Directors provides procedures through which interested parties may submit communications regarding accounting, internal accounting controls or auditing matters to the Audit Committee. Information about these procedures is available on MetLife’s website at www.metlife.com/corporategovernance by selecting “Corporate Conduct” and then the appropriate link under the “Corporate Conduct” section.

Forward-Looking Statements

This Proxy Statement may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “drive over time,” “become,” “transform,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified herein (including that no assurance can be given regarding the form that a separation transaction may take or the specific terms thereof or that a separation will in fact occur) and in MetLife’s most recent Annual Report on Form 10-K (the Annual Report on Form 10-K) filed with the SEC, any Quarterly Reports on Form 10-Q filed by MetLife with the SEC after the date of the Annual Report on Form 10-K under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” and other filings MetLife makes with the SEC. MetLife does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife makes on related subjects in reports to the SEC.

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MetLife’s Annual Report on Form 10-K

MetLife, Inc. will provide to shareholders without charge, upon written request, a copy of MetLife, Inc.’s Annual Report on Form 10-K (including financial statements and financial statement schedules, but without exhibits) for the fiscal year ended December 31, 2016. MetLife, Inc. will furnish to requesting shareholders any exhibit to the Form 10-K upon the payment of reasonable expenses incurred by MetLife, Inc. in furnishing such exhibit. Requests should be directed to MetLife Investor Relations, MetLife, Inc., 200 Park Avenue, New York, New York 10166 or via the Internet by going to http://investor.metlife.com and selecting “Information Requests.” The Annual Report on Form 10-K may also be accessed at http://investor.metlife.com by selecting “Financial Information,” “SEC Filings,” “MetLife, Inc. — View SEC Filings” as well as at the website of the United States Securities and Exchange Commission at www.sec.gov.

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Proposal 5 — Shareholder Proposal to Reduce the Ownership Required for Shareholders to Call a Special Meeting

PROPOSAL 5 —SHAREHOLDER PROPOSAL TO REDUCE THE OWNERSHIP REQUIRED FOR SHAREHOLDERS TO CALL A SPECIAL MEETING

The Board of Directors recommends that you vote AGAINST this proposal to reduce the ownership requirement for shareholders to call a special meeting.

Shareholder Proposal

William Steiner, 112 Abbottsford Gate, Piermont, New York, 10968, has advised that he is the beneficial owner of no less than 100 shares of voting common stock and that he intends to introduce the following resolution:

Proposal 5 — Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 15% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Dozens of Fortune 500 companies allow 10% of shares to call a special meeting and this proposal is only asking that 15% of our shares be enabled to call a special meeting. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This is important because there could be 15-months or more between annual meetings.

This proposal is particularly important because we do not have the opportunity to act by written consent. A majority of Fortune 500 companies provide for shareholders to call special meetings and to act by written consent. If our management adopts this proposal it will be one sign that management values our shareholder input.

Please vote to enhance shareholder value:

Special Shareowner Meetings — Proposal 5

Board of Directors Statement in Opposition

The Board has carefully considered the foregoing shareholder proposal and unanimously recommends a vote AGAINST it because:

•	Our By-Laws already permit shareholders owning 25% of the Company’s Shares to call a special meeting. Lowering the ownership threshold may permit a small group of shareholders to misuse this right to serve their narrow interest.

•	Convening a special shareholder meeting is very costly and time consuming. The current 25% threshold strikes the appropriate balance between giving shareholders the ability to call special meetings and protecting the Company’s resources.

•	MetLife’s overall governance framework facilitates ongoing shareholder access to the Board, which has demonstrated accountability and responsiveness.

Following our regular investor outreach in 2016, the Board proactively amended and restated the By-Laws to grant shareholders owning 25% of the Company’s Shares to call a special meeting. The Board believes that this 25% threshold best serves our shareholders’ interests by striking the right balance between giving shareholders the ability to call special meetings and protecting against the risk that a small group of shareholders could call a special meeting that addresses only a narrow agenda not favored by the majority of the shareholders. The 25% threshold observed by the Company is also the most commonly used threshold for S&P 500 companies that grant shareholders a right to call a special meeting.

Convening a special shareholder meeting is a significant undertaking that involves substantial expenses and time commitments. The Company must bear the costs associated with the preparation, printing and distribution of the legal disclosure documents and the administration of the meeting. The Board and management must also devote significant time away from business to prepare and conduct the meeting. Given such administrative and financial burden that a special meeting imposes

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Proposal 5 — Shareholder Proposal to Reduce the Ownership Required for Shareholders to Call a Special Meeting

on our Company and our shareholders, special shareholder meetings should be convened only to address pressing matters that a substantial percentage of our shareholders believe must be addressed before the next regular annual meeting.

We believe that if less than 25% of our shareholders want to call a meeting, such lack of support is a good indicator that a given matter should be handled at an annual meeting rather than at a special meeting that would impose unnecessary costs and divert management’s time and resources away from managing MetLife’s business. Lowering the threshold to 15% would mean that a small minority of shareholders, including those with special interests, can force the Company to incur significant costs and cause management distraction to call a special meeting when as much as 85% of the shareholders do not want to call a meeting. (The By-Laws also permit the Lead Director, the CEO or the majority of the Board to call a special meeting. Unlike shareholders, however, each Director is obligated to exercise fiduciary duty to all shareholders when determining whether a special meeting is necessary.) As such, the Board believes that the proposal if implemented would undermine the Company’s ability to efficiently use its resources and promote the interests of all shareholders.

Moreover, the Board believes this proposal should be evaluated in light of MetLife’s overall governance framework and the Board’s demonstrated responsiveness. Since 2015, the Board proactively amended the By-Laws to allow eligible stockholders to nominate directors for inclusion in the Company’s proxy statement and to permit shareholders to call a special meeting, both in response to investor feedback. The Board also amended the Corporate Governance Guidelines to enhance the Lead Director responsibilities, has held a shareholder say-on-pay vote annually, and remains committed to shareholder outreach.

Laws and rules applicable to the Company also afford shareholders opportunities to express their view on key corporate actions. For example, under Delaware law and NYSE rules, MetLife must submit significant matters, such as mergers and consolidations, large share issuances and equity compensation plans, to a shareholder vote. In addition, the Board has established procedures for shareholders to communicate directly with our Directors outside the annual meeting cycle, which is described on page 104 of this Proxy Statement.

In light of the existing right of MetLife’s shareholders to call a special meeting, as well as the Company’s governance framework, the Board believes this proposal is unnecessary. Furthermore, the current ownership threshold of 25% of the Company’s Shares for shareholders to call a special meeting strikes the right balance between giving shareholders the ability to call special meetings and mitigating the risk of unnecessary expenses, business disruptions and misuse of such right by small group of special interest shareholders.

Accordingly, the Board of Directors recommends that you vote AGAINST this proposal to reduce the ownership required for shareholders to call a special meeting.

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Appendix A – Compensation Discussion and Analysis Supplementary Information

APPENDIX A — COMPENSATION DISCUSSION AND ANALYSIS SUPPLEMENTARY INFORMATION

Comparator Group and MetLife Revenues, Total Assets and Market Capitalization

Comparator Group Company	Revenues(1)(3)	Total Assets(1)(4)	Market Capitalization(2)(4)

Aflac Incorporated	$ 22,559	$ 129,819	$ 28,404
American International Group, Inc.	$ 52,367	$ 498,264	$ 67,082
The Allstate Corporation	$ 36,534	$ 108,610	$ 27,294
American Express Company(6)	$ 32,119	$ 158,893	$ 67,802
AXA S.A.(5)(7)	$133,746	$ 937,422	$ 61,301
Bank of America Corporation(6)	$ 83,701	$2,187,702	$223,322
Citigroup Inc.(6)	$ 69,875	$1,792,077	$169,359
The Hartford Financial Services Group, Inc.	$ 18,300	$ 223,432	$ 17,999
HSBC Holdings plc(5)(6)	$ 47,966	$2,374,986	$159,641
JPMorgan Chase & Co.(6)	$ 95,668	$2,490,972	$308,768
Manulife Financial Corporation(5)(8)	$ 39,469	$ 533,304	$ 35,181
Morgan Stanley(6)	$ 34,631	$ 814,949	$ 79,127
Prudential Financial, Inc.	$ 58,779	$ 783,962	$ 44,746
Sun Life Financial Inc.(5)(8)	$ 21,144	$ 191,096	$ 23,563
The Travelers Companies, Inc.	$ 27,625	$ 100,245	$ 34,774
U.S. Bancorp(6)	$ 21,308	$ 445,964	$ 87,312
Wells Fargo & Company(6)	$ 88,267	$1,930,115	$276,779
MetLife	$ 63,476	$ 898,764	$ 59,232

1	Source (other than AXA S.A.): 2016 Annual Reports on Forms 10-K, 20-F, or 40-F as applicable. Source for AXA S.A.: 2016 Annual Report.

2	Source: Bloomberg.

3	Amounts in millions for fiscal year ended December 31, 2016.

4	Amounts in millions as of December 31, 2016.

5	Amounts reported for “Revenues and “Total Assets” under International Financial Reporting Standards. Amount reported for “Revenues” combines financial statement lines for Revenues and Net Investment Result for comparability to GAAP Revenues. All other companies’ information reported under GAAP.
6	For these companies with banking operations, revenues are shown net of the interest expense associated with deposits, short-term borrowings, trading account liabilities, long-term debt, etc. This is consistent with the presentation in each company’s financial statements.

7	Amounts converted from Euros at €1 = U.S.$1.05, the exchange rate as of December 31, 2016.

8	Amounts converted from Canadian dollars at CAD1 = U.S.$0.74, the exchange rate as of December 31, 2016.

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Appendix A – Compensation Discussion and Analysis Supplementary Information

AVIP Performance Funding Level and 2016 Calculation

The calculation has the following features:

•	Operating Earnings is adjusted to eliminate the impact (if any) of variable investment income on an after-tax basis that was higher or lower than the Business Plan goal by 10% or more (Adjusted AVIP Operating Earnings).

•	For each one percent deviation in Adjusted AVIP Operating Earnings within three percent above or below Business Plan, the AVIP Performance Funding Level moves one percent up or down. For each one percent deviation outside of that three percent corridor, the Performance Funding Level moves 2.5% up or down, to a threshold funding level of 50% or maximum funding level of 150%.

•	If Adjusted AVIP Operating Earnings were less than 50% of the Business Plan Goal, the Committee would expect to set the AVIP Performance Funding Level at zero – generating no funds for AVIP awards.

The Company’s Adjusted AVIP Operating Earnings produced the AVIP Performance Funding Level and resulting amount available for all AVIP awards for 2016 shown below.

($ in millions)

Operating Earnings(1)	$5,790
Add shortfall of variable investment income, to the extent more than 10% lower than the Business Plan target	$35
Sum is Adjusted AVIP Operating Earnings	$5,825
Business Plan Operating Earnings goal	$6,265
Adjusted AVIP Operating Earnings as a percentage of Business Plan Operating Earnings goal	93%
AVIP Performance Funding Level (for Adjusted AVIP Operating Earnings of 93% of Business Plan goal): 100%-3%-(4 x 2.5%) = 87%	87%
Total target-performance planning amount of all employees’ AVIP (the AVIP Planning Target)	$475
Total amount available for all AVIP equals AVIP Performance Funding Level times AVIP Planning Target	$413

1	The 2016 results of Operating Earnings have been adjusted to exclude Separation costs of $232 million, net of income tax, and certain non-cash charges of $469 million, net of income tax. The Compensation Committee determined to so adjust Operating Earnings for this purpose. See “Annual Incentive Awards” on page 58.

2017 Proxy Statement	A-2

Appendix A – Compensation Discussion and Analysis Supplementary Information

Performance Share Performance Factor

	Operating ROE Performance as a Percentage of Business Plan Goal	Performance Factor

Below Threshold	0-79%	0%
Threshold	80%	25%
Target	100%	100%
Maximum	120%	175%
Above Maximum	121%+	175%

	TSR Performance as a Percentile of Peers	Performance Factor

Below Threshold	0-24th %ile	0%
Threshold	25th %ile	25%
Target	50th %ile	100%
Maximum	87.5th %ile	175%
Above Maximum	87.6th-99th %ile	175%

If the Company’s TSR for the performance period is zero or negative, the Committee intends to cap the entire performance factor at 100%.

Performance Share TSR Comparators

•  Aegon N.V.

•  Aflac Incorporated

•  AIA Group Limited

•  Allianz SE

•  The Allstate Corporation

•  American International Group, Inc.

•  Assicurazioni Generali S.p.A.

•  Aviva PLC

•  AXA S.A.

•  The Dai-ichi Life Insurance Company, Limited

•  The Hartford Financial Services Group Inc.

•  Legal & General Group PLC

•  Lincoln National Corporation

•  Manulife Financial Corporation

•  Ping An Insurance (Group) Company of China, Ltd.

•  Principal Financial Group, Inc.

•  Prudential Financial, Inc.

•  Prudential plc

•  The Travelers Companies, Inc.

•  Unum Group

•  Zurich Financial Services AG

2017 Proxy Statement	A-3

Appendix B – Non-GAAP and Other Financial Disclosures

APPENDIX B – NON-GAAP AND OTHER FINANCIAL DISCLOSURES

Any references in this Proxy Statement (except in this section and the tables that accompany this section) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;

(ii)	operating earnings;	(ii)	operating earnings available to common shareholders;

(iii)	operating earnings per share;	(iii)	operating earnings available to common shareholders per diluted common share;

(iv)	book value per share;	(iv)	book value per common share, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustment (FCTA);

(v)	premiums, fees and other revenues;	(v)	premiums, fees and other revenues (operating);

(vi)	operating return on equity; and	(vi)	operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA; and

(vii)	operating tangible return on equity	(vii)	operating return on MetLife, Inc.’s tangible common stockholders’ equity.

In this Proxy Statement, MetLife presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	operating premiums, fees and other revenues	(i)	premiums, fees and other revenues

(ii)	operating earnings available to common shareholders	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders

(iii)	operating earnings available to common shareholders on a constant currency basis	(iii)	net income (loss) available to MetLife, Inc.’s common shareholders

(iv)	operating earnings available to common shareholders, adjusted for total Notable Items	(iv)	net income (loss) available to MetLife, Inc.’s common shareholders

(v)	operating earnings available to common shareholders, adjusted for total Notable Items, on a constant currency basis	(v)	net income (loss) available to MetLife, Inc.’s common shareholders

(vi)	operating earnings available to common shareholders per diluted common share	(vi)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share

(vii)	operating return on equity	(vii)	return on equity

(viii)	MetLife, Inc.’s tangible common stockholders’ equity	(viii)	MetLife, Inc.’s stockholders’ equity

(ix)	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA	(ix)	MetLife, Inc.’s stockholders’ equity

(x)	free cash flow of all holding companies	(x)	MetLife, Inc.’s net cash provided by (used in) operating activities

2017 Proxy Statement	B-1

Appendix B – Non-GAAP and Other Financial Disclosures

Reconciliations of these non-GAAP measures to the most directly comparable historical GAAP measures are included in this section. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures is not accessible on a forward-looking basis because we believe it is not possible without unreasonable efforts to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income.

MetLife’s definitions of the various non-GAAP and other financial measures discussed in this Proxy Statement may differ from those used by other companies:

Operating earnings and related measures:

•	operating earnings;

•	operating earnings available to common shareholders;

•	operating earnings available to common shareholders on a constant currency basis;

•	operating earnings available to common shareholders, adjusted for total Notable Items;

•	operating earnings available to common shareholders, adjusted for total Notable Items, on a constant currency basis; and

•	operating earnings available to common shareholders per diluted common share.

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, operating earnings is also MetLife’s GAAP measure of segment performance. Operating earnings and other financial measures based on operating earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Operating earnings and other financial measures based on operating earnings allow analysis of our performance relative to our business plan and facilitate comparisons to industry results.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses

These financial measures, along with the related operating premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and divested businesses and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife and are referred to as divested businesses. In addition, for the year ended December 31, 2016, operating revenues and operating expenses exclude the financial impact of converting MetLife’s Japan operations to calendar-year end reporting without retrospective application of this change to prior periods and is referred to as lag elimination. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to revenues, in the line items indicated, in calculating operating revenues:

•	Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•

Net investment income: (i) includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked

2017 Proxy Statement	B-2

Appendix B – Non-GAAP and Other Financial Disclosures

investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to expenses, in the line items indicated, in calculating operating expenses:

•	Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•	Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of deferred policy acquisition costs (DAC) and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition, integration and other costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.

The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from the Company’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

Return on equity, allocated equity, tangible equity and related measures:

•	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

•	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, adjusted for total Notable Items.

•	Operating return on MetLife, Inc.‘s common stockholders’ equity, excluding AOCI other than FCTA: operating earnings available to common shareholders divided by MetLife, Inc.‘s average common stockholders’ equity, excluding AOCI other than FCTA.

•	Operating return on MetLife, Inc.‘s common stockholders’ equity: operating earnings available to common shareholders divided by MetLife, Inc.‘s average common stockholders’ equity.

•	Return on MetLife, Inc.‘s common stockholders’ equity, excluding AOCI other than FCTA: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.‘s average common stockholders’ equity, excluding AOCI other than FCTA.

•	Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•

Allocated equity: portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the

2017 Proxy Statement	B-3

Appendix B – Non-GAAP and Other Financial Disclosures

purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.

•	Operating return on allocated equity: operating earnings available to common shareholders divided by allocated equity.

•	Return on allocated equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by allocated equity.

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, we do not plan to sell most investments for the sole purpose of realizing gains or losses. Also refer to the utilization of operating earnings and other financial measures based on operating earnings mentioned above.

•	MetLife, Inc.’s tangible common shareholders’ equity or tangible equity: MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.

•	MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total Notable Items.

•	Operating return on MetLife, Inc.‘s tangible common stockholders’ equity: operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.‘s average tangible common stockholders’ equity.

•	Return on MetLife, Inc.’s tangible common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders, excluding goodwill impairment and amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.‘s average tangible common stockholders’ equity.

•	Operating return on allocated tangible equity: operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

•	Return on allocated tangible equity: net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

The above measures are, when considered in conjunction with regulatory capital ratios, a measure of capital adequacy.

The following additional information is relevant to an understanding of MetLife’s performance results:

•	Operating expense ratio: calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

•	Statistical sales information for Asia is calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•	All comparisons on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and are applied to each of the comparable periods.

•

Asymmetrical and non-economic accounting refer to: (i) the portion of net derivative gains (losses) on embedded derivatives attributable to the inclusion of MetLife’s credit spreads in the liability valuations, (ii) hedging activity that generates net derivative gains (losses) and creates fluctuations in net income because hedge accounting cannot be achieved and the item being hedged does not a have an offsetting gain or loss recognized in earnings, (iii) inflation-indexed benefit adjustments associated with contracts

2017 Proxy Statement	B-4

Appendix B – Non-GAAP and Other Financial Disclosures

backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, and (iv) impact of changes in foreign currency exchange rates on the re-measurement of foreign denominated unhedged funding agreements and financing transactions to the U.S. dollar and the re-measurement of certain liabilities from non-functional currencies to functional currencies. MetLife believes that excluding the impact of asymmetrical and non-economic accounting from total GAAP results enhances investor understanding of MetLife’s performance by disclosing how these accounting practices affect reported GAAP results.

•	MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual operating earnings available to common shareholders.

2017 Proxy Statement	B-5

Appendix B – Non-GAAP and Other Financial Disclosures

	2016		2015
	($ in millions, except per share data)
Total Company—Reconciliation of Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders to Operating Earnings Available to Common Shareholders
Net income (loss) available to MetLife, Inc.’s common shareholders	$697	$0.63	$5,152	$4.57
Adjustments from net income (loss) available to MetLife, Inc.’s common shareholders to operating earnings available to common shareholders:
Less: Net investment gains (losses)	171	0.15	597	0.53
Less: Net derivative gains (losses)	(6,760)	(6.10)	38	0.03
Less: Goodwill impairment	(260)	(0.23)	—	—
Less: Other adjustments to continuing operations	80	0.07	(1,091)	(0.96)
Less: Provision for income tax (expense) benefit	2,381	2.15	178	0.16
Add: Net income (loss) attributable to noncontrolling interests	4	—	12	0.01
Add: Preferred stock repurchase premium	—	—	42	0.04

Operating earnings available to common shareholders(1)(2)	$5,089	$4.59	$5,484	$4.86
Less: Total Notable Items	(974)	(0.88)	(898)	(0.80)

Operating earnings available to common shareholders, adjusted for total Notable Items	$6,063	$5.47	$6,382	$5.66

Weighted average common shares outstanding—diluted (In millions)		1,108.5		1,128.3

Asia—Operating Earnings Available to Common Shareholders
Operating earnings available to common shareholders	$1,242		$1,380
Less: Total Notable Items	(79)		36

Operating earnings available to common shareholders, adjusted for total Notable Items	$1,321		$1,344

Operating earnings available to common shareholders on a constant currency basis	$1,242		$1,426
Operating earnings available to common shareholders, adjusted for total Notable Items, on a constant currency basis	$1,321		$1,390

Total Company—Premiums, Fees and Other Revenues
Total premiums, fees and other revenues	$50,118		$50,035
Less: Unearned revenue adjustments	28		5
Less: GMIB fees	411		382
Less: Settlement of foreign currency earnings hedges	4		(37)
Less: Divested businesses and lag elimination(3)	497		4

Total operating premiums, fees and other revenues	$49,178		$49,681

Return on Equity
Return on MetLife, Inc.’s:
Common stockholders’ equity	1.0%		7.5%
Common stockholders’ equity, excluding AOCI other than FCTA	1.2%		9.1%
Tangible common stockholders’ equity(4)	1.6%		11.2%
Operating return on MetLife, Inc.’s:
Common stockholders’ equity	7.1%		8.0%
Common stockholders’ equity, excluding AOCI other than FCTA	8.9%		9.7%
Tangible common stockholders’ equity(4)	10.8%		11.9%

Asia Return on Equity
Return on allocated equity	12.6%		15.7%
Return on allocated tangible equity(5)	21.7%		26.9%
Operating return on allocated equity	11.2%		12.0%
Operating return on allocated tangible equity(5)	19.4%		20.6%

2017 Proxy Statement	B-6

Appendix B – Non-GAAP and Other Financial Disclosure

	2016	2015
	($ in millions, except per share data)

Book Value(6)
Book value per common share	$59.56	$60.00
Less: Net unrealized investment gains (losses), net of income tax	11.53	10.72
Less: Defined benefit plans adjustment, net of income tax	(1.80)	(1.87)

Book value per common share, excluding AOCI other than FCTA(7)	$49.83	$51.15

Common shares outstanding, end of period (In millions)	1,095.5	1,098.0

MetLife, Inc.’s Common Stockholders’ Equity
Total MetLife, Inc.’s stockholders’ equity	$67,309	$67,949
Less: Preferred stock	2,066	2,066

MetLife, Inc.’s common stockholders’ equity	65,243	65,883
Less: Net unrealized investment gains (losses), net of income tax	12,631	11,773
Less: Defined benefit plans adjustment, net of income tax	(1,972)	(2,052)

Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA	54,584	56,162
Less: Goodwill, net of income tax	9,112	9,314
Less: VODA and VOCRA, net of income tax	404	494

Total MetLife, Inc.’s tangible common stockholders’ equity (excludes AOCI other than FCTA)	$45,068	$46,354

Average common stockholders’ equity	$71,634	$68,674
Average common stockholders’ equity, excluding AOCI other than FCTA	$57,291	$56,412
Average tangible common stockholders’ equity (excludes AOCI other than FCTA)	$47,412	$46,346

Asia Equity
Allocated equity	$11,045	$11,509
Allocated tangible equity	$6,431	$6,708

1	The 2016 results of operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share and operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, include certain non-cash charges totaling $469 million, net of income tax, and Separation costs of $232 million, net of income tax. Excluding these items, these results would be $5,790 million, $5.22 and 9.9%, respectively. See “Highlights of 2016 Business Results” on page 43 for additional information.

2	The 2015 results of operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share and operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, include a non-cash charge of $792 million, net of income tax, related to an uncertain tax position. Excluding this charge, these results would have been $6,276 million, $5.56 and 11.1%, respectively. See “Highlights of 2016 Business Results” on page 43 for additional information.

3	For the year ended December 31, 2016, divested businesses and lag elimination includes adjustments related to the financial impact of converting MetLife’s Japan operations to calendar year end reporting without retrospective application of this change to prior periods.

4	Operating earnings available to common shareholders and net income available to common shareholders, used to calculate returns on tangible equity, exclude the impact of amortization of VODA and VOCRA, net of income tax, for the years ended December 31, 2016 and 2015 of $47 million and $48 million, respectively.

5	Operating earnings available to common shareholders and net income available to common shareholders, used to calculate returns on allocated tangible equity, exclude the impact of amortization of VODA and VOCRA, net of income tax, for both years ended December 31, 2016 and 2015 of $4 million.

6	Book value excludes $2,066 million of equity related to preferred stock at both December 31, 2016 and 2015.

7	The 2015 result of book value per common share, excluding AOCI other than FCTA, includes a non-cash charge of $792 million, net of income tax, related to an uncertain tax position. Excluding this charge, the result would have been $51.87. See “Highlights of 2016 Business Results” on page 43 for additional information.

2017 Proxy Statement	B-7

Appendix B – Non-GAAP and Other Financial Disclosure

	2014	2013	2012
	($ in millions)
Total Company—Reconciliation of Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders to Operating Earnings Available to Common Shareholders
Net income (loss) available to MetLife, Inc.’s common shareholders	$6,187	$3,246	$1,202
Adjustments from net income (loss) available to MetLife, Inc.’s common shareholders to operating earnings available to common shareholders:
Less: Net investment gains (losses)	(197)	161	(352)
Less: Net derivative gains (losses)	1,317	(3,239)	(1,919)
Less: Goodwill impairment	—	—	(1,868)
Less: Other adjustments to continuing operations	(1,376)	(1,597)	(2,492)
Less: Provision for income tax (expense) benefit	(87)	1,683	2,174
Less: Income (loss) from discontinued operations, net of income tax	(3)	2	48
Add: Net income (loss) attributable to noncontrolling interests	27	25	38

Operating earnings available to common shareholders	$6,560	$6,261	$5,649

	2016	2015	2014	2013	2012
	($ in billions)
Reconciliation of Net Cash Provided by Operating Activities of MetLife, Inc. to Free Cash Flow of All Holding Companies
MetLife, Inc. (parent company only) net cash provided by operating activities	$3.7	$1.6	$2.6	$1.9	$2.6
Adjustments from net cash provided by operating activities to free cash flow:
Add: Incremental debt to be at or below target leverage ratios	—	1.8	0.4	—	—
Add: Remaining adjustments from net cash provided by operating activities to free cash flow(1)	(2.3)	0.1	(0.3)	0.2	(1.5)

MetLife, Inc. (parent company only) free cash flow	1.4	3.5	2.7	2.1	1.1
Other MetLife, Inc. holding companies free cash flow(2)	1.0	0.5	0.2	0.1	0.4

Free cash flow of all holding companies(3)	$2.4	$4.0	$2.9	$2.2	$1.5

Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.’s common shareholders:
MetLife, Inc. (parent company only) net cash provided by operating activities	$3.7	$1.6	$2.6	$1.9	$2.6
Consolidated net income (loss) available to MetLife, Inc.’s common shareholders(3)	$0.7	$5.2	$6.2	$3.2	$1.2
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.’s common shareholders(3)(4)	538%	31%	42%	57%	218%
Ratio of free cash flow to operating earnings available to common shareholders:
Free cash flow of all holding companies(5)	$2.4	$4.0	$2.9	$2.2	$1.5
Consolidated operating earnings available to common shareholders(5)	$5.1	$5.5	$6.6	$6.3	$5.6
Ratio of free cash flow of all holding companies to consolidated operating earnings available to common shareholders(5)	48%	73%	44%	36%	26%

1	Remaining adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; and (iv) investment portfolio and derivatives changes and other, net.

2	Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions from MetLife, Inc.; (iii) capital contributions to subsidiaries; (iv) repayments on and (issuances of) loans to subsidiaries, net; (v) other expenses; and (vi) investment portfolio changes and other, net.

3	Consolidated net income (loss) available to MetLife, Inc.’s common shareholders for 2016 includes Separation-related costs of $0.07 billion, net of income tax. Excluding this amount from the denominator of the ratio, this ratio, as adjusted, would be 487%. Consolidated net income (loss) available to MetLife, Inc.’s common shareholders for 2015 includes a non-cash charge of $0.8 billion, net of income tax, related to an uncertain tax position. Excluding this charge from the denominator of the ratio, this ratio, as adjusted, would be 27%.

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Appendix B – Non-GAAP and Other Financial Disclosure

4	Including the free cash flow of other MetLife, Inc. holding companies of $1.0 billion, $0.5 billion and $0.2 billion for the years ended December 31, 2016, 2015 and 2014, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 681%, 40% and 46%, respectively. Including the free cash flow of other MetLife, Inc. holding companies in the numerator of the ratio and excluding the Separation-related costs and uncertain tax position non-cash charge from the denominator of the ratio, this ratio, as adjusted, would be 617% and 35% for the years ended December 31, 2016 and 2015, respectively.

5	In 2016, we incurred $2.3 billion of Separation-related items which reduced our holding companies’ liquid assets, as well as our free cash flow. Excluding these Separation-related items, adjusted free cash flow would be $4.7 billion for the year ended December 31, 2016. Consolidated operating earnings available to common shareholders for 2016 was negatively impacted by Notable Items, primarily related to the actuarial assumption review and other insurance adjustments, of $1.0 billion, net of income tax, and Separation-related costs of $0.02 billion, net of income tax. Excluding the Separation-related items, which reduced free cash flow, from the numerator of the ratio and excluding such Notable Items and Separation-related costs negatively impacting consolidated operating earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2016 would be 77%. Consolidated operating earnings available to common shareholders for 2015 includes a non-cash charge of $0.8 billion, net of income tax, related to an uncertain tax position. Excluding this charge from the denominator of the ratio, the adjusted free cash flow ratio for 2015 would be 63%.

2017 Proxy Statement	B-9

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Voting Instructions

Electronic Voting available 24 hours a day, 7 days a week!

Instead of mailing your Proxy Card/Voting Instruction Form, you may choose one of the other voting methods outlined below to vote your Proxy Card/Voting Instruction Form.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•  Follow the instructions provided by the recorded message

Vote by Internet

•  Go to www.investorvote.com/MET

•  Or scan the QR code with your smartphone

•  Follow the steps outlined on the secure website

Vote by mail

•	To vote by mail, mark, sign and date your Proxy Card/Voting Instruction Form and return it in the enclosed postage-paid envelope.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

B	Proposals — The following items are more fully described in the Proxy Statement accompanying this card. The Board of Directors has proposed and recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3, and for ONE (1) YEAR in Proposal 4. The Board of Directors recommends a vote AGAINST Proposal 5.

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

01 - Cheryl W. Grisé	☐	☐	☐	05 - Steven A. Kandarian	☐	☐	☐	09 - James M. Kilts	☐	☐	☐

02 - Carlos M. Gutierrez	☐	☐	☐	06 - Alfred F. Kelly, Jr.	☐	☐	☐	10 - Catherine R. Kinney	☐	☐	☐

03 - David L. Herzog	☐	☐	☐	07 - Edward J. Kelly, III	☐	☐	☐	11 - Denise M. Morrison	☐	☐	☐

04 - R. Glenn Hubbard, Ph.D.	☐	☐	☐	08 - William E. Kennard	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain
2. Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor for 2017		☐	☐	☐	5. Shareholder Proposal to Reduce the Ownership Required for Shareholders to Call a Special Meeting	☐	☐	☐
3. Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers		☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation Paid to the Company’s Named Executive Officers	☐	☐	☐	☐

C	Authorized Signatures — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS B AND C ABOVE. PLEASE COMPLETE SECTION A ON THE OTHER SIDE OF THE CARD IF APPLICABLE.

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO CAST YOUR VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Common Shareholders - Internet and telephone voting are available through 11:59 PM Eastern Time, June 12, 2017.

Proxy Cards submitted by common shareholders who vote by mail must be received prior to the 2017 Annual Meeting.

MetLife and New England Employee Benefit Plan Participants - Internet and telephone voting are available through 6:00 PM Eastern Time, June 9, 2017.

Voting Instruction Forms submitted by plan participants who vote by mail must be received by 6:00 PM, Eastern Time, June 9, 2017.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card/Voting Instruction Form.

Please see reverse for instructions on voting by Internet, telephone or mail.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement, Annual Report and Chairman’s Letter are available at http://investor.metlife.com.

Common shareholders may consent to receive MetLife, Inc.’s Annual Reports to Shareholders, Proxy Statement and other shareholder communications electronically at www.computershare.com/metlife.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy Card/Voting Instruction Form — MetLife, Inc.	+

Proxy solicited on behalf of the Board of Directors of MetLife, Inc. for the 2017 Annual Meeting, June 13, 2017

Common Shareholders

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Card hereby appoint(s) Stephen W. Gauster and Timothy J. Ring, or either of them, each with full power of substitution, as proxies to vote all shares of MetLife, Inc. Common Stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2017 Annual Meeting and at any adjournments or postponements thereof. The proxies are authorized to vote and will vote in accordance with the specifications indicated by the shareholder(s) on the reverse of this Proxy Card. If this Proxy Card is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors of MetLife, Inc. If this Proxy Card is signed and returned, the proxies appointed thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the 2017 Annual Meeting and at any adjournments or postponements thereof.

Plan Participants

The Bank of New York Mellon is the Trustee (the “Plan Trustee”) of (i) the Savings and Investment Plan for Employees of Metropolitan Life and Participating Affiliates Trust and (ii) the New England Life Insurance Company Agents’ Retirement Plan and Trust. Each of (i) and (ii) above is referred to herein individually as a “Plan.”

As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of MetLife, Inc. Common Stock (“Shares”) that are allocated to your Plan account and shown on the reverse of this Voting Instruction Form. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this Voting Instruction Form. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 6:00 p.m., Eastern Time, June 9, 2017, to vote in accordance with the instructions.

The Plan Trustee will vote your Plan Shares in accordance with the specifications indicated by you on the reverse of this Voting Instruction Form. If the Plan Trustee does not receive your instructions by 6:00 p.m., Eastern Time, June 9, 2017, or if you sign and return this Voting Instruction Form and no specifications are indicated, the Plan Trustee will vote your Plan Shares in the same proportion as the Plan Shares for which it has received instructions. On any matters other than those described on the reverse of this Voting Instruction Form that may be presented for a vote at the 2017 Annual Meeting and any adjournments or postponements thereof, your Plan Shares will be voted in the discretion of the proxies appointed by the shareholders of MetLife, Inc.

A	Non-Voting Items		☐
Change of Address — Please print new address below.		Meeting Attendance
Mark box to the right if
you plan to attend the
Annual Meeting.
(Continued and to be marked, dated and signed, on the other side)

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS B AND C ON THE OTHER SIDE OF THE CARD. PLEASE COMPLETE SECTION A ABOVE IF APPLICABLE	+

Meeting Information

Meeting Type:	Annual Meeting
For holders as of:	April 14, 2017
Date:	June 13, 2017
Time:	2:30 p.m. Eastern Time

Location:	MetLife, Inc.
200 Park Avenue
New York, New York 10166

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. You may view the proxy materials online at http://investor.metlife.com, scan the QR code on the reverse side, or easily request a paper copy (see below).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See below to obtain proxy materials and the reverse side for voting instructions.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 13, 2017.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. NOTICE AND PROXY STATEMENT          2. ANNUAL REPORT          3. CHAIRMAN’S LETTER

How to View Online:

Have the information that is printed in the shaded bar above and visit: http://investor.metlife.com, or scan the QR code.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make current and future delivery requests.

1) BY INTERNET:	www.investorvote.com/MET
2) BY TELEPHONE:	1-866-641-4276
3) BY E-MAIL*:	investorvote@computershare.com

*	If requesting materials by e-mail, please send to investorvote@computershare.com with “Proxy Materials MetLife” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar above, and state in the e-mail that you want a paper or e-mail copy of the current meeting materials. You can also state your preference to receive a paper or e-mail copy for future meetings.

Please make the request as instructed above on or before May 30, 2017 to facilitate timely delivery.

C  O  Y

02B8YH

How To Vote Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. The directions to the location of the 2017 Annual Meeting are available at http://investor.metlife.com.

Vote By Internet: To vote by Internet, go to www.investorvote.com/MET or from a smart phone, scan the QR code above. Have the information that is printed in the shaded bar located on the reverse side available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a Proxy Card/Voting Instruction Form.

Vote By Telephone: Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. Follow the instructions provided by the recorded message.

Voting Items

The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3, and for ONE (1) YEAR in Proposal 4.

1. Election of Directors

    Nominees:

01 - Cheryl W. Grisé

02 - Carlos M. Gutierrez

03 - David L. Herzog

04 - R. Glenn Hubbard, Ph.D.

05 - Steven A. Kandarian

06 - Alfred F. Kelly, Jr.

07 - Edward J. Kelly, III

08 - William E. Kennard

09 - James M. Kilts

10 - Catherine R. Kinney

11 - Denise M. Morrison

2. Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor for 2017

3. Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers

4. Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation Paid to the Company’s Named Executive Officers

The Board of Directors recommends a vote AGAINST Proposal 5.

5. Shareholder Proposal to Reduce the Ownership Required for Shareholders to Call a Special Meeting

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.